As filed with the Securities and Exchange Commission on August 10, 2026.

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEARONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	3661	87-0398877
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7533 S Center View Ct. # 5311 West Jordan, Utah 84084 +1 (801) 975-7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

GKL Registered Agents of NV, Inc. 3064 Silver Sage Drive, Suite 150, Carson City, Nevada 89701, +1 (888) 682-4368
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies of communications to:

Virgil Hlus Jun Ho Song Cozen O’Connor LLP Bentall 5, 550 Burrard Street, Suite 2501 Vancouver, British Columbia V6C 2B5, Canada (604) 674-9170	Mitchell Nussbaum, Esq. Angela Dowd, Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectuses: one to be used in connection with the public offering of up to 4,285,714 units through the placement agent named on the cover page of this prospectus (the “Primary Offering Prospectus”) and one to be used in connection with the potential resale by selling stockholders of up to 2,496,162 shares of Common Stock (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Primary Offering Prospectus, except for the following principal points:

  they contain different outside and inside front covers and back covers;
  they contain different “Offering” sections in the “Prospectus Summary” section;
  they contain different “Use of Proceeds” sections;
  the “Risks Related to this Offering” section of the Primary Offering Prospectus is deleted from the Resale Prospectus;
  the “Capitalization”, “Dilution”, “Description of the Securities We are Offering” and “Legal Matters” sections of the Primary Offering Prospectus are deleted from the Resale Prospectus;
  a “Selling Stockholders” section is included in the Resale Prospectus; and
  they contain different “Plan of Distribution” sections.

The Company has included in this registration statement a set of alternate pages after the back-cover page of the Primary Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus, as compared to the Primary Offering Prospectus. The Primary Offering Prospectus will exclude the Alternate Pages and will be used for the Primary Offering. The Resale Prospectus will be substantively identical to the Primary Offering Prospectus except for the addition or substitution of the Alternate Pages.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 10, 2026

Minimum Offering: 2,857,142 Units

Maximum Offering: 4,285,714 Units

Each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock

ClearOne, Inc.

We are offering, on a best-efforts basis, a minimum of 2,857,142 units (“Units”) and a maximum of 4,285,714 Units at a price of $3.50 per Unit. Each Unit consists of one share of our common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (“Warrant”).

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The issuance of such Units may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding Common Stock or voting power immediately following the closing of the transaction. Accordingly, the Company has determined that, for purposes of complying with Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with the issuance of such securities. The Company obtained the requisite stockholder approval for purposes of Nasdaq Listing Rule 5635(d) on            , 2026. The Warrants will initially have an exercise price of $10.00 per share of Common Stock, will be exercisable immediately, and will expire six months from the date of issuance.

Our Common Stock is traded on Nasdaq under the symbol “CLRO.” On August 7, 2026, the closing price for our Common Stock, as reported on Nasdaq, was $10.17 per share. There is no established trading market for the Warrants and we do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

The Units will be offered at a fixed price and are expected to be issued in a single closing. The minimum aggregate amount of proceeds for this offering to close is $10,000,000 up to the maximum amount of $15,000,000. However, notwithstanding the foregoing, the shares of our Common Stock underlying any Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

We have engaged ThinkEquity LLC (the “Placement Agent”) to act as our exclusive Placement Agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent, the Placement Agent fees set forth in the table below and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” for more information regarding these arrangements.

Investing in the Common Stock is highly speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 to read about factors you should consider before buying our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Minimum Offering	Maximum Offering
Public offering price	$3.50	$10,000,000	$15,000,000
Placement Agent fees(1)	$0.21	$600,000	$900,000
Proceeds, before expenses, to us	$3.29	$9,400,000	$14,100,000

(1)	The Placement Agent fees shall equal 6% of the gross proceeds of the securities sold by us in this offering. The Placement Agent will receive compensation in addition to the Placement Agent fees described above. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.

The delivery to purchasers of the securities in this offering is expected to be made on or about            , 2026, subject to satisfaction of certain customary closing conditions.

ThinkEquity

The date of this prospectus is                , 2026

Cortigent

Powering brain connections to recover critical body functions.

Building a more precise machine-to-human interface for the brain.

Our neurostimulation technology incorporates a proprietary data processing unit that allows us to wirelessly control a microelectronic implant. Containing a unique array of 60 electrodes on the brain's surface, the implant can send targeted electrical signals to a specific part of the brain, intended to either deliver artificial vision or create connections to improve hand/arm movement in paralysis due to stroke.

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Applications Under Development

We have only just begun to explore the potential of our technology. As we continue to refine and expand the ways our medical devices target specific neurons and their associated functions, we will strive to help people who are afflicted with a variety of serious medical conditions.

STROKE RECOVERY
ARTIFICIAL VISION

Motor Skill Recovery after Stroke

Stimulating the motor cortex has the potential to improve muscle function in patients who have been partially paralyzed due to a stroke.

Artificial Vision

Stimulating the visual cortex is under investigation to help people suffering from profound blindness regain a sense of visual perception.

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About This Prospectus

This prospectus is a part of a registration statement on Form S-1 for the offering by us of units of our securities. You should rely only on the information contained in this prospectus. Neither we nor the Placement Agent have authorized anyone to provide you with additional information or information different from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you.

You should read this prospectus together with the additional information described below under the heading “Where You Can Find More Information” in this prospectus. We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. The information contained in this prospectus, or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of this offering, you should refer to the registration statement, including its exhibits.

As used in this prospectus, the terms “we”, “us” “our”, “ClearOne” and the “Company” refer to ClearOne, Inc., a corporation incorporated pursuant to the laws of the state of Nevada, unless otherwise specified.

Trademarks

Cortigent, Inc. (“Cortigent”) owns or has rights to its trademarks, service marks and trade names used in connection with the operation of its business, including its corporate name, logo, and website name. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but Cortigent will assert, to the fullest extent under applicable law, the rights to its trademarks, service marks and trade names.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of the common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of the common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains certain forward-looking statements. Forward-looking statements may include, but are not limited to, statements with respect to our business, strategy, operations and financial performance, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Often, but not always, forward-looking statements can be identified by the use of words and phrases such as “plans,” “expects,” “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “aims”, “seeks”, “potential”, “anticipates,” or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made and are based on various assumptions such as future business and property integrations remaining successful; favorable and stable general macroeconomic conditions, securities markets, legislation, taxation, controls, regulations and political or economic developments; and the ability to continue raising the necessary capital to finance operations. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, such matters as:

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  general business, economic, competitive, political and social uncertainties;
  significant capital requirements;
  dependence on key personnel and third-party relationships;
  the impact of any infringement actions or other litigation brought against us;
  competition from other providers and products;
  our ability to develop and commercialize products and services;
  changes in government regulation;
  our ability to complete capital raising transactions;
  Cortigent’s ability to develop commercial products, obtain necessary FDA or other regulatory marketing authorizations, and successfully market them into the U.S. and other markets;
  Cortigent’s ability to compete in its industry;
  Cortigent’s expectations regarding its financial performance, including its future anticipated revenue and costs;
  the sufficiency of Cortigent’s cash, and investments to meet its liquidity needs;
  Cortigent’s ability to attract, retain, and maintain good relations with its customers;
  Cortigent’s ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs as well as its expectations about how market trends will affect its business;
  Cortigent’s ability to stay in compliance with laws and regulations, including tax laws and U.S. Food and Drug Administration regulations, that currently apply or may become applicable to its business both in the U.S. and internationally and its expectations regarding various laws and restrictions that relate to its business;
  Cortigent’s ability to anticipate the effects of existing and developing laws and regulations, including with respect to taxation, and privacy and data protection that relate to its business;
  Cortigent’s ability to effectively manage its growth and maintain its corporate culture;
  Cortigent’s ability to identify, recruit, and retain skilled personnel, including key members of senior management;
  Cortigent’s ability to successfully identify, manage, consummate, and integrate any existing and potential acquisitions;
  Cortigent’s ability to maintain, protect, and enhance its intellectual property; and
  other factors detailed herein under “Risk Factors.”

The preceding list is not intended to be an exhaustive list of all forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, duly considering all information currently available to us. These statements are only predictions based on our current expectations and forecasts about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. There are important factors that could cause our actual results, levels of activity, performance, or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this prospectus. These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Furthermore, new risks and uncertainties emerge from time-to-time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Each forward-looking statement speaks only as of the date of the particular statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

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Industry and Other Data

Each of ClearOne and Cortigent obtained the industry, market and competitive position data in this prospectus from their respective internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Information that is based on estimates, forecasts, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information based on various factors, including those discussed in “Risk Factors.”

Prospectus Summary

Overview and Corporate History

ClearOne was incorporated in Utah in 1983 and reincorporated in Delaware in 2018. Effective April 22, 2026, we reincorporated from Delaware to Nevada. Our Common Stock is listed on Nasdaq under the symbol “CLRO.”

Historically, we were a global provider of conferencing, collaboration, and AV streaming solutions for voice and visual communications. Following the October 24, 2025 disposition of substantially all operating assets and intellectual property to Biamp Systems, LLC (“Biamp”), we no longer manufacture or sell products. Our continuing operations are now limited to (i) fulfilling warranty and technical support obligations for legacy products, (ii) maintaining public-company compliance and governance, (iii) collecting accounts receivable and recovering prepaid assets and (iv) evaluating and pursuing strategic alternatives, including potential mergers or other transactions intended to maximize stockholder value.

The Merger

On July 1, 2026, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among ClearOne, CLRO Merger Sub, Inc., a wholly-owned subsidiary of ClearOne (“Merger Sub”), Vivani Medical, Inc. (“Vivani”), and Cortigent, a wholly owned subsidiary of Vivani, pursuant to which, subject to the satisfaction or waiver of certain conditions, including the Financing (as defined herein), Merger Sub will merge with and into Cortigent, with Cortigent surviving as a wholly-owned subsidiary of ClearOne (the “Merger” or the “Transaction”). Post-Merger, ClearOne is referred to as the “Combined Company”.

The completion of the Merger is subject to customary closing conditions and other conditions set forth in the Merger Agreement. There can be no assurance that the Merger, or any other contemplated transaction under the Merger Agreement will be completed on the anticipated terms, or at all. Until the closing of the Merger, ClearOne’s business will continue to consist primarily of maintaining its public-company status, complying with reporting and listing obligations, managing remaining corporate and legacy matters, and seeking to preserve available cash resources.

Information About Cortigent

Cortigent, through its predecessor Second Sight Medical Products, Inc. (“Second Sight”), is a pioneer in developing precision targeted neurostimulation systems to help patients recover critical body functions. Cortigent’s technology combines advanced neuroscience with proprietary microelectronics, software, and data processing capabilities to provide artificial vision and potentially restore muscle movement. Cortigent’s first commercial system, Argus II®, a retinal implant, was approved by the U.S. Food and Drug Administration (“FDA”) under a Humanitarian Device Exemption (“HDE”) and has provided artificial vision to hundreds of profoundly blind people who were implanted with this device. Building on this neurostimulation platform Cortigent has completed an early feasibility clinical trial to evaluate a more advanced system for artificial vision named “Orion”. Cortigent is further exploring the application of its core neurostimulation technology for accelerating the recovery of arm and hand function in patients who are partially paralyzed due to stroke. In February 2023, Cortigent held a meeting with FDA staff to commence discussions of an early feasibility clinical study in stroke victims. We believe that additional future applications of Cortigent’s platform technology may have the potential to generate substantial business growth over time. To date neither Cortigent, nor the prior operations of Second Sight Medical Products, Inc., have generated net income from sales of the now discontinued Argus II product. Cortigent will not generate revenues unless and until it completes the development of and attains the regulatory marketing approval for Orion or other neurostimulation systems under development.

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Both the Argus II and Orion devices create artificial vision by using electrical stimulation. Artificial vision does not restore normal stereoscopic vision or vision with color but rather perceptions of light and shapes requiring implantees to interpret their environment through specialized training. Artificial vision can aid in supporting basic tasks such as finding a doorway, detecting another person’s presence, following a sidewalk or locating an object. For the Argus II device, the stimulation is delivered to the surviving cells of the retina which convey the activity to the brain via the optic nerve. For the Orion device, electrical stimulation is delivered directly to the visual cortex, the region of the brain responsible for vision. The pattern of electrical stimulation corresponds to the images captured by a small video camera mounted in the center of the glasses that the patient wears and is connected to the video processing unit (“VPU”). The VPU is a battery-powered device worn by the user, typically on a belt or a strap, that sends power and stimulation commands to the implant and receives diagnostic information from the implant via the external antenna of the glasses.

Argus II users underwent surgery to implant an electrode array inside the eye on the surface of the retina and affix a small electronics case (like a metal button) and an antenna to the outer surface of the eye. A small cable traverses the eye wall, connecting the electronics case to the array. Orion users undergo cranial surgery to implant an electrode array placed on the surface of the brain on the visual cortex and have a small electronics case and an antenna implanted on the outside of the skull, but completely covered by the scalp. A small cable passes through the skull to connect the array to the electronics case. No part of the device penetrates or cuts into the brain tissue itself.

The quality of the artificial vision created by both the Argus II and Orion systems varies from patient-to-patient. The perception typically appears as a collection of up to 60 small points of light that correspond to the brightness of the different regions of the visual image detected by a camera. With scanning and repetition, patients can use their perception of the lights to construct a better understanding of their environment.

The Argus II design process began in 2004. The Argus II was a novel device that required the components to be developed internally. The Argus II feasibility study commenced in 2006.

In March 2011, the Argus II® Retinal Prosthesis System was approved for commercial use in the European Union to provide visual perception in patients with profound blindness due to retinitis pigmentosa (“RP”), a rare condition. The device was initially available in the United Kingdom, France, Germany and several other countries at a price of approximately USD $115,000. In February 2013, the FDA approved Argus II under an HDE, and in August 2013, the reimbursement price for Medicare patients was approved at approximately $150,000. More than 350 profoundly blind people around the world have received Argus II retinal implants. Many of these patients have been using their Argus implants for more than 10 years, confirming Cortigent’s high manufacturing standards and product reliability. The market opportunity for the Argus II was limited to the small number of patients who have profound blindness due to RP, and Cortigent discontinued production and marketing of the Argus system in 2019 due to resulting commercial considerations.

Cortigent designed and built its next generation system, the Orion® Visual Cortical Prosthesis System (“Orion”) to make artificial vision available to a much larger group of individuals who are blind due to a wider range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease and eye injury. The Orion system leverages over 25 years of experience in precision neurostimulation for artificial vision. It is designed to bypass the diseased or injured visual pathway and to transmit electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex to provide the perception of patterns of light. To be eligible for the Orion system, patients must be bilaterally blind with bare or no light perception. This is defined as non-measurable binocular visual acuity, or 5° or less visual field in each eye. Cortigent refers to these eligibility criteria as “profound blindness.” Cranial surgery is required to place the electrode array onto the brain’s surface; the Orion system has been designed so as not to require penetration of the brain tissue. The design process began in 2014 and required substantial changes to the Argus II implant electronics to generate higher currents with a redesigned array for implantation on the brain cortex rather than within the eye.

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Figure 1. Illustration of the Orion array implanted on the visual cortex.

In November 2017, Cortigent commenced an Early Feasibility Study of Orion (the “Orion EFS”) in six subjects who enrolled at two medical sites, the Ronald Reagan UCLA Medical Center in Los Angeles (“UCLA”) and the Baylor College of Medicine in Houston (“Baylor”). Regularly scheduled visits at both sites were paused in mid-March 2020 due to the COVID-19 outbreak; visits at UCLA resumed in September 2020 and at Baylor in December 2020. Three of the six subjects were explanted after the third year of the study. The remaining three subjects completed visits through six years. The Orion EFS ended in March 2025, and one subject had the device explanted at the end of the study. We have three-year safety data for all six subjects, and six-year safety data for three subjects:

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Orion safety data: Five subjects experienced a total of 17 adverse events (AEs) and one subject did not report any adverse events related to the device or to surgery through March 2025. One was considered a serious adverse event (“SAE”) and all other adverse events were not serious. The single SAE, a seizure, occurred about three months post-implant, was resolved safely and quickly, and did not require a hospital stay. The investigators determined that this SAE was device-related and not unexpected as it had been disclosed as a potential safety risk in the subject informed consent form. The SAE occurred as during attempt to explore the optimal treatment frequency, which is a key stimulation parameter. The SAE occurred at a specific frequency. All adverse events are evaluated by an independent medical safety monitoring (“IMSM”) committee. With the IMSM committee’s input, Cortigent thereafter kept stimulation frequencies for all subjects below the level that induced the SAE, and Cortigent has not observed any other seizures in this or any other participant. The FDA requires medical device manufacturers to follow 21 CFR 820 and maintain a Quality Management System (“QMS”). As a part of QMS, Cortigent conforms to ISO 14971, an FDA-recognized standard, to identify the hazards associated with the medical device, to estimate and evaluate the associated risks, to control these risks, and to monitor the effectiveness of the controls.

There have been no serious adverse events due to the device or surgery since June 2018. One subject chose to have the device explanted before the 36th month due to an unrelated medical condition. Two other subjects subsequently requested explantation for reasons unrelated to the device’s efficacy or safety. Cortigent’s IMSM has determined that the reasons for these explants were not related to the device or the surgery.

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Orion efficacy data: Cortigent has three-year efficacy data for five of the six original subjects (one did not participate in this assessment), and five-year efficacy data for three subjects. Cortigent assesses efficacy by looking at three measures of visual function: 1) Square localization – Orion subjects sit in front of a touch screen and are asked to touch within the boundaries of a square when it appears; 2) Direction of motion – Subjects are asked to identify the direction of the motion of a line that traverses a screen; and 3) Grating visual acuity – a measure of visual acuity that is adapted for very low vision. Five of the six original subjects completed the planned efficacy assessments at 36 months post-implant and although not part of the EFS (as defined herein) protocol, three completed these assessments at 60 months.

–	For square localization, at 36 months, five of the six original subjects remained in the study and all performed significantly better with the system turned on versus turned off. At 60 months, three of the six original subjects remained in the study and all performed significantly better.
–	For direction of motion, at 36 months, the five subjects remaining in the study all performed significantly better with the system turned on than with it turned off. At 60 months, the three subjects remaining in the study all performed significantly better with the assistance of Orion.
–	For grating visual acuity, at 36 months, two of the five subjects remaining in the study had measurable visual acuity with the system turned on compared to none with the device turned off. At 60 months, two of three remaining subjects had measurable visual acuity with the assistance of Orion, as compared to none with the system turned off.

Another efficacy measurement of day-to-day functionality and benefit is the Functional Low-Vision Observer Rated Assessment (“FLORA”). The FLORA assessments were performed by independent, third-party specialists who spent time with each of the subjects in their homes. The specialist asked each subject a series of questions and observed each subject performing 15 or more daily living tasks with the Orion system turned on and with it turned off, such as finding light sources, following a sidewalk, or sorting laundry. The specialist then determined if the system was providing a benefit, was neutral, or impaired the subject’s ability to perform these tasks. All four subjects who completed the FLORA evaluation at 36 months had positive or mildly positive results indicating that the Orion system was providing benefit. This evaluation was not performed at the 60-month timepoint. Cortigent plans to work with the FDA to gain agreement on the additional clinical studies that will be required to secure marketing approval for Orion.

The FDA categorizes electronic medical devices that are implanted as Class III. Both the Argus II and Orion are in this Class III category and require FDA approval. Class III devices face higher burdens to attain regulatory approval than Class I or Class II devices; Cortigent successfully navigated a special version of this approval process with the Argus II system. The Argus II clinical trial enrolled patients with late-stage retinitis pigmentosa, a rare disease, affecting less than four thousand Americans. This small potential market size of fewer than 8,000 individuals enabled the Argus II to qualify for an HDE, which the FDA granted in February 2013.

In November 2017, the FDA granted an Expedited Access Pathway (“EAP”) designation to the Orion system to treat individuals who are bilaterally blind due to non-cortical etiology and who are not candidates for any other commercially approved vision restoration therapy. The Breakthrough Device Program (“BDP”) subsumed the EAP program and its devices in December 2018. Breakthrough Device designations, such as granted to Orion, are intended to accelerate medical device development, assessment, and review, while preserving the statutory standards for premarket approval. In 2018, the FDA designated Orion as a Breakthrough Device. This provides Cortigent with enhanced access to guidance from FDA expert staff and, we believe, could accelerate the path to commercial approval. The process of medical device development is inherently uncertain, and no assurance can be given that this designation will increase the likelihood of Orion being approved for marketing and commercialization. The potential patient population for Orion is expected to include blindness due to most common causes, including glaucoma, diabetic retinopathy, eye trauma, optic nerve damage, and retinitis pigmentosa. According to a company-sponsored 2018 study by Fletcher Spaght Inc., there are about 82,000 Americans who could potentially benefit from the Orion system.

Cortigent is developing a platform technology with multiple potential applications: Cortigent’s current-generation miniature neurostimulation device with 60 independently controlled cortical stimulation channels, supported by reliability data from the Argus II and Orion programs, is expected to serve as a platform for targeting other conditions with high unmet medical need. Technical evaluations of potential new indications for the technology began in 2021. We believe that Cortigent’s most promising next target will be to apply cortical neurostimulation to improve recovery of arm and hand function in partially paralyzed stroke patients who are undergoing rehabilitation after stroke. This medical treatment concept is supported by evidence from clinical studies conducted by Northstar Neuroscience, Inc. in the early 2000s using a single-channel electrical stimulation device that was placed on the motor cortex, the area of the brain surface that controls hand and arm motion (the same surface area of the brain where our device will be placed). Northstar reported achieving positive patient results in its Phase 1 and Phase 2 clinical studies (Cramer 2007) but a pivotal Phase 3 study failed to achieve statistical significance at the 4-week primary endpoint. Northstar was unable to obtain FDA approval and was eventually dissolved. It has been reported that a clinical benefit was demonstrated at six months (Levy 2016). We believe that Cortigent’s 60-channel cortical stimulation device has the potential to target neuron populations more precisely and generate favorable clinical results.

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Like Orion, the Stroke Recovery System will require cranial surgery; in this case to place the electrode array on the motor cortex. Cortigent began to design the stroke system in 2022, and during February 2023, studied what could be the optimal array placement on the motor cortex of a cadaver. Cortigent has filed a National Institutes of Health (“NIH”) grant application to seek non-dilutive funding to support this program but it was not initially awarded. Cortigent plans to reapply for grant funding in 2027. In addition, in February 2023 Cortigent held a pre-submission (“Pre-Sub”) meeting with FDA staff to discuss commencing an Early Feasibility Study of the stroke recovery system. Cortigent has applied for a Breakthrough Device designation for the Stroke Recovery System in April 2023 and the FDA denied the designation in June 2023. Cortigent intends to reapply for Breakthrough Device designation once clinical data supporting this novel approach is acquired. If Cortigent fails to secure this designation, it may experience slower interactions with the FDA that could delay our projected development timelines.

Cortigent is targeting substantial revenue opportunities; there is a large addressable market: The potential patient population for Orion is expected to include blindness due to most common causes, including glaucoma, diabetic retinopathy, eye trauma, optic nerve damage, and retinitis pigmentosa. Second Sight, the predecessor to Cortigent, sponsored a U.S. market study conducted by Fletcher Spaght, Inc. in 2018, which concluded at that time that there are about 82,000 Americans who could potentially benefit from the Orion system. Based upon the results, Cortigent estimates that the total addressable market for Orion is approximately 82,000 persons in the United States, assuming the target indication is achieved, which is “profound blindness due to glaucoma, diabetic retinopathy, optic nerve injury or disease and eye injury.” Cortigent believes that about one-third of these patients could be reached by a marketing program. Cortigent may seek reimbursement similar to or higher than the $150,000 per device that was approved by the Centers for Medicare and Medicaid Services (“CMS”) for the Argus II system. Therefore, the commercial market for Orion could approximate $4 billion by the time of launch, a market that may be up to 20 times larger than for Argus II. Cortigent believes that outside the United States there are substantially more blind people who could potentially benefit from Orion (Europe, Asia, and the rest of the world).

Regarding the Stroke Recovery System, there are approximately 7.6 million living Americans who have reported a stroke in their lifetime (Tsao 2022). The commercial potential for a medical device that can improve motor function in partially paralyzed stroke victims is large. Each year, approximately 610,000 persons in the United States have a first stroke (Kissela 2012). Among the over 80% of people who survive a first stroke, the most common neurological deficit is motor weakness on one side of the body (hemiparesis), and approximately 40% of these stroke victims suffer moderate to severe motor impairment that requires special care (Gresham 1995). If Orion achieves treatment success, as to which we can make no assurance, we estimate that it could potentially benefit up to 195,000 U.S. stroke victims each year, creating a total addressable market estimated at approximately $6.0 billion by the time of system launch.

Several critical development and regulatory milestones must be accomplished in order to complete and market the Orion and Stroke Recovery Systems. Risks of failing to achieve successful clinical trials, obtaining regulatory approvals, and securing favorable product reimbursement for patients covered by Medicare and other types of insurance are material. Even with a successful trial, it could be determined that certain patient subpopulations cannot be effectively treated by our devices, which would reduce our product sales potential. The development process may take longer and be more costly than anticipated and Cortigent may not achieve reimbursement levels similar to the one received for its Argus II device or obtain other suitable reimbursement levels that Cortigent may require. Presently, Cortigent has no commercial revenues and any of these outcomes could require substantial additional funding. No assurance can be made that clinical trials will demonstrate safety and efficacy or will lead to commercial products.

Clinical trial planning: Orion EFS, completed in March 2025, was extended at Cortigent’s election to span over six years to allow for additional exploratory research to improve vision quality, for example by enhanced contrast filtering or by software modifications. The research included a new stimulation technique called “Dynamic Current Steering,” which has the potential to substantially improve visual perception if the initial results are confirmed in larger-scale studies. Cortigent is preparing to manufacture and validate new Orion devices for a planned pivotal clinical trial, which is expected to involve approximately 60 profoundly blind patients at approximately 10 U.S. trial sites. These are internal estimates and the size and scope of the Orion pivotal clinical trial, including establishment of primary endpoint(s), will depend upon further review and collaboration with the FDA. Cortigent intends to commence the potentially pivotal clinical trial in late 2027, and expects to complete the pivotal trial in late 2029. Should Cortigent meet its primary endpoint(s) and subsequently obtain FDA clearance, it expects to launch Orion in the U.S. in 2030.

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Cortigent plans to conduct a Stroke Early Feasibility Study (the “Stroke EFS”) in parallel with manufacturing of the Orion devices in late 2027. For the Stroke EFS, Cortigent anticipates manufacturing modified clinical trial devices. Cortigent anticipates a shorter time for stroke recovery subjects to reach the Stroke EFS endpoint than for Orion EFS subjects (nine months versus 12 months, respectively). Depending upon the outcomes of the Stroke EFS, Cortigent plans to commence a pivotal clinical trial for the Stroke Recovery System in early 2029. Upon further review and collaboration with the FDA, Cortigent will determine patient population size and other parameters of the Stroke Recovery System pivotal trial. Cortigent expects to complete the pivotal trial by late 2030, and if successful, commercially launch the Stroke Recovery System in 2031.

The target clinical development timelines for Orion and the Stroke Recovery System, shown in the diagram below, are subject to further discussions and collaborations with the FDA and assume that adequate financing will be available to fund the execution of clinical development programs. Clinical trials require FDA approvals and clearances. No assurance can be given that Cortigent will be able to obtain these approvals and clearances, that it will obtain approval of a marketable device or that it will be able to launch commercially successful products.

Product development pipeline targets: 1,2

1 Subject to adequate financing including proceeds of current offering and future financings.

2 The Orion and Stroke Recovery Systems are investigational devices that require FDA approval. No assurance can be made that clinical trials will demonstrate safety and efficacy or will lead to commercial products.

The timeline presented represents management’s estimate of the time required to complete each stage. No assurance can be given that these timelines will prove correct.

Intellectual property: Cortigent has amassed an extensive intellectual property estate consisting of rights (as of June 30, 2026) to 146 issued U.S. patents, 11 issued European patents (nationalized in France and Germany, or a unitary patent plus Great Britain), two pending U.S. patent applications, including a March 2023 filing covering the stroke recovery device under development, one pending European patent applications, three issued U.S. design patents and two issued European design registrations (with two corresponding issued British design registrations). Cortigent’s patent estate covers the foundational technologies invented during the development of the Argus and Orion devices with approximately 100 of Cortigent’s issued U.S. patents reaching the end of their term by the end of 2029. The remaining patent estate in the U.S. extends into 2038 and covers the core technologies of neurostimulation techniques for implantable devices and achieving implant longevity, which are integral to Cortigent’s current and future product lines, including the planned Stroke Recovery System.

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Pre-revenue company: Cortigent is a pre-revenue company with a history extending from 1998, including the history of our predecessor Second Sight, of recurring operating losses that are likely to continue for the foreseeable future. Cortigent will require substantial additional capital, including the proceeds of this offering, to continue development of its products and fund clinical trials. See “Risk Factors.” To decrease its operating expenses, Cortigent reduced its staff and currently employs five full-time persons and four consultants as of July 31, 2026. Cortigent is subject to the risks and uncertainties associated with a business with no revenue and limited cash resources that is developing novel medical devices. Cortigent’s consolidated financial statements have been prepared on a going concern basis, and Cortigent’s financial condition creates doubt as to whether it will be able to continue as a going concern. Cortigent’s future operations are dependent upon the successful completion of equity or debt financing, and the achievement of profitable operations at an indeterminate time in the future. No assurance can be given that Cortigent will be successful in achieving or maintaining profitability. Second Sight incurred operating losses and generated negative cash flows since its inception and financed its operations principally through equity investments and borrowings. As a pre-revenue company, Cortigent’s ability to generate sufficient revenues to fund operations is uncertain. For the three months ended March 31, 2026 and the fiscal years ended December 31, 2025 and 2024, Cortigent generated no revenue from operations and incurred a net loss of $0.8 million, $3.1 million and $2.2 million, respectively.

Competition: The medical device industry is characterized by a rapid evolution of technologies, significant competition and defensive positioning regarding intellectual property. While Cortigent believes that its platforms, technology, knowledge, experience, and scientific resources provides it with unique competitive advantages and a leadership position, Cortigent expects to face competition from major medical device companies, academic institutions, governmental agencies, and public and private research institutions, among others.

Cortigent is unaware of medical devices comparable to the Orion system (designed to restore certain forms of functional vision in persons who have become blind due to a broad range of causes) that have been approved by regulatory agencies in the U.S. or Europe. Other visual prosthesis companies with demonstrated technologies under development include Science Corp., which acquired certain technological assets relating to artificial vision from Pixium Vision SA. Pixium was developing the PRIMA (sub-retinal implant) in Dry-AMD patients and in 2017, announced approval for two feasibility studies and in 2020 initiated a pivotal study. In January 2024, Pixium announced the opening of judicial liquidation proceedings. Subsequently, Science Corp. acquired certain Pixium technology assets relating to artificial vision. Pivotal study results were reported in October 2025 and in July 2026, Science Corp. announced the launch of their system to treat geographic age-related macular degeneration in Europe.

Bionic Vision Technologies, based in Australia, is developing a Bionic Eye Visual Prosthesis System, and has completed a two-year feasibility study in seven patients in Australia. It has announced a partnership with Cirtec Medical in the U.S. and is believed to be planning a pivotal clinical trial.

Other companies are developing stimulation devices with electrode arrays which penetrate the brain, unlike Orion, which is placed on the brain’s surface. The Illinois Institute of Technology’s Intracortical Visual Prosthesis has been designated as a Breakthrough Device and has advanced to an early feasibility study in the U.S. To date, three patients have been implanted. A Belgian startup, ReVision Implant, has reported that it has developed a brain prosthesis designed to partially restore vision for people who have lost their sight over the past five years and that human implants for a preliminary study may occur during 2026.

Neuralink Corp. has developed a brain-computer interface device with penetrating cortical electrodes (the “N1” implant) that records and decodes neural signals and has initiated human clinical studies. In January 2024, Neuralink initiated a clinical study named PRIME (Precise Robotically Implanted Brain-Computer Interface) to evaluate safety and initial effectiveness in enabling paralyzed individuals to control external devices. Neuralink has since announced expansion of its PRIME clinical program beyond the United States, including trial sites in the United Kingdom and Canada. Neuralink has also announced a speech-related clinical program referred to as VOICE (Vocal Output Interface for Communication Enhancement) for individuals with severe and irreversible speech impairment and has announced that it received FDA Breakthrough Device Designation for a device intended to restore communication in such individuals. Based on publicly available statements, Neuralink has reported that as of June 30, 2026, it had approximately 26 participants enrolled globally in its clinical trials. Neuralink has publicly released demonstrations showing certain implanted participants using the system to control a computer interface, including cursor control and typing in home settings, and has stated that participants have accumulated thousands of cumulative device-use days. Neuralink has publicly stated that it has not observed serious device-related adverse events to date.

Several other companies are developing implanted BCI devices for recording neural signals including Synchron (intravascular electrodes), Precision Neuroscience (non-penetrating arrays), and Paradromics (penetrating electrodes); however, these technologies have not been approved or demonstrated to safely and effectively stimulate neural tissue.

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Neuralink has also announced development of a vision restoration program referred to as Blindsight™, for which it has received FDA Breakthrough Device Designation that is described as involving cortical stimulation for vision restoration. Based on publicly available information as of February 2026, Neuralink has not disclosed FDA Investigational Device Exemption (“IDE”) authorization for first-in-human cortical stimulation studies for a vision restoration implant or any other indication. In contrast, Cortigent’s development programs are focused on implantable cortical stimulation systems designed to restore vision and motor function through patterned electrical stimulation. While both recording and stimulation involve implantable neural interfaces, the underlying technology architecture, therapeutic mechanism, and clinical objectives differ, and Cortigent believes continued advancements across the broader brain-computer interface sector reflect increasing validation and momentum for implantable neurotechnology platforms.

In the field of medical device-assisted stroke rehabilitation, Mobia Medical, Inc. (formerly MicroTransponder Inc.) (Nasdaq: MOBI) sells the Vivistim® FDA-approved vagus nerve stimulator (“VNS”). The combination of VNS with traditional rehabilitation therapy is intended to assist the brain in forming the connections necessary to regain motor function. Enspire DBS Therapy, Inc. is conducting a pivotal Phase 2/3 clinical trial named Rehab with Electrical Stimulation Therapy to Optimize Rehabilitation Effect (“RESTORE”) to evaluate if Deep Brain Stimulation (“DBS”) for Stroke is safe and to help understand if Deep Brain Stimulation plus Physical Therapy (DBS + Rehab) may improve arm function in patients who continue to have significant impairment after stroke. RESTORE is planned to enroll 40 subjects in its Pilot phase and an additional 162 in its Pivotal phase and expected to be complete in June 2030. The Enspire DBS system targets stimulation of the dentate nucleus area of the cerebellum. Although these systems and Cortigent’s proposed Stroke Recovery System similarly utilize electrical stimulation, Cortigent expects that its technology has the potential to deliver more targeted direct cortical stimulation that could provide comparatively superior results.

Physical Rehabilitation Therapy is currently the standard of care for stroke. A trained physical therapist assists a patient in practicing prescribed physical movements lost due to stroke. Repetition of physical movement may help remap the neural pathways in the brain lost due to stroke. The VNS system and the system proposed by Cortigent are intended to work in combination with physical rehabilitation therapy and are not a replacement for physical rehabilitation therapy. Physical therapists also teach patients how to use mobility devices such as orthoses, prostheses, canes, walkers, wheelchairs, and in some cases, therapy includes the use of robotics.

Other approaches to address deficits in grip after stroke utilize neural recording to drive external robotics or gloves. Kandu Inc’s IpsiHand uses EEG to record and decode activity to drive a robotic handpiece exoskeleton and was granted De Novo marketing authorization by the FDA in April 2021. In April 2026, Epia Neuro announced that it will soon seek approval to implant a BCI device designed to translate brain signals into actional commands for an assistive glove to aid in grip for survivors of stroke with paralysis. In contrast to the Cortigent system, these technologies do not electrically stimulate neural tissue.

Any therapeutic candidates that Cortigent successfully develops and commercializes will compete with other vision restoration devices or currently approved therapies and new devices or therapies that may become available in the future. Cortigent’s competitors may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These early stage and more established competitors also compete with Cortigent in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and achieving patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, Cortigent’s programs. Cortigent believes the continued advancement of clinical-stage neural interface technologies by multiple companies reflects increasing validation of the underlying science and regulatory pathways, which may support broader adoption and commercialization of implantable neurostimulation systems.

Government Regulation: Government authorities in the United States, at the federal, state, and local levels, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing, and export and import of products such as those Cortigent is developing. Any medical device that Cortigent develops must be approved by the FDA before it may be legally marketed in the U.S. and marketing in other countries will require approvals by appropriate foreign regulatory agencies in such countries.

See the sections titled “Business” and “Information about Cortigent” for additional details.

Corporate Information

ClearOne was originally incorporated in the State of Utah in July 1983. We subsequently reincorporated in the State of Delaware in October 2018 and, effective April 22, 2026, reincorporated in the State of Nevada. In November 2012, we changed our name from “ClearOne Communications, Inc.” to “ClearOne, Inc.”

Our head office is located at 7533 S Center View Ct. #5311, West Jordan, Utah 84084, and our registered and records office is located at 3064 Silver Sage Drive, Suite 150, Carson City, Nevada 89701 USA. Our telephone number is (801) 975‑7200.

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THE OFFERING

Securities Offered By Us

A minimum of 2,857,142 Units up to a maximum of 4,285,714 Units at a public offering price of $3.50 per Unit. Each Unit consists of one share of Common Stock and one Warrant to purchase one share of Common Stock. On [●], 2026, our board of directors and a majority of our stockholders approved the potential issuance of the Units for purposes of compliance with applicable stockholder approval requirements, including those applicable under Nasdaq Listing Rule 5635(d), as the offering price is below the Nasdaq Minimum Price and the issuance resulted in the issuance of 20% or more of our outstanding Common Stock.

Description of the Warrants

Each Warrant is initially exercisable at a price of $10.00. The Warrants will expire six months after the date of issuance. See “Risk Factors” for more information regarding the exercisability of the Warrants. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of the Securities We are Offering” in this prospectus.

Public Offering Price of Units	$3.50 per Unit.
Common Stock to be Outstanding, if Minimum Offering is Sold	5,532,554 shares of Common Stock. (1)
Common Stock to be Outstanding, if Maximum Offering is Sold	6,961,126 shares of Common Stock.(1)
Best Efforts Offering

We have agreed to offer and sell the securities offered hereby directly to the purchasers. We have retained ThinkEquity LLC to act as our exclusive Placement Agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not required to buy or sell any specific number of the securities offered hereby. See “Plan of Distribution” beginning on page [●] of this prospectus.

Use Of Proceeds

Assuming all of the securities we are offering in this offering are sold, we estimate that our net proceeds from this offering will be approximately $13,750,000. However, this is a best efforts offering and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. The minimum aggregate amount of proceeds for this offering to close is $10,000,000 up to the maximum amount of $15,000,000.

We intend to use the net proceeds from this offering for (i) repayment of loan to First Finance Ltd., (ii) research and development studies of Orion and Stroke Recovery System, (iii) for Orion pivotal clinical trial and conversion of a prototype to market-ready device, (iv) for manufacturing and assembly of new devices and for (v) general working capital, including expenses related to the Merger. See section titled “Use of Proceeds” for more information.

Risk Factors

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” in this prospectus, as well as the other information included or incorporated by reference in this prospectus, for a discussion of factors you should carefully consider before investing in our Common Stock.

Symbol And Listing

Our shares of Common Stock are listed on Nasdaq under the symbol “CLRO”. On [●], 2026, the last reported sale price of our Common Stock on Nasdaq was $[●] per share. There are no established public trading markets for the Warrants, and we do not expect such markets to develop. We do not intend to list the Warrants on any securities exchange or other trading market.

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(1)	The number of shares of Common Stock shown above to be outstanding after this offering is based on 2,675,412 shares of Common Stock issued and outstanding on a non-diluted basis as of the date of this prospectus. In addition to the number of shares of Common Stock outstanding as of the date of this prospectus, we have reserved 4,285,714 shares of Common Stock issuable upon exercise of the Warrants.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or this prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including expenses related to the Merger. As a result, our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our Common Stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. If there are more shares of our Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of our Common Stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

You will experience immediate dilution in the net tangible book value per share of the Common Stock you purchase, and may experience additional dilution in the future.

Because the effective price per Unit being offered hereby may be higher than the net tangible book value per share of our Common Stock, you may experience dilution to the extent of the difference between the effective offering price per Unit you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Assuming the sale of 2,857,142 Units (the minimum Units being offered in this offering) at a public offering price of $3.50 per Unit and our net tangible book value as of March 31, 2026, assuming no exercises of Warrants, and after deducting the Placement Agent fees and estimated offering expenses payable by us, you will incur immediate dilution in as adjusted net tangible book value of approximately $3.08 per share. Assuming the sale of 4,285,714 Units (the maximum Units being offered in this offering) at a public offering price of $3.50 per Unit and our net tangible book value as of March 31, 2026, assuming no exercises of Warrants, and after deducting the Placement Agent fees and estimated offering expenses payable by us, you will incur immediate dilution in as adjusted net tangible book value of approximately $2.86 per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering.

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This offering may cause the trading price of our Common Stock to decrease.

The number of shares of Common Stock and Warrants we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Warrants issued in connection with the offering will have on the market price of our Common Stock from time to time, but future exercises may also result in a decrease in the market price of our Common Stock.

This is a best efforts offering, and we may not raise the maximum amount we are offering.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us. The minimum aggregate amount of proceeds for this offering to close is $10,000,000 up to the maximum amount of $15,000,000.

There is no public market for the Warrants being offered by us in this offering.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Except as otherwise set forth in the Warrants, holders of the Warrants offered hereby will have no rights as stockholders with respect to the shares of Common Stock underlying the Warrants until such holders exercise their Warrants acquire our Common Stock.

Except as otherwise set forth in the Warrants, until holders of the Warrants acquire shares of our Common Stock upon exercise thereof, such holders of the Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants, such as voting rights.

The sale or potential sale by certain selling security holders of 2,496,162 shares of Common Stock may cause the market price of our Common Stock to decline causing material losses to Investors in this Offering.

Concurrent to our registering Units to be sold in this offering, we are also registering for certain selling stockholders, 2,496,162 shares of Common Stock which they beneficially hold. These shares represent         % of the total issued and outstanding shares of Common Stock before the offering and will represent      % and          %, of the total issued and outstanding shares of Common Stock after the offering if the minimum and maximum number of Units are sold, respectively.

The sale of our Common Stock by the selling security holders could increase volatility and share selling volume in trading markets and could cause declines to the prices of the Common Stock resulting in material losses to purchasers in this offering.

Risks Related to Our Business and Industry

We will require additional financing to fund our operations and obligations, which may not be available to us on acceptable terms or at all, and our auditor has expressed substantial doubt about our ability to continue as a going concern.

As of December 31, 2025, we had approximately $0.7 million of cash and cash equivalents and restricted cash. Following the October 2025 disposition of certain operating assets and the resulting reduction in revenue-generating activities, our continuing activities primarily consist, among other things, of maintaining public company compliance and fulfilling ongoing obligations, including warranty servicing and technical support related to products sold prior to the Asset Sale (as defined herein), managing remaining assets and liabilities, and evaluating and pursuing strategic alternatives. These activities are not expected to generate revenue at levels sufficient to fund ongoing operating costs. As a result, we will require additional financing and/or the completion of one or more equity or debt financing alternatives, merger and acquisition transactions, divestiture of assets, licensing opportunities, joint ventures, collaborations or other commercial arrangements with other companies, or other special transactions (each, a “Strategic Transaction”) to fund ongoing operating costs, professional fees, compliance costs, and other obligations as they become due.

Our audited consolidated financial statements and the accompanying notes thereto for the years ended December 31, 2025 and 2024 have been prepared on a going concern basis. We have incurred significant losses and experienced negative cash flows, and substantial doubt exists about our ability to continue as a going concern. We may not be able to obtain the necessary financing, complete a Strategic Transaction, or otherwise improve our liquidity position on acceptable terms or at all. The outcome of these matters cannot be predicted with any certainty at this time. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

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Following the disposition of certain operating assets, we have limited continuing activities that are not expected to generate revenue at levels sufficient to fund ongoing operating costs.

Our continuing activities are not expected to generate material revenue at levels sufficient to fund ongoing operating costs. As a result, our ability to sustain operations depends on numerous factors, including the successful completion of the Merger, successful completion of one or more Strategic Transactions, our ability to obtain additional financing, the successful development and commercialization of acquired technologies and products, market acceptance of such products, our ability to attract and retain qualified personnel, competitive conditions and general economic and capital markets conditions. Many of these factors are beyond our control. If we are unable to obtain additional capital or complete the Merger or a Strategic Transaction on acceptable terms or at all, we may be required to significantly curtail operations or pursue an orderly wind-down of the Company, which could result in reduced recoveries for stockholders.

We expect to continue to incur expenses associated with operating as a public company, pursuing Strategic Transactions, integrating acquired businesses, raising capital and complying with applicable legal and regulatory requirements. There can be no assurance that our operations will generate sufficient revenues to offset these expenses or that we will achieve profitability in the future. If we are unable to generate sufficient revenue or obtain additional financing when needed, our business, financial condition, results of operations and prospects could be materially adversely affected.

We may be unable to attract and retain management and other personnel.

Our future success depends to a significant extent on the continued service and performance of our directors, executive officers and other key personnel. As a small public company with limited financial resources, we face significant competition for qualified executives, technical personnel, research and development personnel and other employees from larger and better-capitalized companies.

In addition, the Merger would result in significant changes to our business, management structure and operations. Our ability to successfully execute our business strategy following the acquisition, if completed, will depend in part upon our ability to attract, retain, motivate and integrate qualified management, technical and operational personnel. The loss of key employees or the inability to recruit and retain qualified personnel could delay product development, impair commercialization efforts, disrupt operations, reduce productivity and adversely affect our ability to achieve our strategic objectives.

Competition for qualified personnel is particularly intense in the medical technology, neurostimulation and related industries in which we expect to operate following the acquisition. We may be unable to retain existing personnel or attract additional personnel with the experience and expertise necessary to support our future growth. If we are unable to do so, our business, financial condition, results of operations and prospects could be materially adversely affected.

We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as rules subsequently implemented by the SEC have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations result in increased legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure. In particular, we are required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. We have incurred and continue to expect to incur significant expense and devote substantial management effort toward ensuring compliance with Section 404. Moreover, if we do not comply with the requirements of Section 404, or if we identify deficiencies in our internal controls that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources.

General economic and political conditions could have a material adverse effect on our business.

External factors can affect our financial condition. Such external factors include general domestic and global economic conditions, such as interest rates, tax law including tax rate changes, and factors affecting global economic stability, and the political environment regarding healthcare in general. We cannot predict to what extent the global economic conditions may negatively impact our business. For example, negative conditions in the credit and capital markets could impair our ability to access the financial markets for working capital and could negatively impact our ability to borrow.

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Risks Related to the Merger

The Merger may not be consummated unless important conditions are satisfied or waived and there can be no assurance that the Merger will be consummated.

The Merger Agreement contains a number of conditions that must be satisfied or waived (to the extent permitted by applicable law) to consummate the Merger. Those conditions include, among others:

  completion of the Financing, or the Financing being consummated substantially concurrently with the closing of the Merger;
  ClearOne’s continued listing on Nasdaq and approval for listing, subject to official notice of issuance, of the shares of Common Stock to be issued in the Merger;
  no applicable law, order or other restraint preventing the Merger or the other transactions contemplated by the Merger Agreement;
  the accuracy of the representations and warranties of the parties, subject to the materiality standards set forth in the Merger Agreement;
  compliance by the parties with their respective covenants under the Merger Agreement;
  there being no material adverse effect on ClearOne, Cortigent or their respective businesses;
  the termination, waiver or inapplicability of specified investor agreements with Cortigent and any debt owed to Vivani, in each case as provided in the Merger Agreement;
  delivery of lock-up agreements and other supplemental agreements contemplated by the Merger Agreement;
  satisfaction of ClearOne’s minimum net cash requirement, as applicable;
  receipt of Nasdaq approval for ClearOne’s initial listing application for the Combined Company;
  the reconstitution of the Combined Company’s board of directors and management;
  ClearOne having net cash of at least $50,000, excluding the net proceeds of the Financing; and
  the execution of a voting agreement by Vivani whereby Vivani agrees to vote its shares of Common Stock in support of ClearOne’s director designee and the equity moratorium protections during the Equity Moratorium Period (as defined in the Merger Agreement).

The Merger Agreement contains provisions that could discourage a potential competing acquirer of either ClearOne or Cortigent.

The Merger Agreement contains “no shop” provisions that restrict each of ClearOne’s and Cortigent’s ability to solicit, initiate or knowingly encourage and induce, or take any other action designed to facilitate competing third-party proposals relating to a merger, reorganization or consolidation of the company or an acquisition of the company’s stock or assets. In addition, the other party generally has an opportunity to offer to modify the terms of the Merger in response to any competing acquisition proposals before the board of directors of the company that has received a third-party proposal may withdraw or qualify its recommendation with respect to the Merger.

The Merger Agreement does not permit either ClearOne or Cortigent to terminate the Merger Agreement in order to pursue a superior proposal. These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of ClearOne or Cortigent from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the Merger.

The market price of our Common Stock may be volatile, and the value of your investment could decline significantly.

The trading price for the Common Stock has been, and we expect it to continue to be, volatile. The price at which the Common Stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of new products by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of the Common Stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of our shares of Common Stock will not fall in the future.

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Failure to consummate the Merger could negatively impact respective future operations and financial results of ClearOne and Cortigent and the future stock price of ClearOne.

If the Merger is not consummated for any reason, ClearOne and Cortigent may be subjected to a number of material risks, including the following:

  a decline in the market price of the shares of our Common Stock to the extent that the current market price reflects a market assumption that the Merger will be consummated and will be beneficial to the value of ClearOne after the closing date of the Merger;
  having to pay certain costs related to the Merger, such as legal, accounting, financial advisory, printing and mailing fees, which must be paid regardless of whether the Merger is consummated;
  addressing the consequences of operational decisions made since the signing of the Merger Agreement, including because of restrictions on ClearOne’s or Cortigent’s operations imposed by the terms of the Merger Agreement and decisions to delay or defer capital expenditures; and
  negative reactions from the respective stockholders, suppliers, or employees.

In addition to the above risks, ClearOne may be required, under certain circumstances, to pay a termination fee of $250,000, which may materially and adversely affect our financial condition. The business of ClearOne or Cortigent may be adversely impacted by the failure to pursue other beneficial opportunities due to the focus of ClearOne and Cortigent management on the Merger. A failure to consummate the Merger may also result in negative publicity, reputational harm, litigation against ClearOne or Cortigent or their respective directors and officers, and a negative impression of the companies in the financial markets.

If the Merger is not consummated, we cannot assure the Cortigent stockholders or the ClearOne stockholders that these risks will not materialize and will not materially adversely affect the business, financial results and stock price of the respective companies. Because the Merger is conditioned upon the other transaction being consummated, neither transaction may be completed if the proposals required for the consummation of the transaction is not approved.

Legal proceedings in connection with the Merger, the outcomes of which are uncertain, could delay or prevent the completion of the Merger.

In connection with transactions like the Merger, it is not uncommon for lawsuits to be filed against the parties and/or their respective directors and officers. Although no lawsuits have yet been filed in connection with the Merger, it is possible that such actions may arise and, if they do arise, to seek, among other things, injunctive relief and an award of attorneys’ fees and expenses. Defending such lawsuits could require ClearOne and Cortigent to incur significant costs and draw the attention of ClearOne’s and Cortigent’s management teams away from the consummation of the Merger and the management of their respective businesses. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Merger is consummated may adversely affect the Combined Company’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Merger from being consummated within the expected timeframe.

Risks Related to the Business of the Combined Company

Combining the two companies may be more difficult, costly or time consuming than expected, and the Combined Company may not realize all of the anticipated benefits of the Merger.

ClearOne and Cortigent have operated and, until the consummation of the Merger, will continue to operate, independently. The Combined Company may not be able to successfully achieve the anticipated benefits of the Merger at all or they may take longer to realize than expected. The difficulties of operating the Combined Company may include, among others:

  the diversion of management attention to integration matters;
  difficulties in integrating functions, personnel and systems;
  potential unknown liabilities, adverse consequences and unforeseen increased expenses associated with the Merger; and
  declines in results of operations, financial condition or cash flows.

Many of these factors are outside the control of ClearOne and Cortigent, and any one of them could result in increased costs, decreased expected revenues and diversion of management time and energy, which could materially impact the business, financial condition, results of operations and cash flows of the Combined Company. These factors could cause dilution to the earnings per share of the Combined Company, decrease or delay the expected benefits of the Merger and negatively impact the price of the Common Stock. As a result, it cannot be assured that the Combined Company will realize the full benefits anticipated from the Merger within the anticipated time frames, or at all.

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In addition, following the Merger, ClearOne will become responsible for Cortigent’s liabilities and obligations, including with respect to legal, financial, regulatory, and compliance matters. These obligations will result in additional cost and investment by ClearOne and, if ClearOne has underestimated the amount of these costs and investments or if ClearOne fails to satisfy any such obligations, ClearOne and Cortigent may not realize the anticipated benefits of the Merger. Further, it is possible that there may be unknown, contingent or other liabilities or problems that may arise in the future, the existence and/or magnitude of which ClearOne and Cortigent was previously unaware. Any such liabilities or problems could have an adverse effect on the Combined Company’s business, financial condition, results of operations or cash flows.

Further, following completion of the Merger, the Combined Company will be susceptible to many of the risks described herein and risks related to Cortigent’s business. To the extent any of the events in the risks occur, those events could cause the potential benefits of the Merger not to be realized and the market price of the Combined Company’s common stock to decline.

ClearOne and Cortigent will incur substantial direct and indirect costs as a result of the Merger and the Combined Company will incur substantial direct and indirect costs following the Merger.

ClearOne and Cortigent will incur substantial expenses in connection with and as a result of consummating the Merger, and over a period of time following the consummation of the Merger, ClearOne also expects to incur substantial expenses as a Combined Company. A portion of the transaction costs related to the Merger will be incurred regardless of whether the Merger is consummated. While ClearOne and Cortigent have assumed that a certain level of transaction expenses will be incurred, factors beyond ClearOne and Cortigent’s control could affect the total amount or the timing of these expenses. These expenses could adversely affect the financial condition, results of operations and cash flows of the Combined Company following the consummation of the Merger.

If the perceived benefits of the Merger do not meet the expectations of investors or securities analysts, the market price of ClearOne’s securities or, following the Merger, the Combined Company’s securities, may decline.

The market value of ClearOne’s securities at the time of the Merger may vary significantly from their prices on the date the Merger Agreement was executed or the date of this prospectus.

In addition, following the Merger, the market price of the Combined Company’s common stock may fluctuate significantly in response to numerous factors, some of which are beyond the Combined Company’s control, such as:

  adverse regulatory decisions;
  the Combined Company’s dependence on third parties;
  future issuances of common stock or other securities;
  the recruitment or departure of key personnel;
  actual or anticipated variations in quarterly operating results;
  fluctuation of the market values of any of the Combined Company’s potential strategic investments;
  issuances of debt or equity securities;
  compliance with the Combined Company’s contractual obligations ineffectiveness of the Combined Company’s internal controls;
  general political and economic conditions;
  effects of natural or man-made catastrophic events; and
  other events or factors, many of which are beyond the Combined Company’s control.

Risks Relating to Ownership of Our Common Stock

Sales of a substantial number of shares of our Common Stock in the public market by us or by our existing stockholders, or the perception that they may occur, could cause our stock price to decline.

Sales of substantial amounts of our Common Stock by us, including in connection with this offering, or by our stockholders, announcements of the proposed sales of substantial amounts of our Common Stock or the perception that substantial sales may be made, could cause the market price of our Common Stock to decline. We may issue additional shares of our Common Stock in follow-on offerings to raise additional capital, upon the exercise of options or Warrants, or in connection with acquisitions or corporate alliances, including the Merger. We also plan to issue additional shares to our employees, officers, directors or consultants in connection with their services to us. Due to these factors, sales of a substantial number of shares of our Common Stock in the public market could occur at any time and could reduce the market price of our Common Stock.

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If we fail to meet all applicable Nasdaq requirements, Nasdaq could delist our Common Stock, which could adversely affect the market liquidity of our Common Stock and the market price of our Common Stock could decrease.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq.

On June 20, 2024, we received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq, notifying us that, based upon the closing bid price of the Company’s ordinary shares for the last 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), which matter serves as a basis for delisting our securities from Nasdaq. Nasdaq provided us with a 180-day compliance period through December 17, 2024 to regain compliance. On December 18, 2024, we received a letter from Nasdaq advising that the Company was granted a 180-day extension to June 16, 2025 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). On June 18, 2025, we received a letter from Nasdaq advising that we had not regained compliance with the Minimum Bid Price Requirement as of June 16, 2025 and that the trading in our Common Stock on Nasdaq would be suspended as of the opening of trading on June 25, 2025 and we would be delisted from Nasdaq. On June 24, 2025, we received a letter from Nasdaq advising that our Common Stock had traded above $1.00 per share for the ten consecutive trading days ending June 24, 2025 and had regained compliance with the Minimum Bid Price Requirement and the Company would not be delisted.

On January 10, 2025, we received a letter from Staff notifying us that because we did not hold an annual meeting of stockholders in 2024, the Company is not in compliance with the requirement to conduct an annual meeting of stockholders no later than one year after the end of its fiscal year, as set forth in Nasdaq Marketplace Rule 5620(a) (the “Annual Meeting Requirement”). Nasdaq required us to submit a compliance plan and could grant an extension through June 30, 2025. On February 24, 2025, we submitted a compliance plan to Nasdaq, and on June 3, 2025, we received a letter from Nasdaq advising that the Company regained compliance with the Annual Meeting Requirement and the Company would not be delisted.

On April 7, 2026, we received a letter from Staff notifying us that we were no longer in compliance with any of the alternative continued listing standards set forth in Nasdaq Marketplace Rule 5550(b) (the “Continued Listing Requirements”). In accordance with Nasdaq Marketplace Rule 5810(c)(2)(A), the Company had a period of 45 calendar days from April 7, 2026, or until May 22, 2026, to submit to Nasdaq a plan to regain compliance with the Continued Listing Requirements. On May 22, 2026, we submitted a compliance plan to Nasdaq.

If we fail to meet all applicable Nasdaq requirements, Nasdaq could delist our Common Stock, which could adversely affect the market liquidity of our Common Stock and the market price of our Common Stock could decrease.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital for general corporate purposes, in the future we may offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may be lower than the current price per share of our Common Stock. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in prior offerings.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our Common Stock.

We do not have a policy of paying regular cash dividends on our Common Stock. Although we have declared special dividends in the past, including special cash dividends and a special stock dividend, we do not anticipate paying regular cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

General Risk Factors

Economic downturns and political and market conditions beyond our control, could adversely affect our business, financial condition, results of operations and prospects.

Our financial performance is subject to global and U.S. economic conditions and their impact on levels of spending by users. Economic recessions have had, and may continue to have, far reaching adverse consequences across many industries, which may adversely affect our business, financial condition, results of operations and prospects. Should we experience a further downturn resulting from negative economic conditions, our business, financial condition, results of operations or prospects may be materially and adversely affected.

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Continued inflation may harm our business and financial condition.

If our costs become subject to significant inflationary pressures, we may not be able to offset these higher costs through price increases, additional insurance coverage, or other pricing adjustments to our business operations. Our inability or failure to do so could harm our business, financial condition, and operating results.

We may be subject to litigation in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business.

We may in the future face the risk of claims, lawsuits and other proceedings involving intellectual property, privacy, securities, tax, labor and employment, regulatory and compliance, commercial disputes, services and other matters. Litigation to defend us against claims by third parties, or to enforce any rights that we may have against third parties, may be necessary, which could result in substantial costs and diversion of our resources, causing a material adverse effect on our business, financial condition, results of operations and prospects.

Any litigation in which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or in payments of substantial monetary damages or fines, the posting of bonds requiring significant collateral, letters of credit or similar instruments, or we may decide to settle lawsuits on similarly unfavorable terms. These proceedings could also result in reputational harm, criminal sanctions, consent decrees or orders preventing us from offering certain products or requiring a change in business practices in costly ways or requiring development of non-infringing or otherwise altered products or technologies. Litigation and other claims and regulatory proceedings against us could result in unexpected disciplinary actions, expenses, and liabilities, which could have a material adverse effect on its business, financial condition, results of operations and prospects.

We could be subject to future governmental investigations and inquiries, legal proceedings, and enforcement actions. Any such investigation, inquiry, proceeding or action could adversely affect our business.

We have received formal and informal inquiries from time-to-time, from government authorities and regulators, regarding compliance with laws and other matters, and we may receive such inquiries in the future, particularly as we grow and expand our operations. Violation of existing or future regulations, regulatory orders or consent decrees could subject us to substantial monetary fines and other penalties that could adversely affect our business, financial condition, results of operations and prospects. In addition, it is possible that future orders issued by, or inquiries or enforcement actions initiated by, government or regulatory authorities could cause us to incur substantial costs, expose us to unanticipated liability or penalties, or require us to change our business practices in a manner materially adverse to our business, financial condition, results of operations and prospects.

Our insurance may not provide adequate levels of coverage against claims.

We intend to maintain insurance that we believe is customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Moreover, any loss incurred could exceed policy limits or not exceed our applicable deductible, and policy payments made to us may not be made on a timely basis. Such losses could adversely affect our business, financial condition, results of operations and prospects.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine and as to the United States and Israel and their conflict with Iran.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and ongoing or recent military conflict between Russia and Ukraine, and between Israel and Hamas. In February 2022, Russia launched a full-scale military invasion of Ukraine. In February 2026 the United States and Israel launched their aerial attacks of Iran. Although the length and impact of the ongoing military conflicts are highly unpredictable, these conflicts could lead to market disruptions, including significant volatility in commodity prices, availability of the credit markets and capital markets. These military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds. Any of the abovementioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

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Risks Related to Dependence on Cortigent’s Commercial Products

Cortigent currently has no commercial products or product revenue, will be required to expend significant resources for the foreseeable future, and may never become profitable.

To date, neither Cortigent nor Second Sight have generated net income from sales of the now discontinued Argus II product. Cortigent will not generate revenues unless and until it completes the development and attains the marketing approval for Orion or other neurostimulation systems being developed. Cortigent has relied principally on financing from the sale of equity securities and the receipt of government and other grants to fund its operations. Cortigent expects that its future financial results will depend primarily on its success in further developing its neurostimulation systems, conducting FDA-approved clinical trials and obtaining regulatory clearances or approvals for launching, selling, and supporting its medical device systems. To establish these operations, Cortigent will need to expend significant resources on hiring additional personnel, conducting continued scientific and product research and development, engaging in further pre-clinical and clinical investigation, giving expanded attention to intellectual property development and prosecution, seeking domestic and international regulatory approvals, marketing and promotion, capital expenditures, working capital, general and administrative expenses, and fees and expenses associated with its capital raising efforts. No assurance can be made that clinical trials will demonstrate safety and efficacy or will lead to commercial products.

Cortigent expects to incur costs and expenses related to consulting, laboratory development, hiring of scientists, engineers, sales representatives and other operational personnel, and the continued development of relationships with potential partners as it continues to seek regulatory clearance or approval for its products. As a pre-revenue company, Cortigent continues to incur significant operating losses, and it expects to continue to incur additional losses for at least the next several years. Cortigent cannot assure you that it will generate revenue or be profitable in the future. Cortigent’s future or updated products may never be cleared or approved or become commercially viable or accepted for use.

Investment in medical device technology entails material uncertainty and is highly speculative. It requires substantial capital expenditure upfront and over time. There is significant risk that any potential product will fail to demonstrate adequate safety, efficacy, clinical utility or acceptance by physicians and patients. Investors should evaluate an investment in Cortigent duly considering the uncertainties encountered by development stage medical technology companies in a competitive environment. Orion and stroke recovery products may fail to effectively treat the entire target patient populations, the regulatory approval of novel products and devices can be more expensive and take longer than Cortigent may anticipate, Cortigent has no commercial products or product revenue on which to rely, and Cortigent may not achieve a reimbursement level similar to the one Second Sight obtained for its Argus II device, or obtain other suitable reimbursement levels that Cortigent may require. There can be no assurance that Cortigent’s efforts will be successful or that Cortigent will ultimately be able to achieve profitability. Even if Cortigent achieves profitability, Cortigent may not be able to sustain or increase profitability on a quarterly or annual basis. Cortigent’s failure to become and remain profitable could adversely affect the market price of its common stock and could significantly impair its ability to raise capital, expand its business or continue to implement its business plan.

Cortigent will be required to conduct expensive and time-consuming clinical and non-clinical studies to support the filing of a Premarket Approval (“PMA”) application with the U.S. FDA and similar applications with other countries’ regulatory bodies, and regulatory approval of such applications will be required to commercialize its products. The clinical trial and regulatory review and approval standards for Cortigent’s type of novel technology is uncertain and subject to change during its development program. The inability to meet expected regulatory criteria for clinical studies or regulatory applications would significantly and adversely affect Cortigent’s business prospects.

Regulatory Status and Pathway for Orion. In October 2019, Second Sight reached a tentative agreement with FDA that its FLORA is an adequate efficacy endpoint for an Orion pivotal study, provided that it is validated. Validation will require demonstrating that multiple assessors will consistently rate performance similarly. There can be no assurance that Cortigent will be successful in validating FLORA. Cortigent has not received FDA agreement on the safety endpoints for an Orion pivotal trial. A Patient Preference Information (“PPI”) study is FDA’s preferred method for determining patient acceptance of risk. Cortigent completed a qualitative phase of a PPI study in January 2022 and is planning to initiate a more rigorous quantitative phase of a PPI study in the fourth quarter of 2026 to assist in determining blind patients’ willingness to accept risk for the potential benefits of Orion. The safety endpoint is a crucial factor in determining the size (number of participants) of a pivotal trial. No assurance can be given that Cortigent will reach agreement with the FDA on the safety endpoints for an Orion pivotal trial, or that the safety endpoints will lead to a trial size that Cortigent can support. While Cortigent believes that a single, well-designed, pivotal trial may be adequate to support an FDA marketing application, the FDA may, for a variety of potential reasons, conclude that more than one additional study is required to seek regulatory approval.

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Regulatory Status and Pathway for Stroke Recovery System. In February 2023, Cortigent held a Pre-Sub meeting with FDA to discuss commencing an Early Feasibility Study of Stroke EFS. If the Stroke EFS is approved and completed with favorable results, Cortigent expects to engage in further discussions with FDA regarding the necessary clinical trials and regulatory pathways for it to seek approval of a Stroke Recovery System. The proposed feasibility study may fail to generate favorable results, but even if it is deemed successful, the remaining clinical and regulatory process may take several years or longer. Cortigent applied for a Breakthrough Device designation for the Stroke Recovery System in April 2023, and the FDA denied the designation in June 2023. Cortigent intends to reapply for Breakthrough Device designation once clinical data supporting Cortigent’s novel approach is available. If it fails to secure this designation, Cortigent may experience slower interactions with the FDA, which could delay its projected development timelines.

Even if Cortigent obtains regulatory approvals, Cortigent’s commercial and financial success depends on its products being accepted in the market, and if not achieved, will result in its not being able to generate revenues to support its operations.

Even if Cortigent obtains regulatory marketing approval, commercial success of its products will depend, among other things, on their acceptance by healthcare professionals such as retinal specialists, ophthalmologists, brain surgeons, cardiovascular specialists, neurologists, general practitioners, low vision therapists and mobility experts, hospital purchasing and controlling departments, patients, and other members of the medical community. The degree of market acceptance of any of Cortigent’s product candidates will depend on factors that include:

  cost of treatment;
  pricing and availability of alternative products;
  the extent of available third-party coverage or reimbursement;
  perceived efficacy, safety, and functionality of Cortigent’s products and the surgical procedures required to use Cortigent’s products relative to other future products and medical solutions; and
  prevalence and severity of adverse side effects associated with treatment.

The activities of competitive medical device companies, or others, may limit Cortigent’s revenue from the sale of the Orion and other neurostimulation systems.

Cortigent’s commercial opportunities may be reduced if its competitors develop or market products that are more effective, are better tolerated, receive better reimbursement terms, achieve greater acceptance by physicians, have better distribution channels, or are less costly. Currently, to Cortigent’s knowledge, no other competing medical devices comparable to the Orion system have been approved by regulatory agencies in the U.S. or Europe to restore certain functional vision in persons who have become blind due to a broad range of causes. Other visual prosthesis companies with technologies under development include Science Corp. which acquired certain technological assets relating to artificial vision from Pixium Vision SA. Pixium was developing the PRIMA (sub-retinal implant) in Dry-AMD patients and in 2017, announced approval for two feasibility studies and in 2020 initiated a pivotal study. In January 2024, Pixium announced the opening of judicial liquidation proceedings. Subsequently in April 2024, it was announced that Science Corp., a developer of brain-computer interface technology, acquired certain Pixium technology assets for Pixium’s PRIMA retinal implant. Pivotal study results were reported in October 2025 and in July 2026, Science Corp. announced the launch of their system to treat geographic age-related macular degeneration in Europe.

Bionic Vision Technologies, based in Australia, is developing a Bionic Eye Visual Prosthesis System, and has completed a two-year feasibility study in seven patients in Australia. It has announced a partnership with Cirtec Medical in the U.S. and is believed to be planning a pivotal clinical trial.

Other companies are developing stimulation devices with electrode arrays which penetrate the brain, unlike Orion, which is placed on the brain’s surface. The Illinois Institute of Technology’s Intracortical Visual Prosthesis (ICVP) has been designated as a Breakthrough Device and has advanced to an early feasibility study in the U.S. To date, three patients have been implanted. A Belgian startup, ReVision Implant, has reported that it has developed a brain prosthesis designed to partially restore vision for people who have lost their sight over the past five years and that human implants for a preliminary study may occur during 2026.

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Neuralink Corp. has developed a brain-computer interface device with penetrating cortical electrodes (the “N1” implant) that records and decodes neural signals and has initiated human clinical studies. In January 2024, Neuralink initiated a clinical study named PRIME (Precise Robotically Implanted Brain-Computer Interface) to evaluate safety and initial effectiveness in enabling paralyzed individuals to control external devices. Neuralink has since announced expansion of its PRIME clinical program beyond the United States, including trial sites in the United Kingdom and Canada. Neuralink has also announced a speech-related clinical program referred to as VOICE (Vocal Output Interface for Communication Enhancement) for individuals with severe and irreversible speech impairment and has announced that it received FDA Breakthrough Device Designation for a device intended to restore communication in such individuals. Based on publicly available statements, Neuralink has reported that as of June 30, 2026 it had approximately 26 participants enrolled globally in its clinical trials. Neuralink has publicly released demonstrations showing certain implanted participants using the system to control a computer interface, including cursor control and typing in home settings, and has stated that participants have accumulated thousands of cumulative device-use days. Neuralink has publicly stated that it has not observed serious device-related adverse events to date.

Several other companies are developing implanted BCI devices for recording neural signals including Synchron (intravascular electrodes), Precision Neuroscience (non-penetrating arrays), and Paradromics (penetrating electrodes); however, these technologies have not been approved or demonstrated to safely and effectively stimulate neural tissue.

Neuralink has also announced development of a vision restoration program referred to as Blindsight™, for which it has received FDA Breakthrough Device Designation that is described as involving cortical stimulation for vision restoration. Based on publicly available information as of June 2026, Neuralink has not disclosed FDA IDE authorization for first-in-human cortical stimulation studies for a vision restoration implant or any other designation. In contrast, Cortigent’s development programs are focused on implantable cortical stimulation systems designed to restore vision and motor function through patterned electrical stimulation. While both recording and stimulation involve implantable neural interfaces, the underlying technology architecture, therapeutic mechanism, and clinical objectives differ, and we believe continued advancements across the broader brain-computer interface sector reflect increasing validation and momentum for implantable neurotechnology platforms.

In the field of medical device-assisted stroke rehabilitation, Mobia Medical, Inc. (formerly MicroTransponder Inc.) (Nasdaq: MOBI) sells the Vivistim® FDA-approved VNS. The combination of VNS with traditional rehabilitation therapy is intended to assist the brain in forming the connections necessary to regain motor function. Enspire DBS Therapy, Inc. is conducting a pivotal Phase 2/3 clinical trial named RESTORE to evaluate if DBS for Stroke is safe and to help understand if Deep Brain Stimulation plus Physical Therapy (DBS + Rehab) may improve arm function in patients who continue to have significant impairment after stroke. RESTORE is planned to enroll 40 subjects in its Pilot phase and an additional 162 in its Pivotal phase and expected to be complete in June 2030. The Enspire DBS system targets stimulation of the dentate nucleus area of the cerebellum. Although these systems and Cortigent’s proposed Stroke Recovery System similarly utilize electrical stimulation, we expect that Cortigent’s technology has the potential to deliver more targeted direct cortical stimulation that could provide comparatively superior results.

Other approaches to address deficits in grip after stroke utilize neural recording to drive external robotics or gloves. Kandu Inc’s IpsiHand uses EEG to record and decode activity to drive a robotic handpiece exoskeleton and was granted De Novo marketing authorization by the FDA in April 2021. In April 2026, Epia Neuro announced that it will soon seek approval to implant a BCI device designed to translate brain signals into actional commands for an assistive glove to aid in grip for survivors of stroke with paralysis. In contrast to the Cortigent system, these technologies do not electrically stimulate neural tissue.

Many privately and publicly funded universities and other organizations are engaged in research and development of potentially competitive products and therapies, such as stem cell and gene therapies, some of which may target multiple indications of Cortigent’s product candidates. These organizations include pharmaceutical companies, biotechnology companies, public and private universities, hospital centers, government agencies and research organizations. Cortigent’s competitors include large and small medical device and biotechnology companies that may have significant access to capital resources, competitive product pipelines, substantial research and development staff and facilities, and extensive experience in medical device development.

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Cortigent may face substantial competition in the future and may not be able to keep pace with the rapid technological changes, which may result from others discovering, developing, or commercializing products before or more successfully than Cortigent.

The development and commercialization of new medical devices is highly competitive and is characterized by extensive research and development and rapid technological change. Physicians and persons who may be suitable for Cortigent’s neurostimulation systems likely will consider many factors including product reliability, clinical outcomes, product availability, price and available reimbursement, and product and patient support services that Cortigent may or may not be able to provide. Market share as it develops can change quickly due to technological innovation and other business factors. Major shifts in industry market share within the medical device industry have occurred that may have arisen in connection with performance and reliability problems of various medical devices, physician advisories and/or safety alerts, reflecting the importance of product quality and reliability in the medical device industry. Any quality problems with Cortigent’s processes, goods and services could harm its reputation for producing high-quality products and would erode its competitive advantage, sales, and market share. Cortigent’s competitors may develop products or other novel approaches and technologies to deal with treating blindness that are more effective, safer, or less costly than any that Cortigent is developing, and if those products gain market acceptance its revenue and financial results could be adversely affected.

If Cortigent fails to develop new products or enhance existing products, its leadership in the markets it serves could erode, and its business, financial condition and results of operations may be adversely affected.

Results from Cortigent’s limited initial trials at UCLA and Baylor College of Medicine may not be predictive of, and its ongoing development efforts may never demonstrate, the commercial feasibility of Orion or Cortigent’s other technologies.

Cortigent’s research and development efforts remain subject to all risks associated with the development of new medical technology. Cortigent’s Orion technology, though based on the FDA-approved Argus II retinal prosthesis, is not yet fully developed. The underlying technology, including the further development and refinement of Cortigent’s Orion technology, may be affected by unanticipated technical or other problems, other development and, or research issues, and the possible insufficiency of funds needed in order to complete development of these products or devices. Regulatory and clinical hurdles, adverse reactions experienced in trials, ambiguous or inadequate efficacy in studies or clinical trials, or other operational or regulatory challenges also may result in delays and cause Cortigent to incur additional expenses that may increase its need for capital and result in additional losses. There is a risk that patients will request explantation for reasons unrelated to the device’s safety or efficacy. For example, three of the six subjects implanted in the Orion EFS were explanted at the subjects’ request during the study. They were explanted after the third year of the study; however, one subject did not complete all components of the year three assessment. This resulted in Cortigent’s having three-year safety data for all six subjects, but three-year efficacy data for five of the six subjects. For the remaining three subjects, Cortigent acquired five-year safety and efficacy data. Cortigent’s IMSM has determined that the reasons for the explants were not related to the device or the surgery. The explants represent a limit in the long-term data that can be collected in the current study. If Cortigent cannot complete, or if it experiences significant delays in developing its technology, applications, or products for use by those patients who can benefit from functional vision restoration, particularly after incurring significant expenditures, Cortigent’s business may fail, and investors may lose the entirety of their investment. No assurance can be made that clinical trials will demonstrate safety and efficacy or will lead to commercial products.

Since Cortigent’s predecessor, Second Sight, has a history of operating losses and Cortigent has no current revenue producing operations, the future of its business is difficult to evaluate.

Cortigent’s operations have consisted of the continued development and clinical studies of its core technologies and implementation of the early parts of Cortigent’s business plan. Cortigent’s predecessor company, Second Sight, incurred significant operating losses each year since its inception and Cortigent will continue to incur additional losses for the next several years. In addition, Cortigent’s losses may be greater than expected and its operating results may suffer. Cortigent has limited historical financial data upon which it may base its projected revenue and its planned operating expenses. This operating history makes it difficult to evaluate its technology or prospective operations and business prospects.

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Clinical development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and initial trials may not be predictive of future trial results.

Clinical testing is expensive and can require several or more years to complete, and its outcome is inherently uncertain. Failure or delay can occur at any time during the clinical trial process. The clinical trial requirements for a novel complex technology such as Cortigent’s are uncertain but could include multiple phases of trials of increasing size and complexity, and FDA or other regulatory authorities may change their views on the clinical requirements during the term of Cortigent’s development program, leading to further and unexpected costs, delays, and risks of failure. Success in nonclinical studies and early feasibility studies do not ensure that expanded clinical trials used to support regulatory submissions will be successful. These setbacks may be caused by, among other things, nonclinical findings made while studies or clinical trials are underway, and safety or efficacy observations, including previously unreported adverse events. Even if Cortigent’s clinical trials are completed, the results may be insufficient to obtain regulatory approval or clearance for its product candidates. No assurance can be made that clinical trials will demonstrate safety and efficacy or will lead to commercial products.

Interim “top-line” and preliminary results from Cortigent’s clinical trials that it announces or publishes from time- to-time may change as more patient data becomes available and are subject to audit and verification procedures that could result in material changes to the final data.

Cortigent may publish interim top-line or preliminary results from its clinical trials from time-to-time. Interim results from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues, and more patient data become available. Preliminary or top line results also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data that Cortigent may have previously published. As a result, interim and preliminary data should be viewed with caution until the final data are available. Differences between preliminary or interim data and final data could significantly harm Cortigent’s business prospects and may cause the trading price of its common stock to fluctuate significantly.

Risks Related to Cortigent’s Liquidity and Capital Resources

Cortigent will require substantial additional capital to support Cortigent’s clinical trials and growth plans, and such capital may not be available on terms acceptable to Cortigent, if at all. This could hamper growth and adversely affect Cortigent’s business.

Cortigent intends to make significant investments to support its clinical trials and business growth and will require substantial additional funds to respond to business challenges, including the need to develop new product offerings and features or enhance its existing platform, improve operating infrastructure, or acquire complementary businesses, personnel, and technologies. Accordingly, Cortigent may need to engage in equity or debt financings to secure additional funds. Cortigent’s ability to obtain additional capital when required will depend on its business plans, investor demand, Cortigent’s operating performance, capital markets conditions and other factors. If Cortigent raises additional funds by issuing equity, equity-linked or debt securities, such as preferred stock as authorized by its charter, those securities may have rights, preferences, or privileges senior to the rights of currently issued and outstanding equity or debt, and existing stockholders may experience dilution. If Cortigent is unable to obtain additional capital when required, or on satisfactory terms, Cortigent’s ability to continue to support business growth or to respond to business opportunities, challenges or unforeseen circumstances could be adversely affected, and Cortigent’s business, financial condition, results of operations and prospects may be harmed.

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Cortigent may invest in or acquire other businesses, and its business may suffer if it is unable successfully integrate acquired businesses or otherwise manage the growth associated with multiple acquisitions.

As part of business strategy, Cortigent may make acquisitions as opportunities arise to add new or complementary businesses, products, brands, or technologies. In some cases, the costs of such acquisitions may be substantial, including required professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing a particular acquisition will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, Cortigent may be unable to identify suitable acquisition or strategic investment opportunities or may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions or strategic investments on favorable terms, if at all. Cortigent may decide to pursue acquisitions with which its investors may not agree, and Cortigent cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, acquisitions and the integration thereof require significant time and resources, and place significant demands on Cortigent’s management, as well as on its operational and financial infrastructure. In addition, if Cortigent fails to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions, its business could be seriously harmed. Acquisitions may expose Cortigent to operational challenges and risks, including:

  the ability to profitably manage acquired businesses or successfully integrate the acquired businesses’ operations, personnel, financial reporting, accounting and internal controls, technologies, and products;

  increased indebtedness and the expense of integrating acquired businesses, including significant administrative, operational, economic, geographic, or cultural challenges in managing and integrating the expanded or combined operations;

  entry into jurisdictions or acquisition of products or technologies with which Cortigent have limited or no prior experience, and the potential of increased competition with new or existing competitors resulting from such acquisition(s);

  diversion of management’s attention and the over-extension of Cortigent’s operating infrastructure and its management systems, information technology systems, and internal controls and procedures, which may be inadequate to support growth;

  the ability to fund Cortigent’s capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

  the ability to retain or hire qualified personnel required for expanded operations.

Cortigent’s acquisition strategy may not succeed if it’s unable to remain attractive to target companies or expeditiously close transactions. Issuing shares of Cortigent’s capital stock to fund an acquisition would cause economic dilution to existing stockholders. If Cortigent develops a reputation for being a difficult acquirer or having an unfavorable work environment, or target companies view Cortigent’s securities unfavorably, Cortigent may be unable to consummate key acquisition transactions essential to corporate strategy and its business, financial condition, results of operations and prospects may be seriously harmed.

Risks Relating to Cortigent’s Operations

Materials necessary to manufacture Orion and Cortigent’s other neurostimulation systems in development may not be available on commercially reasonable terms, or at all, which may delay development, manufacturing, and commercialization of Cortigent’s products.

Cortigent relies on various suppliers to provide various materials, components, and services necessary to produce the Orion system and its next generation product candidates. Certain suppliers are currently sole source because of Cortigent’s low manufacturing volumes and its need for specialty technical or other engineering expertise. Cortigent’s principal sole source suppliers include Thin Film Industries, Inc. for metallization of traces on the ceramic substrate, Morgan Advanced Materials plc for brazing the ceramic substrate to the metal wall of a device, Nusil Technology LLC for silicone over-molding, and UHV Sputtering, Inc. for metal deposition on flexible circuits. Although to date this has not occurred, Cortigent’s suppliers may be unable or unwilling to deliver these materials and services on a timely basis or on commercially reasonable terms or may be unable or unwilling to provide materials that meet regulatory compliance criteria. Should this occur, Cortigent would seek to qualify alternative suppliers or to develop in-house manufacturing capability, which would be subject to FDA review and approval, but may be unable to do so or FDA may not approve any such proposed changes. In the event of any of these circumstances Cortigent may incur delays and added expense that could negatively impact developmental timelines and regulatory agreements.

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The Argus II and Orion devices used in the clinical studies were manufactured internally and Cortigent has maintained this technical expertise. Cortigent plans to engage two US-based contract manufacturing organizations (“CMOs”) to produce both the Orion and the Stroke Recovery System for upcoming clinical trials. Following an in-depth evaluation, Cortigent selected a preferred manufacturer for the electrode arrays and another to assemble and release the finished medical device systems. Contract negotiations are ongoing and Cortigent expects to engage these companies after completing the current offering. However, Cortigent cannot assure that it will engage the CMOs until contracts are signed. Cortigent may need to identify alternative suppliers if one or more parties decline to sign an agreement with it, or the terms are deemed unfavorable. To date, Cortigent has not experienced any material disruptions to its operations due to Cortigent’s reliance on these limited number of suppliers and contract manufacturers.

Substantial design or manufacturing process modifications and regulatory approval might be required to facilitate or qualify an alternate supplier or CMOs. Even if Cortigent were to qualify alternative suppliers or CMOs, the substitution of suppliers or CMOs may be at a higher cost and cause time delays, including those associated with additional possible FDA review, which could impede the development and production of its medical device systems, reduce gross profit margins, and impact its ability to deliver Orion and, or the Stroke Recovery System as may be timely required. Any vendor changes could result in a material adverse impact on its operations and financial condition.

Any failure or delay in completing studies or clinical trials for new product candidates or the next generation of Cortigent’s products and the expense of those studies or trials could adversely affect its business.

Preclinical studies and clinical trials required to demonstrate the safety and efficacy of incremental changes, including any new implants, wearable accessories, or software enhancements are time consuming and expensive. If Cortigent is required to conduct additional clinical trials or other studies with respect to any of Cortigent’s product candidates beyond those that it has contemplated, if it is unable to successfully complete its clinical trials or other studies, or if the results of these trials or studies are not positive or are only modestly positive, Cortigent may be delayed in obtaining marketing approval for those product candidates, it may not be able to obtain marketing approval, or it may obtain approval for indications that are not as broad as intended. Cortigent’s product development costs also will increase if it experiences delays in testing or approvals.

The completion of clinical trials for Cortigent’s product candidates could be delayed because of its inability to manufacture or obtain from third parties, materials sufficient for use in preclinical studies and clinical trials. Cortigent may experience delays in patient enrollment and variability in the number and types of patients available for clinical trials or difficulty in maintaining contact with patients after treatment, resulting in incomplete data. Poor effectiveness of product candidates during clinical trials; unforeseen safety issues or side effects; and governmental or regulatory delays and changes in regulatory requirements and guidelines could also negatively impact Cortigent.

If Cortigent incurs significant delays in its clinical trials, its competitors may be able to bring their products to market before Cortigent does, which could harm Cortigent’s ability to commercialize its products or potential products. If Cortigent experiences any of these occurrences, its business will be materially harmed.

If Cortigent fails to recruit highly skilled personnel to replace employees who have left it, Cortigent’s ability to identify, develop and commercialize new or next generation product candidates will be impaired, could result in loss of markets or market share, and could make it less competitive.

Cortigent’s predecessor, Second Sight, previously laid off the majority of its employees, including key members of its executive management team, because the COVID-19 outbreak affected its ability to fund its operations. Cortigent underwent another reduction-in-force in October 2023, to further reduce operating expenses. Loss of any management executive or any other principal member of the Cortigent management team or Cortigent’s inability to attract and retain skilled employees could impair its ability to identify, develop and market new products or effectively deal with regulatory and reimbursement matters. To the extent that Cortigent loses experienced personnel, it is critical that it recruit or develop other employees, hire new qualified personnel, and successfully manage the transfer of critical knowledge. No assurance can be given that it will be able to do so.

Cortigent could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.

The U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Cortigent intends to adopt policies for compliance with these anti-bribery laws, which often carry substantial penalties. Cortigent cannot assure you that its internal control policies and procedures will always protect Cortigent from reckless or other inappropriate acts committed by Cortigent’s affiliates, employees or agents. Violations of these laws, or allegations of such violations, could have a material adverse effect on its business, financial position and results of operations, and could cause the market value of Cortigent’s common stock to decline.

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Risks Related to Intellectual Property and Other Legal Matters

If Cortigent or its licensors are unable to protect its/their intellectual property, then Cortigent’s financial condition, results of operations, and the value of Cortigent’s technology and products could be adversely affected.

Patents and other proprietary rights are essential to Cortigent’s business, and its ability to compete effectively with other companies is dependent upon the proprietary nature of its technologies. Cortigent also relies upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop, maintain and strengthen its competitive position. Cortigent seeks to protect these, in part, through confidentiality agreements with certain employees, consultants and other parties. Cortigent’s success will depend in part on the ability of it, and its licensors, to obtain, maintain (including making periodic filings and payments) and enforce patent protection of intellectual property, in particular, those patents to which Cortigent has secured exclusive rights. Cortigent’s licensors may not successfully prosecute or continue to prosecute the patent applications which Cortigent has licensed. Even if patents are issued in respect of these patent applications, Cortigent or its licensors may fail to maintain these patents, may determine not to pursue litigation against entities that are infringing upon these patents, or may pursue such enforcement less aggressively than necessary. Without adequate protection for the intellectual property that Cortigent owns or licenses, other companies might be able to offer substantially identical products for sale, which could unfavorably affect Cortigent’s competitive business position and harm its business prospects. Even if issued, patents may be challenged, invalidated, or circumvented, which could limit Cortigent’s ability to stop competitors from marketing similar products or limit the length of the term of patent protection that Cortigent may have for its products.

In addition, Cortigent jointly owns seven patents (expiring between 2028-2038) with certain third parties, including the Johns Hopkins University, Advanced Medical Electronics Corporation, and Lawrence Livermore National Security, LLC, wherein Cortigent does not have an agreement with each co-owner as to commercialization and enforcement of the co-owned patents. Each co-owner may independently exploit, without consent of, and without accounting to, the other co-owners. A jointly owned patent cannot be enforced unless all owners join in the lawsuit. If a co-owner refuses to participate, the lawsuit cannot proceed. Co-owners may assign or license (non-exclusively) the patent to a third party, including an accused infringer, instead of joining in the suit. Also, although Cortigent is responsible in each instance for the costs of maintaining these co-owned patents, each co-owner has no obligation to share with Cortigent any proceeds they may receive related to the co-owned properties. Without agreements permitting Cortigent to control the commercialization and enforcement of the co-owned patents, other companies might be able to obtain rights to the co-owned patents, which could unfavorably affect Cortigent’s competitive business position and harm its current or future business prospects.

Litigation or third-party claims of intellectual property infringement or challenges to the validity of Cortigent’s patents would require it to use resources to protect its technology and may prevent or delay the development, regulatory approval or commercialization of the Orion system or new product candidates.

If Cortigent is the target of claims by third parties asserting that its products or intellectual property infringe upon the rights of others, it may be forced to incur substantial expenses or divert employee resources from its core business and, if successful, claims could result in Cortigent’s having to pay substantial damages or prevent Cortigent from developing one or more product candidates. Further, if a patent infringement suit were brought against Cortigent or its collaborators, it or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. The validity of some of Cortigent’s European patents have been challenged. If Cortigent experiences patent infringement claims, or if it elects to avoid potential claims others may be able to assert, Cortigent or its collaborators may choose to seek, or be required to seek, a license from the third-party, and would most likely be required to pay license fees or royalties, or both. Any license necessary under such circumstances may not be available on acceptable terms, or at all. Even if Cortigent or its collaborators were able to obtain such license, the rights may be nonexclusive, which would give Cortigent’s competitors access to the same intellectual property.

Ultimately, Cortigent could be prevented from commercializing a product, or be forced to cease some aspect of its business operations if, as a result of actual or threatened patent infringement claims, Cortigent or its collaborators are unable to enter into licenses on acceptable terms. This could harm Cortigent’s business significantly. The cost to Cortigent of any litigation or other proceeding, regardless of its merit, even if resolved in its favor, could be substantial. Some of Cortigent’s competitors may be able to bear the costs of such litigation or proceedings more effectively than Cortigent should they have greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on Cortigent’s ability to compete in the marketplace. Intellectual property litigation and other proceedings may, regardless of their merit, also absorb significant management time and employee resources.

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If Cortigent fails to comply with its obligations in the agreements under which it licenses development or commercialization rights to products or technology from third parties, it could lose license rights that are important to its business.

Cortigent holds an exclusive license from the Doheny Eye Institute (“DEI”) to control commercialization and enforcement of intellectual property co-owned between the parties relating to the Argus II visual prosthesis and Orion cortical visual prosthesis. In 2002, Cortigent’s predecessor company entered into a Research and Licensing Agreement with DEI, which ended in 2006 and was replaced by a Cost Reimbursement Consortium Agreement signed in 2006, which remains in place. This license imposes various commercialization, milestone payment, profit sharing, insurance, and other obligations on Cortigent. If Cortigent fails to comply with any material obligations, DEI will have the right to terminate the license, which covers part of the Argus and Orion systems. The existing or future patents to which Cortigent has rights based on its agreements with DEI may be too narrow to prevent third parties from developing or designing around these patents. Additionally, Cortigent may lose its exclusive rights to the patents and patent applications it co-owns with DEI in the event of a breach or termination of the license agreement. The license, and Cortigent’s obligation to pay to DEI a 0.5% royalty on the net sales of licensed products, expires with the expiration of the last of the licensed patents in June 2032, or earlier if those patents are found to be invalid or abandoned by the parties. Cortigent has paid approximately $356,000 in research milestone payments and royalties to DEI under the agreement through 2019. No further milestone obligations remain under the agreement. Cortigent has sold no licensed products since 2019, and no additional royalties are payable or due. Cortigent licenses DEI’s interest in the patents to maintain its exclusive use on that intellectual property. Should the license terminate, Cortigent retains the right to utilize the intellectual property but may not be able to prevent others from doing so, in which case Cortigent may lose a competitive advantage.

If Cortigent is unable to protect the intellectual property used in its products, others may be able to copy its innovations, which may impair its ability to compete effectively in Cortigent’s markets.

The enforcement of Cortigent’s patents involves complex legal and scientific questions and can be uncertain. As of June 30, 2026, Cortigent has rights in 146 issued U.S. patents, 11 issued European patents (nationalized in France and Germany or a unitary patent plus Great Britain), two pending U.S. patent applications, one pending European patent applications, three issued U.S. design patents, and two issued European design registrations (with two corresponding issued British design registrations). Cortigent’s patent estate covers the foundational technologies invented during the development of the Argus and Orion devices with approximately 100 of its issued U.S. patents reaching the end of their term by the end of 2029. The remaining patent estate, primarily in the U.S., extends into 2038, and covers the core technologies of neurostimulation techniques for implantable devices and achieving implant longevity, which are integral to Cortigent’s current and future product lines, including the planned Stroke Recovery System. Cortigent’s patent applications may be challenged or fail to result in issued patents and its existing or future patents and registrations may be too narrow to prevent third parties from developing or designing around its intellectual property and in such event, Cortigent may lose competitive advantage and its business may suffer. Further, the patent applications that Cortigent has filed may fail to result in issued patents and the claims may need to be amended. Even after amendment, a patent may not be issued and in such event, Cortigent may not obtain the exclusive use of the intellectual property that it seeks and may lose competitive advantage which could result in harm to its business.

As noted above, Cortigent’s patent estate encompasses various forms of patent protection in the United States, Great Britain, and Europe. Depending on the jurisdiction and the type of patent protections available, Cortigent has sought to obtain “utility patents,” “design patents,” and design registrations. In all instances, the issued patent/registration may lapse or expire prematurely, if renewal/maintenance fees are not timely paid.

Although the patentability requirements vary among different jurisdictions, invention patents (or utility patents as referred to in the U.S.) generally protect something new, useful, and non-obvious and undergo an extensive examination prior to issuance. The base term of a U.S. utility patent is 20 years from the filing date of the earliest-filed, non-provisional, patent application from which the patent claims priority. Europe also recognizes a patent term of 20 years from the priority date for invention patents. Cortigent’s U.S. patents are estimated to expire between 2026 and January 2038. Cortigent’s European patents have been nationalized in France, Great Britain, and Germany and are estimated to expire between April 2027 and December 2036. These patent term estimates are based on issued patents, which may be challenged, invalidated, or circumvented by competitors. The patent expiration estimates do not include any term adjustments or supplemental protection certificates that may be obtained in the future.

U.S. patent laws provide for the granting of design patents to any person who has invented any new and non-obvious ornamental design for an article of manufacture. A design patent protects only the appearance of an article, but not its structural or functional features. A design patent issued prior to May 13, 2015 has a term of 14 years from grant, and no fees are necessary to maintain a design patent in force. Effective May 13, 2015, the patent term has been revised to 15 years from the date of patent grant for design patents issuing from both national design applications and international design applications designating the United States. Cortigent has three granted U.S. design patents, which expire between August 2028 and November 2031.

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In Europe, the European Union Intellectual Property Office (“EUIPO”) provides registration of community designs. A Registered Community Design (“RCD”), which must be novel and have an individual character, grants exclusive rights covering the outward appearance of a product, or part of it, resulting from the features of, in particular, the lines, contours, colors, shape, texture and/or materials of the product itself and/or its ornamentation. An RCD is initially valid for five years from the filing date and can be renewed for five-year periods, up to a maximum of 25 years. Community Designs use one single registration procedure, providing holders with strong and uniform protection in the 27 Member States of the European Union. As of January 1, 2021, the UK was no longer subject to the EUIPO design regime. For an EU RCD issued and active as of December 31, 2020, a corresponding UK registered design right was automatically created. The application filing dates of all impacted EU RCDs will be maintained for each cloned UK design right, and the corresponding UK design right will remain active and in force, subject to the same renewal deadlines and ultimate term of protection as the corresponding EU RCD. However, moving forward, each UK design registration will be treated as if it had been applied for and originally registered under UK law, and renewal payments will be separately required for each cloned UK registration. Cortigent has two issued European design registrations (with two corresponding issued British design registrations), which expire between December 2032 and November 2040.

If Cortigent does not obtain patent term extension for any product candidates it may develop, Cortigent’s business may be materially harmed.

Patents have a limited lifespan. Due to the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, Cortigent’s owned and licensed patent portfolio may not provide it with sufficient rights to exclude others from commercializing products similar or identical to Cortigent’s. In the U.S., if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Once the patent life has expired for a product, Cortigent may be open to competition from competitive products. At the time of the expiration of the relevant patents, the underlying technology covered by such patents can be used by any third party, including competitors. Although the patent term extensions under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Act”) in the United States may be available to extend the patent term, Cortigent cannot provide any assurances that any such patent term extension will be obtained and, if so, for how long.

Depending upon the timing, duration, and specifics of any FDA marketing approval of any product candidates Cortigent may develop, one or more of its U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent term extension of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, if granted, applies only to the single patent sought to be extended, and only those claims covering the approved product, a method for using it, or a method for manufacturing it may be extended. Medical device patents eligible for patent term extension are those covering medical devices approved under Section 515 of the Federal Food, Drug, and Cosmetic Act (“FFDCA”), the so called “Class III” medical devices. However, Cortigent may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable period or scope of patent protection afforded could be less than Cortigent requests. If Cortigent is unable to obtain a patent term extension or the term of any such extension is less than it requests, Cortigent’s competitors may obtain approval of competing products following Cortigent’s patent expiration, and business, financial condition, results of operations, and prospects could be materially harmed.

Third-party claims of intellectual property infringement may prevent or delay Cortigent’s development and commercialization activities for Orion.

Although Cortigent is not currently aware of any litigation or other proceedings or third-party claims of intellectual property infringement related to its product candidates, including the Argus II or Orion systems, the medical device industry is characterized by many litigation cases regarding patents and other intellectual property rights. Other parties may in the future allege that Cortigent’s activities infringe their patents or that Cortigent is employing their proprietary technology without authorization. Cortigent may not have identified all the patents, patent applications or published literature that affect Cortigent’s business either by blocking its ability to commercialize its product, by preventing the patentability of one or more aspects of its products or those of its licensors, or by covering the same or similar technologies that may affect its ability to market its product.

Even in the absence of litigation, Cortigent may need to obtain licenses from third parties to advance Cortigent’s research or allow commercialization of its product candidates, and it has done so from time-to-time. Cortigent may fail to obtain future licenses at a reasonable cost or on reasonable terms, if at all. In such event, Cortigent may be unable to further develop and commercialize one or more of its product candidates, which could harm its business significantly.

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Cortigent may become involved in future lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time consuming and unsuccessful.

Competitors may infringe Cortigent’s patents or the patents of its licensors. To counter infringement or unauthorized use, Cortigent may file infringement claims, which can be expensive and time consuming. Further, in an infringement proceeding, a court may decide that a patent of Cortigent or of Cortigent’s licensors is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that Cortigent’s patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of Cortigent’s patents at risk of being invalidated or interpreted narrowly and could put Cortigent’s patent applications at risk of not being issued.

The U.S. Patent and Trademark Office (“USPTO”) may initiate interference or derivation proceedings to determine the priority of inventions described in or otherwise affecting Cortigent’s patents and patent applications or those of Cortigent’s collaborators or licensors. An unfavorable outcome could require Cortigent to cease using the technology or to attempt to license rights to it from the prevailing party. Cortigent’s business could be harmed if a prevailing party does not offer it a license on terms that are acceptable to Cortigent. Such proceedings may fail and, even if successful, may result in substantial costs and distraction of Cortigent’s management and other employees.

Changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing Cortigent’s ability to protect its product candidates.

As is the case with other medical device companies, Cortigent’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the medical device industries involve both technological complexity and legal complexity. Therefore, obtaining and enforcing medical device patents is costly, time-consuming, and inherently uncertain. In addition, the America Invents Act (“AIA”), which was passed in September 2011, resulted in significant changes to the U.S. patent system.

An important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party that files a patent application in the USPTO after that date but before Cortigent could therefore be awarded a patent covering an invention of Cortigent even if it made the invention before the third party. This will require Cortigent to be cognizant going forward of the time from invention to filing of a patent application, but circumstances could prevent Cortigent from promptly filing patent applications on its inventions.

Among some of the other changes introduced by the AIA are changes that limit where a patentee may file a patent infringement suit and which may provide opportunities for third parties to challenge any issued patent with the USPTO. This applies to all U.S. patents, even those issued before March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action.

Accordingly, a third party may attempt to use the USPTO procedures to invalidate Cortigent’s patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. The AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of Cortigent or its licensors’ patent applications and the enforcement or defense of Cortigent or its licensors’ issued patents.

Additionally, the U.S. Supreme Court has ruled on several patent cases in recent years either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty regarding Cortigent’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken Cortigent’s ability to obtain new patents or to enforce its existing patents and patents that it might obtain in the future. Similarly, the complexity and uncertainty of European patent laws have also increased in recent years. In addition, the European patent system is relatively stringent in the type of amendments that are allowed during prosecution. Complying with these laws and regulations could limit Cortigent’s ability to obtain new patents in the future that may be important for its business.

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Obtaining and maintaining Cortigent’s patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and Cortigent’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent are due to be paid to the USPTO and European and other patent agencies over the lifetime of a patent. In addition, the USPTO and European and other patent agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent failure to make payment of such fees or to comply with such provisions can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which such noncompliance will result in the abandonment or lapse of the patent or patent application, and the partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents within prescribed time limits. If Cortigent or its licensors fail to maintain the patents and patent applications covering Cortigent’s product candidates or if Cortigent or its licensors otherwise allow Cortigent’s patents or patent applications to be abandoned or lapse, its competitors might be able to enter the market, which would hurt Cortigent’s competitive position and could impair its ability to successfully commercialize its product candidates in any indication for which they are approved.

Cortigent enjoys only limited geographical protection with respect to certain patents and it may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting, and defending patents covering product candidates in all countries throughout the world would be prohibitively expensive. Competitors may use Cortigent and its licensors’ technologies in jurisdictions where Cortigent has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Cortigent and its licensors have patent protection, but enforcement is not as strong as that in the U.S. or the EU. These products may compete with Cortigent’s product candidates, and Cortigent and Cortigent’s licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

In addition, Cortigent may decide to abandon national and regional patent applications before grant. The grant proceeding of each national or regional patent is an independent proceeding, which may lead to situations in which applications might in some jurisdictions be refused by the relevant patent offices while granted by others. For example, unlike other countries, China has a heightened requirement for patentability, and specifically requires a detailed description of medical uses of a claimed drug. It is also quite common that depending on the country, the scope of patent protection may vary for the same product candidate or technology.

The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws or rules and regulations in the U.S. and the EU, and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, which could make it difficult for Cortigent to stop the infringement of its patents or marketing of competing products in violation of Cortigent’s proprietary rights generally. Proceedings to enforce patent rights in other jurisdictions, whether successful or not, could result in substantial costs and divert Cortigent’s efforts and attention from other aspects of Cortigent’s business, could put Cortigent’s patents at risk of being invalidated or interpreted narrowly, and Cortigent’s patent applications at risk of not issuing, and, or could provoke third parties to assert claims against Cortigent.

Cortigent may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Cortigent develops or licenses. Furthermore, while Cortigent intends to protect its intellectual property rights in expected significant markets, Cortigent cannot ensure that it will be able to initiate or maintain similar efforts in all jurisdictions in which it may wish to market its product candidates. Accordingly, Cortigent’s efforts to protect intellectual property rights in such countries may be inadequate, which may have an adverse effect on its ability to successfully commercialize product candidates in all expected significant foreign markets. If Cortigent or its licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for its business in such jurisdictions, the value of these rights may be diminished, and Cortigent may face additional competition from others in those jurisdictions.

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Some countries also have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, some countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Cortigent’s or any of its licensors are forced to grant a license to third parties with respect to any patents relevant to its business, Cortigent’s competitive position may be impaired. Cortigent may not be able to prevent, alone or with Cortigent’s licensors, misappropriation of Cortigent’s proprietary rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

Cortigent may be subject to damages resulting from claims that it or its employees have wrongfully used or disclosed alleged trade secrets of its competitors or are in breach of non-competition or non-solicitation agreements with its competitors.

Cortigent could in the future be subject to claims that it or its employees have inadvertently or otherwise used or disclosed alleged trade secrets or other proprietary information of former employers, competitors, or other third parties. Although Cortigent endeavors to ensure that its employees and consultants do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for Cortigent, it may in the future be subject to claims that Cortigent caused an employee to breach the terms of his or her non-competition or non-solicitation agreement, or that Cortigent or these individuals have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of a former employer or competitor. Litigation may be necessary to defend against these claims. Even if Cortigent is successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. If Cortigent’s defense to those claims fails, in addition to paying monetary damages, a court could prohibit Cortigent from using technologies or features that are essential to its product, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers or other third parties. An inability to incorporate technologies or features that are important or essential to Cortigent’s product may prevent it from selling that product. In addition, Cortigent may lose valuable intellectual property rights or personnel. Moreover, any such litigation or the threat thereof may adversely affect Cortigent’s ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent Cortigent’s ability to commercialize its product.

Cortigent may rely on government funding and collaboration with government entities for its product development, which adds uncertainty to our research and development efforts and may impose requirements that increase the costs of development, commercialization and production of any programs developed under those government-funded programs.

Because Cortigent anticipates the resources necessary to develop its product candidates will be substantial, Cortigent has explored and been granted, and may continue to explore, funding and development collaboration opportunities with the U.S. government and its agencies. For example, Cortigent has received funding from the NIH. Cortigent has no control or input over whether an application for grant funding or any other funding will be accepted or approved, in full or in part, and Cortigent cannot provide investors with any assurances that it will receive such funding.

Contracts and grants funded by the U.S. government and its agencies, contain provisions that reflect the government’s substantial rights and remedies, many of which are not typically found in commercial contracts, including powers of the government to:

  reduce or modify the government’s obligations under such agreements without the consent of the other party;
  claim rights, including intellectual property rights, in products and data developed under such agreements;
  audit contract-related costs and fees, including allocated indirect costs;
  suspend the contractor or grantee from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;
  impose U.S. manufacturing requirements for products that embody inventions conceived or first reduced to practice under such agreements;
  suspend or debar the contractor or grantee from doing future business with the government;
  control and potentially prohibit the export of products;
  pursue criminal or civil remedies under the False Claims Act, False Statements Act, and similar remedy provisions specific to government agreements; and
  limit the government’s financial liability to amounts appropriated by the U.S. Congress on a fiscal-year basis, thereby leaving some uncertainty about the future availability of funding for a program even after it has been funded for an initial period.
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If Cortigent receives such grants or agreements, it may not have the right to prohibit the U.S. government from using certain technologies developed by Cortigent, and it may not be able to prohibit third parties, including its competitors, from using those technologies in providing products and services to the U.S. government. Further, under such agreements, Cortigent could be subject to obligations to, and the rights of, the U.S. government set forth in the Bayh-Dole Act of 1980, whereby the U.S. government may have rights in certain inventions developed under these government-funded agreements, including a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government could have the right to require Cortigent to grant exclusive, partially exclusive, or nonexclusive licenses to any of these inventions to a third party if it determines that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations, also referred to as “march-in rights.” Although the U.S. government’s historic restraint with respect to these rights indicates they are unlikely to be used, any exercise of the march-in rights could harm Cortigent’s competitive position, business, financial condition, results of operations, and prospects. In the event Cortigent would be subject to the U.S. government’s exercise of such march-in rights, Cortigent may receive compensation that is deemed reasonable by the U.S. government in its sole discretion, which may be less than what Cortigent might be able to obtain in the open market.

Additionally, the U.S. government requires that any products embodying any invention generated using U.S. government funding be manufactured substantially in the United States. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the U.S., or that domestic manufacture is not commercially feasible. This preference for U.S. manufacturers may limit Cortigent’s ability to contract with non-U.S. manufacturers for products covered by such intellectual property.

Although Cortigent may need to comply with some of these obligations, not all of the aforementioned obligations may be applicable to Cortigent unless and only to the extent that Cortigent receives a government grant, contract or other agreement. However, as an organization, Cortigent is relatively new to government contracting and new to the regulatory compliance obligations that such contracting entails. If Cortigent were to fail to maintain compliance with those obligations, it may be subject to potential liability and to termination of its contracts, which may have a materially adverse effect on its ability to develop Orion and the Stroke Recovery System.

Cortigent is increasingly dependent on sophisticated information technology systems, including systems from third parties, and if it fails to properly maintain the integrity of Cortigent’s data or if Cortigent’s products do not operate as intended, Cortigent’s business could be materially and adversely affected.

Cortigent is increasingly dependent on sophisticated information technology systems for Cortigent’s products and infrastructure, and it relies on these information technology systems, including technology from third-party vendors, to process, transmit and store electronic information in Cortigent’s day-to-day operations. Cortigent uses industry standard security measures to protect its IT infrastructure. Cortigent holds no customer social security numbers nor any or personal financial information of customers. While Cortigent holds medical information of customers, it follows all Health Insurance Portability and Accountability Act (“HIPAA”) and Health Information Technology for Economic and Clinical Health Act (“HITECH”) guidelines safeguarding customer medical information. Cortigent continuously monitors, upgrades, and expands the systems it operates to improve information systems capabilities. Cortigent’s information systems require an ongoing commitment of significant resources to maintain, protect, and enhance existing systems and develop or contract new systems to keep pace with continuing changes in information processing technology, evolving systems and regulatory standards, and the increasing need to protect patient and customer information. In addition, third parties may attempt to hack into Cortigent’s products or systems and may obtain data relating to patients with Cortigent’s products or proprietary information. If Cortigent fails to maintain or protect Cortigent’s information systems and data integrity with cyber security effectively, it could have difficulty attracting patients, have problems in determining product cost estimates and establishing appropriate pricing, have difficulty preventing, detecting, and controlling fraud, have disputes with customers, physicians, and other health care professionals, have regulatory sanctions, fines, or penalties imposed, have increases in operating expenses, incur expenses or lose revenue as a result of a data privacy breach, or suffer other adverse consequences. There can be no assurance that Cortigent’s process of upgrading and expanding Cortigent’s information systems capabilities, protecting and enhancing Cortigent’s systems including cyber security methods, and developing new systems to keep pace with continuing changes in information processing technology will be successful or that additional systems issues will not arise in the future. Cortigent’s products contain hardware and software protections which are intended to prevent unauthorized access or control of Cortigent’s implanted device. However, if an unauthorized user breaches Cortigent’s controls and gains access to one of Cortigent’s devices implanted in a patient, serious harm, injury and/or death may result. Any significant breakdown, intrusion, interruption, corruption, or destruction of these systems, as well as any data breaches, could have a material adverse effect on Cortigent’s business.

Cortigent has had no breaches of its information systems or controls. Cortigent’s industry standard IT security measures are designed according to guidelines from the National Institute of Standards and Technology (NIST), the Sarbanes Oxley Act, the HIPAA, the HITECH, and the FDA 21 CFR Part 11.

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Some key protective measures include physical access restriction, firewall systems with intrusion detection and malware scanning features, virtual private network or VPN for any required remote access, a separate Wi-Fi network, high endpoint protection including ransomware protection and proactive responses, and several layers of incoming email protection against attacks. Cortigent uses equipment and software from leading vendors for these roles and maintain support and update subscriptions for them. All portable computers are configured for full-disk encryption. Access and attempted access to information systems are logged. Backups of internal server systems are updated overnight Monday through Friday of each week.

Data derived from clinical trials is held by a third-party supplier that has been audited for ISO 27001 compliance, and is de-identified for subject safety and subject privacy. Access is limited to those who directly need to use that data, and these personnel are trained in proper handling of sensitive data.

Product liability lawsuits could divert Cortigent’s resources, result in substantial liabilities and reduce the commercial potential of Cortigent’s products.

Cortigent faces a risk of product liability claims arising from the prosthesis being implanted, and it is possible that it may be held liable for injuries of patients who receive Cortigent’s product. These lawsuits may divert Cortigent’s management from pursuing Cortigent’s business strategy and may be costly to defend. In addition, if Cortigent is held liable in any of these lawsuits, it may incur substantial liabilities and may be forced to limit or forego further commercialization of one or more of Cortigent’s products. Cortigent maintains no product liability insurance relating to Cortigent’s studies, clinical trials and commercial sales, and while it intends to obtain such coverage prior to the closing of the offering, may not be able to obtain or maintain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims, which could prevent or inhibit the commercial production and sale of Cortigent’s products. If the use of Cortigent’s products harm or are alleged to harm people, it may be subject to costly and damaging product liability claims that exceed Cortigent’s policy limits and cause Cortigent significant losses that could seriously harm Cortigent’s financial condition or reputation and ability to carry forward its business.

Legislative or regulatory reform of the health care system in the U.S. and foreign jurisdictions may adversely impact Cortigent’s business, operations, or financial results.

Cortigent’s industry is highly regulated and changes in law may adversely impact Cortigent’s business, operations, or financial results. Under the second Trump administration, the FDA has undergone significant changes including leadership changes, new policy directions and reductions in staffing, all of which may pose potential and unpredictable risks of delay or changes in expected regulatory requirements. In March 2010, the Patient Protection and Affordable Care Act, and a related reconciliation bill were signed into law. This legislation changes the current system of healthcare insurance and benefits intended to broaden coverage and control costs. The law also contains provisions that will affect companies in the medical device industry and other healthcare related industries by imposing additional costs and changes to business practices.

In some foreign countries, including countries in Europe, and in Canada, the pricing of approved medical devices is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take 12 months or longer after the receipt of regulatory approval and product launch. To obtain reimbursement or pricing approval in certain countries, Cortigent may be required to conduct a clinical trial that compares the cost-effectiveness of Cortigent’s product candidate to other available therapies. Cortigent’s business could be materially harmed if reimbursement of Cortigent’s products is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels.

Cortigent cannot predict what healthcare reform initiatives may be adopted in the future. Further U.S. federal and state legislative and regulatory developments appear likely, and other reform may be underway in Europe. These reforms could have an adverse impact on Cortigent’s ability to obtain timely regulatory approval for new products and on anticipated revenues from product candidates, both of which may affect Cortigent’s overall financial condition.

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Risks Relating to Cortigent’s Financial Results and Need for Financing

Cortigent’s financial statements have been prepared on a going concern basis and its financial condition creates doubt as to whether it will be able to continue as a going concern.

Cortigent’s financial statements have been presented on the basis that its business is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Cortigent is subject to the risks and uncertainties associated with a business with no revenue that is developing novel medical devices, including limitations on its operating capital resources. Cortigent has incurred recurring operating losses and negative operating cash flows since inception, and expects to continue to incur operating losses and negative operating cash flows for the foreseeable future. Cortigent’s future operations are dependent upon successful development and commercialization of its products, attaining regulatory approvals, the outcomes of lengthy and costly patient studies, the identification and successful completion of equity or debt financing, and the achievement of profitable operations at an indeterminate time in the future. No assurance can be given that Cortigent will be successful in completing any of these endeavors or in achieving or maintaining profitability. See Risk Factors below concerning Cortigent’s needs for additional capital to support its operations and growth.

Risks Related to Cortigent’s Business and Industry

In this section, “Parent” or “Vivani” refers to Vivani Medical, Inc.

Cortigent has incurred operating losses since inception and likely will continue to incur losses for the foreseeable future.

Cortigent has had a history of operating losses and it expects that operating losses will continue into the near term. Although Cortigent has had sales of the Argus II product, these sales were insufficient to cover Cortigent’s operating expenses. Given the limited addressable market of Argus II, Cortigent no longer markets the Argus II and has focused all of Cortigent’s resources on the development of Orion and Cortigent’s Stroke Recovery System, as we explore other applications for its core neurostimulation technology. Cortigent’s ability to generate positive cash flow will hinge on Cortigent’s ability to develop novel neurostimulation medical device systems, correctly price Cortigent’s products to Cortigent’s markets, and obtain government and private insurance reimbursement. As of March 31, 2026, Cortigent’s Net Parent Investment (deficit) was $(3.7) million. Cortigent also had a $3.5 million liability obligation to Vivani which will be forgiven prior to the closing of the merger with ClearOne. Funding in excess of $3.5 million has been recorded as contributions and included in net parent investment (deficit) on Cortigent’s consolidated balance sheet. Cortigent can give no assurance that it will be profitable even if it successfully commercializes Cortigent’s products. Failure to become and remain profitable may adversely affect the market price of Cortigent’s common stock and Cortigent’s ability to raise capital and continue operations.

Cortigent’s business is subject to international economic, political, and other risks that could negatively affect Cortigent’s results of operations or financial position.

Cortigent anticipates that revenue from Europe and other countries outside the U.S. may be material to Cortigent’s future success. Accordingly, Cortigent’s operations are subject to risks associated with doing business internationally, including:

  currency exchange variations;
  extended collection timelines for accounts receivable;
  greater working capital requirements;
  multiple legal frameworks and unexpected changes in legal and regulatory requirements;
  the need to ensure compliance with the numerous regulatory and legal requirements applicable to Cortigent’s business in each of these jurisdictions and to maintain an effective compliance program to ensure compliance with these requirements;
  political changes in the foreign governments impacting health policy and trade;
  tariffs, export restrictions, trade barriers and other regulatory or contractual limitations that could impact Cortigent’s ability to sell or develop Cortigent’s products in certain foreign markets;
  trade laws and business practices favoring local competition; and
  adverse economic conditions, including the stability and solvency of business financial markets, financial institutions and sovereign nations and the healthcare expenditure of domestic or foreign nations.

The realization of any of these or other risks associated with operating in Europe or other non-U.S. countries could have a material adverse effect on Cortigent’s business, results of operations or financial condition.

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Cortigent is subject to stringent domestic and foreign medical device regulation and any unfavorable regulatory action may materially and adversely affect Cortigent’s financial condition and business operations.

Cortigent’s products, development activities and manufacturing processes are subject to extensive and rigorous regulation by numerous government agencies, including the FDA and comparable foreign agencies. To varying degrees, each of these agencies monitors and enforces Cortigent’s compliance with laws and regulations governing the development, testing, manufacturing, labeling, marketing, distribution, and the safety and effectiveness of Cortigent’s medical devices. The process of obtaining marketing approval or clearance from the FDA and comparable foreign bodies for new products, or for enhancements, expansion of the indications or modifications to existing products, could:

  take a significant, indeterminate amount of time;
  result in product shortages due to regulatory delays;
  require the expenditure of substantial resources;
  involve rigorous pre-clinical and clinical testing, and possibly post-market surveillance;
  involve modifications, repairs, or replacements of Cortigent’s products;
  require design changes to Cortigent’s products;
  result in limitations on the indicated uses of Cortigent’s products; and
  result in Cortigent’s never being granted the regulatory approval(s) Cortigent seeks.

Any of these occurrences that Cortigent might experience will cause Cortigent’s operations to suffer, harm Cortigent’s competitive standing and result in further losses that adversely affect Cortigent’s financial condition.

Cortigent has ongoing responsibilities under FDA and international regulations, both before and after a product is commercially released, if ever. For example, Cortigent is required to comply with the FDA’s Quality System Regulation (“QSR”), which mandates that manufacturers of medical devices adhere to certain quality assurance requirements, which pertain to, among other things, validation of manufacturing processes, controls for purchasing product components, and documentation practices. As another example, the Medical Device Reporting regulation requires Cortigent to provide information to the FDA whenever there is evidence that reasonably suggests that a device may have caused or contributed to a death or serious injury, or that a malfunction occurred which would be likely to cause or contribute to a death or serious injury upon recurrence. Compliance with applicable regulatory requirements is subject to continual review and is monitored rigorously through periodic inspections by the FDA. If the FDA were to conclude that Cortigent is not in compliance with applicable laws or regulations, or that any of Cortigent’s medical devices are ineffective or pose an unreasonable health risk, the FDA could ban such medical devices, detain or seize such medical devices, order a recall, repair, replacement, or refund of such devices, or require Cortigent to notify health professionals and others that the devices present unreasonable risks of substantial harm to the public health. The FDA has been increasing its scrutiny of the medical device industry and the government is expected to continue to scrutinize the industry closely with inspections and possibly enforcement actions by the FDA or other agencies. Additionally, the FDA may restrict manufacturing and impose other operating restrictions, enjoin and restrain certain violations of applicable law pertaining to medical devices and assess civil or criminal penalties against Cortigent’s officers, employees, or Cortigent. Any adverse regulatory action, depending on its magnitude, may restrict Cortigent from effectively manufacturing, marketing, and selling Cortigent’s products. In addition, negative publicity and product liability claims resulting from any adverse regulatory action could have a material adverse effect on Cortigent’s financial condition and results of operations.

The number and type of preclinical and clinical tests that will be required for regulatory approval of Cortigent’s specific, novel and complex devices are highly uncertain and may vary or change depending on various factors, including the disease or condition to be treated, the jurisdiction in which Cortigent is seeking approval and the regulations applicable to that particular medical device. Regulatory agencies, including those in the U.S., Canada, Europe, and other countries where medical devices are regulated, can delay, limit or deny approval of a product for many reasons. For example:

  a medical device may not be safe or effective;
  regulatory agencies may interpret data from preclinical and clinical testing differently than Cortigent does;
  regulatory agencies may not approve Cortigent’s manufacturing processes;
  regulatory agencies may conclude that Cortigent’s device does not meet quality standards for durability, long-term reliability, biocompatibility, electromagnetic compatibility, electrical safety, or other reasons; and
  regulatory agencies may change their approval policies or adopt new regulations.
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The FDA may make requests or suggestions regarding conduct of Cortigent’s clinical trials, resulting in an increased risk of difficulties or delays in obtaining regulatory approval in the United States. Any of these occurrences could prove materially harmful to Cortigent’s operations and business.

Any revenue from sales of Orion or other neurostimulation systems being developed will be dependent upon the pricing and reimbursement guidelines adopted in each country, and if pricing and reimbursement levels are inadequate to achieve profitability Cortigent’s operations will suffer.

Cortigent’s financial success is dependent on Cortigent’s ability to price Cortigent’s products in a manner acceptable to government and private payers while still maintaining Cortigent’s profit margins. Numerous factors that may be beyond Cortigent’s control may ultimately impact pricing of its products and determine whether Cortigent is able to obtain reimbursement or reimbursement at adequate levels from governmental programs and private insurance. If Cortigent is unable to obtain reimbursement or Cortigent’s products are not adequately reimbursed, it will experience reduced sales, and Cortigent’s revenues likely will be adversely affected, and it may not become profitable.

Obtaining reimbursement approvals is time consuming, requires substantial management attention, and is expensive. Cortigent’s business will be materially adversely affected if Cortigent does not receive approval for reimbursement of its products under government programs and from private insurers on a timely or satisfactory basis. Limitations on coverage could also be imposed at the local Medicare Administrative Contractor level or by fiscal intermediaries in the U.S., and by regional or national funding agencies in Europe. Cortigent’s business could be materially adversely affected if the Medicare program, local Medicare Administrative Contractors, or fiscal intermediaries were to make such a determination and deny, restrict, or limit the reimbursement of Cortigent’s products. Similarly, in Europe, governmental and other agencies could deny, restrict, or limit the reimbursement of Cortigent’s products at the hospital, regional or national level. Cortigent’s business also could be adversely affected if surgeons and the facilities within which they operate are not adequately reimbursed by Medicare and other funding agencies for the cost of the procedure in which they implant Cortigent’s products on a basis satisfactory to the administering surgeons and their facilities. If the local contractors that administer the Medicare program and other funding agencies are slow to reimburse surgeons or provider facilities for Cortigent’s products, the surgeons and facilities may delay their payments to Cortigent, which would adversely affect Cortigent’s working capital requirements. Also, if the funding agencies delay reimbursement payments to the hospitals, any increase to their working capital requirements could reduce their willingness to treat patients who wish to have Cortigent’s devices implanted. If reimbursement for Cortigent’s products is unavailable, limited in scope or amount, or if pricing is set at unsatisfactory levels, Cortigent’s business will be materially harmed.

Cortigent’s medical devices or other product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

To obtain marketing approval for Orion, or the Stroke Recovery System, or other neurostimulation systems that may be developed, Cortigent must demonstrate safety and efficacy through clinical trials as well as additional supporting data. If Cortigent’s products are associated with undesirable side effects in clinical trials or have characteristics that are unexpected, Cortigent may need to interrupt, delay, or abandon development, cause its devices to have reduced functionality, or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe, or more acceptable from a risk-benefit perspective. Cortigent conducted an initial feasibility clinical study of Orion at UCLA and Baylor between November 2017 and March 2025. Cortigent cannot guarantee that any positive results in this limited trial will successfully translate to a pivotal clinical trial. See “Prospectus Summary” above. It is not uncommon to observe results in human clinical trials that are unexpected based on limitations of prior trials, and many product candidates fail in large clinical trials despite promising limited clinical trial results. Moreover, clinical data is often susceptible to varying interpretations and analyses, and many companies that believed their product candidates to have performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain marketing approval for their products. No assurance can be given that Cortigent will not encounter similar results in its clinical trials.

Human subjects in Cortigent’s clinical trials may suffer significant adverse events, tolerability issues or other side effects associated with the surgical implantation, chronic implantation, device performance, and chronic use of Cortigent’s medical devices. No assurance can be given that Cortigent will not encounter adverse events in Cortigent’s Orion trial(s) or trials with respect to its Stroke Recovery System. The observed efficacy and extent of light perception and vision restoration for subjects implanted with Orion in Cortigent’s Orion EFS may not be maintained over the long term or may not be observed in a larger, pivotal clinical trial. If any further clinical trial of Orion or the Stroke Recovery System fails to demonstrate efficacy to the satisfaction of regulatory authorities or does not otherwise produce positive results, Cortigent may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of Orion or the Stroke Recovery System.

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For example, in June 2018, one subject in the Orion EFS experienced a seizure while in the clinic when Second Sight was evaluating a specific video stimulation algorithm. The seizure resolved quickly with medication and the subject was released from the clinic without need for hospitalization or further treatment. The subject was allowed to continue using the Orion device after the serious adverse event was reviewed by a safety committee for the study and clinicians at the implanting institution.

If Cortigent’s medical devices experience defects, or significant adverse events, or other side effects are observed in any of Cortigent’s future studies or clinical trials, we may have difficulty recruiting subjects to the study or clinical trial, subjects may drop out of the study or trial, or we may be required to abandon the study or trial or development efforts of that product candidate altogether. Cortigent, the FDA, or other applicable regulatory authorities in addition to Institutional Review Boards (“IRB”) or Data and Safety Monitoring Committees may suspend clinical trials of Cortigent’s neurostimulation systems at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks. Devices developed in the prosthesis industry that initially showed promise in early-stage studies have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude Cortigent’s products from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance of the approved product due to its actual or perceived safety and tolerability profile. Any of these developments could materially harm Cortigent’s business, financial condition, and prospects.

Should Orion, or the Stroke Recovery System, or other neuromodulation systems that may be developed obtain marketing approval, adverse effects associated with such system may also develop after approval and could lead to requirements for conducting additional clinical safety trials, placing additional warnings in the labeling, imposing significant restrictions, or withdrawing the product from the market while further incurring attendant costs of explants and exposure to litigation. Cortigent cannot predict whether Cortigent’s products being developed will cause significant adverse effects in humans that would preclude or lead to the revocation of regulatory approval. However, any such event, were it to occur, would cause substantial harm to Cortigent’s business and financial condition.

Cortigent is also subject to stringent government regulation in European and other foreign countries, which could delay or prevent Cortigent’s ability to sell Cortigent’s products in those jurisdictions.

Cortigent may pursue market authorizations for its neurostimulation systems in additional jurisdictions and undergo further audits. For Cortigent to market products in Europe and some other international jurisdictions, Cortigent and Cortigent’s distributors and agents must obtain required regulatory registration(s) or approval(s). The approval procedure varies among countries and jurisdictions and can involve additional testing, and the time and costs required to obtain an approval may differ from that required to obtain an approval from the FDA. FDA approval does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or jurisdictions or by the FDA. Violations of foreign laws governing use of medical devices may lead to actions against Cortigent by the FDA as well as by foreign authorities. Cortigent must also comply with extensive regulations regarding safety, efficacy, and quality in each jurisdiction where it seeks approval(s). Cortigent may not be able to obtain all the required regulatory registrations or approval(s), or it may be required to incur significant costs in obtaining or maintaining any regulatory registrations or approval(s) it receives. Delays in obtaining any necessary registration(s) or approval(s) required for marketing Cortigent’s products, failure to receive these registration(s) or approval(s), or future loss of previously obtained registration(s) or approval(s) would limit Cortigent’s ability to sell its products. For example, international regulatory bodies have adopted various regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties, and tax requirements. These types of regulations vary from country-to-country. In order to sell Cortigent’s products in Europe, Cortigent must reestablish its ISO 13485:2016 certification and CE mark certification, which have lapsed. The CE mark is an international symbol of quality and compliance with applicable European medical device directives. Failure to reinstate and maintain the ISO 13485:2016 certification or CE mark certification or other international regulatory approvals would prevent Cortigent from selling in some countries in Europe and elsewhere and could harm Cortigent’s business materially.

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Even if Cortigent obtains clearance or approval to sell Cortigent’s products, it is subject to ongoing requirements and inspections that could lead to the restriction, suspension, or revocation of Cortigent’s clearance.

Cortigent, as well as any potential collaborative partners such as distributors, will be required to adhere to applicable FDA regulations regarding good manufacturing practice, which include among other things, testing, control, and documentation requirements. Cortigent is subject to similar regulations in foreign countries. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Ongoing compliance with good manufacturing practice and other applicable regulatory requirements is strictly enforced in the U.S. through periodic inspections by state and federal agencies, including the FDA, and in international jurisdictions by comparable agencies. Failure to comply with these regulatory requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure to obtain premarket clearance or premarket approval for devices, withdrawal of approvals previously obtained, and criminal prosecution. The restriction, suspension or revocation of regulatory approvals or any other failure to comply with regulatory requirements would limit Cortigent’s ability to operate and could increase Cortigent’s costs.

Cortigent has no large-scale manufacturing experience, which could limit Cortigent’s growth.

Cortigent’s limited manufacturing experience may not enable it or any outside suppliers to make Cortigent’s products in the volumes that would be necessary for it to achieve a significant number of commercial sales. Cortigent’s product involves new and technologically complex materials and processes. As Cortigent moves from making product for clinical trials to larger quantities for greater commercial distribution, it must develop new internal or external manufacturing techniques and processes that allow it to scale production. Cortigent may not be able to establish and maintain reliable, efficient, full-scale manufacturing at commercially reasonable costs in a timely fashion. Difficulties Cortigent encounters in manufacturing scale-up, or Cortigent’s failure to implement and maintain Cortigent’s or outside manufacturing facilities in accordance with good manufacturing practice regulations, international quality standards or other regulatory requirements, could result in a delay or termination of production. To date, Cortigent’s manufacturing activities have largely been to provide units for clinical testing and commercial sales of the now discontinued Argus II system by Second Sight. Cortigent may face substantial difficulties in re-establishing and maintaining adequate manufacturing capabilities and capacity, and in obtaining the manufacturing from outside suppliers necessary to produce Cortigent’s products at a larger commercial scale. Such difficulties may impact the quality of Cortigent’s products and adversely affect Cortigent’s ability to increase sales.

To establish its sales and marketing infrastructure, Cortigent will need to grow the size of its organization, and it may experience delays or other difficulties in managing this growth.

As Cortigent’s development and commercialization plans and strategies evolve, it will need to expand the size of its employee base for managerial, operational, sales, marketing, financial and other resources. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate, and integrate additional employees. Cortigent’s management team may have to use a substantial amount of time to manage these growth activities. Cortigent’s future financial performance and its ability to commercialize its neuromodulation systems and other product candidates and compete effectively will depend, in part, on Cortigent’s ability to timely and effectively manage any future growth and related costs. Cortigent may not be able to effectively manage a rapid pace of growth and, or timely implement improvements to Cortigent’s management infrastructure and control systems.

Cortigent may acquire additional businesses or form strategic alliances in the future, and it may not realize the benefits of such acquisitions or alliances.

Cortigent may acquire additional businesses or products, form strategic alliances, or create joint ventures with third parties that it believes will complement or augment its planned development activities and business. If Cortigent acquires businesses with promising markets or technologies, it may not be able to realize the benefit of acquiring such businesses if it is unable to successfully integrate them with Cortigent’s existing operations and company culture. Cortigent may have difficulty in developing, manufacturing, and marketing the products of a newly acquired company that enhances the performance of Cortigent’s combined businesses or product lines to realize value from expected synergies. Cortigent cannot assure that, following an acquisition, it will achieve the revenues or specific net income that justifies the acquisition.

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Use of Proceeds

The gross proceeds from this offering will be $10,000,000 if we sell the minimum number of Units and $15,000,000 if we sell the maximum number of Units that we are offering. After deducting Placement Agent fees and estimated offering expenses payable by us, we expect to receive net proceeds of $9,050,000 from this offering if we sell the minimum number of Units offered and $13,750,000 if we sell the maximum number of Units offered. However, because this is a best efforts offering, the actual offering amount, Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds from this offering, together with our existing resources, as follows:

	Minimum Offering	Maximum Offering
Description of Use	Dollar Amount (Millions)	Dollar Amount (Millions)

Research and development studies for Orion and the Stroke Recovery System	$2	$2
Repayment of the loan from First Finance Ltd.	$1.1	$1.1
Planned Orion pivotal clinical trial and conversion of the Orion prototype to a market-ready device	$1	$1
Manufacture and assembly of new devices for use in Orion and Stroke Recovery Systems studies and clinical trials	$4	$4
General working capital including payment of Merger expenses	Remaining balance	Remaining balance

As a first priority, we plan to use $1.1 million to repay the loan from First Finance Ltd. On June 30, 2026, we entered into a Loan Agreement with First Finance Ltd., pursuant to which First Finance Ltd. agreed to lend us a principal amount of up to $1,000,000 in the aggregate (the “Loan”). The Loan is structured in tranches, with an initial tranche of $500,000 and additional tranches of $250,000 each, in each case on dates mutually agreed by the parties. As at the date of this prospectus, the interest rate on the Loan is 11% per annum, calculated daily on the basis of a 360-day year, accruing from the applicable advance date until repayment of the Loan in full. Overdue interest is compounded and added to the principal amount of the Loan. The maturity date of the Loan is the earlier of (i) six months following June 30, 2026, being December 30, 2026, or (ii) such other date as the parties may mutually agree in writing. We expect that First Finance Ltd. will be investing $1.0 million in this offering to purchase 285,714 shares of our Common Stock.

We plan to use these proceeds over an approximate 18-month period following receipt of proceeds from this offering to pay for various Orion research studies including MRI compatibility and vision improvement techniques, to convert the Orion prototype into a market ready device for the pivotal clinical trial, to manufacture devices to be used in the Orion and Stroke Recovery System clinical studies, to seek FDA clearance to conduct these studies, to select and qualify Cortigent’s clinical trial sites, and for other activities relating to study or trial preparation. Cortigent also expects to conduct pricing and reimbursement market research for the Orion and Stroke Recovery System and to complete Cortigent’s Orion patient preference information (PPI) study, which will help Cortigent determine its safety endpoints in cooperation with the FDA. Cortigent will require additional funding to complete the Orion pivotal clinical trial and initial Stroke Recovery System study. Determining the cost of the Orion pivotal trial will depend on such factors as the size of the study, its duration, site selections and site training, writing and establishing protocols acceptable to the FDA, the accepted safety endpoints, and other terms and conditions that we will jointly establish in cooperation with the FDA.

The Units offered in this offering consist of one share of Common Stock and one Warrant. To the extent that the Warrants are exercised for cash and generate aggregate gross proceeds to the Company of $30.0 million or more, we currently intend to use such proceeds, together with our existing cash resources, to fund the costs of the Orion pivotal clinical trial and the initial Stroke Recovery System clinical study.

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Certain aspects of Cortigent’s technology may be developed in tandem in that Cortigent’s current-generation neurostimulation device is intended to be used for both Orion and for the Stroke Recovery System with the electrode arrays being substantially identical, other than for (i) a slight variation in shape; and (ii) placement on different areas of the brain cortex (surface). The Orion is implanted so as to address the visual cortex while the Stroke Recovery System device is intended to be implanted on the motor cortex. In October 2023, Cortigent reapplied for grant funding of up to $8.0 million from the National Institutes of Health (NIH) after receiving reviewers’ comments on Cortigent’s original application. Based on further communications with grant reviewers Cortigent believes that it is unlikely to receive any grant in the current funding cycle. Cortigent is planning to submit a new application in 2027 for a grant that could be awarded in the next funding cycle. No assurance can be given that any such application will result in an awarded grant. If awarded, Cortigent expects this funding potentially would cover the principal cost of the initial Stroke Recovery System study.

This expected use of the net proceeds represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot predict with certainty all particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development in U.S. and other geographical markets, as well as any collaborations that we may enter into with third parties for our current or future product candidates or strategic opportunities that become available to us, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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Market and Dividend Information For Our Common Stock

Market Information

Our Common Stock is listed on Nasdaq under the symbol “CLRO”.

Stockholders

As of [●], 2026, there were 2,675,412 shares of our Common Stock issued and outstanding held by approximately 288 holders of record. Each broker dealer or clearing corporation that holds shares for customers is counted as a single holder of record.

Dividend Policy

We do not have a policy of paying regular cash dividends on our Common Stock. Although we have declared special dividends in the past, including special cash dividends and a special stock dividend, we do not anticipate paying regular cash dividends on our Common Stock in the foreseeable future.

We presently intend to retain our earnings, if any, to finance the development and growth of our business and operations and do not anticipate declaring or paying cash dividends on our Common Stock in the foreseeable future.

Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

Capitalization

The following table shows our cash and cash equivalents and capitalization as of March 31, 2026 as follows:

  on an actual basis; and
  on a pro forma as adjusted basis to give effect to (i) the Merger, (ii) the issuance of 855,000 shares of Common Stock to be issued pursuant to agreements with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis and (iii) our issuance and sale of 2,857,142 Units in this offering (the minimum that may be sold by us in this offering) at a public offering price of $3.50 per Unit, resulting in net proceeds to us of $9,050,000 after deducting estimated Placement Agent fees and estimated offering expenses payable.
  on a pro forma as adjusted basis to give effect to (i) the Merger, (ii) the issuance of 855,000 shares of Common Stock to be issued pursuant to agreements with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis and (iii) our issuance and sale of 4,285,714 Units in this offering (the maximum that may be sold by us in this offering) at a public offering price of $3.50 per Unit, resulting in net proceeds to us of $13,750,000 after deducting estimated Placement Agent fees and estimated offering expenses payable.
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The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our Units and other terms of this offering determined at pricing. You should read the following table in conjunction with “Use of Proceeds” and our financial statements and related notes included in this prospectus.

	As of March 31, 2026 (Dollars in thousands)
	Actual	Minimum Offering	Maximum Offering
Cash and cash equivalents	$756	$8,809	$13,809
Debt:
Long-term debt, including current maturities	—	—	—
Class A Redeemable Preferred Stock (mandatorily redeemable; current liability)	2	—	—
Stockholders’ equity (deficit):
Common stock, $0.001 par value	3	19	20
Additional paid-in capital	37,500	21,838	26,837
Accumulated other comprehensive loss	(341)	—	—
Accumulated deficit	(36,630)	(13,947)	(13,947)
Total stockholders’ equity	$532	$7,910	$12,910
Total capitalization	$534	$7,910	$12,910

Dilution

If you invest in our Units in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per Unit and the as adjusted net tangible book value per share of our Common Stock immediately after this offering. Our historical net tangible book value as of March 31, 2026, was approximately $532,000, or $0.20 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the number of shares of our Common Stock outstanding as of March 31, 2026.

After giving effect to (i) the Merger, (ii) the issuance of 855,000 shares of Common Stock to be issued pursuant to agreements with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis and (iii) our issuance and sale of 2,857,142 Units in this offering (assuming we sell the minimum number of Units offered by this prospectus) at a public offering price of $3.50 per Unit, after deducting Placement Agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $0.42 per share. This represents an immediate increase in actual net tangible book value per share of $0.22 to our existing stockholders and an immediate dilution in actual net tangible book value per share of approximately $3.08 to new investors purchasing Units in this offering.

After giving effect to (i) the Merger, (ii) the issuance of 855,000 shares of Common Stock to be issued pursuant to agreements with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis and (iii) our issuance and sale of 4,285,714 Units in this offering (assuming we sell the maximum number of Units offered by this prospectus) at a public offering price of $3.50 per Unit, after deducting Placement Agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $0.64 per share. This represents an immediate increase in actual net tangible book value per share of $0.44 to our existing stockholders and an immediate dilution in actual net tangible book value per share of approximately $2.86 to new investors purchasing Units in this offering.

Dilution per share to new investors purchasing Common Stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per Unit paid by new investors.

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The following table illustrates this per share dilution:

	Minimum Offering	Maximum Offering
Public offering price per Unit	$3.50	$3.50
Actual net tangible book value per share as of March 31, 2026	$0.20	$0.20
Increase in net tangible book value per share as of March 31, 2026	$0.22	$0.44
Pro forma as adjusted net tangible book value per share immediately after this offering	$0.42	$0.64
Dilution per share to new investors purchasing Units in this offering	$3.08	$2.86

The table and discussion above are based on 2,675,412 shares of Common Stock outstanding as of March 31, 2026 and excludes the following that were outstanding as of such date:

  5,336 shares of Common Stock issuable upon the exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $96.60 per share;

  624,702 shares of Common Stock issuable upon the exercise of outstanding Warrants; and

  855,000 shares of Common Stock to be issued pursuant to agreements with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis.

The foregoing discussion assumes no exercises of the Warrants issued as part of the Units. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Business

Overview and Corporate History

ClearOne was incorporated in Utah in 1983 and reincorporated in Delaware in 2018. Effective April 22, 2026, we reincorporated from Delaware to Nevada. Our Common Stock is listed on Nasdaq under the symbol “CLRO.”

We were previously engaged in the design, development, and marketing of professional audio conferencing, microphone, and video collaboration solutions.

October 2025 Asset Sale

On October 24, 2025, the Company completed the sale of certain intellectual property, product inventory, and non-exclusive rights to customer data to Biamp for gross cash consideration of $3.0 million (the “Asset Sale”) pursuant to an Asset Purchase Agreement dated the same date. Biamp did not assume any warranty or technical support obligations. The Company retained its books and records, all equity interests in subsidiaries, certain minor assets (including a limited amount of inventory held solely to service warranties), and all public-company assets and obligations.

Post-Asset-Sale Operations

Following the Asset Sale, the Company no longer manufactures or sells products and maintains a limited inventory and provides customer support services to satisfy warranty claims. Its continuing activities consist solely of (i) fulfilling warranty and technical support obligations on legacy products in accordance with published policies, (ii) managing and liquidating remaining assets of the Company’s legacy operating business, (iii) evaluating potential Strategic Transactions; (iv) collecting accounts receivable and recovering prepaid assets, (v) satisfying outstanding liabilities, and (vi) maintaining public-company compliance. These activities are transitional in nature and are not expected to generate material revenue.

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Strategy and Strategic Alternatives

The Company is actively evaluating strategic alternatives intended to enhance stockholder value. These alternatives may include without limitation one or more special transactions, an investment in, or an acquisition of a private operating company, additional asset sales, or other actions that maximize value for stockholders. The closing of the Asset Sale on October 24, 2025 triggered the mandatory redemption of all outstanding shares of the Company’s Class A Redeemable Preferred Stock. The Class A Redeemable Preferred Stock was redeemed at par on April 21, 2026.

Significant Ownership Changes

On October 30, 2025, Edward D. Bagley sold 700,000 shares of Common Stock to First Finance Ltd. pursuant to a Securities Purchase Agreement dated as of October 30, 2025 by and between First Finance Ltd. and Edward D. Bagley at a purchase price of $3.00 per share of Common Stock.

Effective November 24, 2025, First Finance Ltd. converted 3,026 shares of our Class B Preferred Stock into 503,662 shares of Common Stock.

On March 2, 2026, we entered into a Securities Purchase Agreement with First Finance Ltd., pursuant to which we agreed to issue and sell 437,500 of our Common Stock at a purchase price of $4.00 per share, for aggregate gross proceeds of $1,750,000 (the “2026 SPA”). The warrants issued pursuant to the 2026 SPA have an exercise price of $5.00 per share and are exercisable for a period of two years following issuance. It is a condition to Vivani’s obligations to consummate the closing of the Merger Agreement for First Finance Ltd. to have waived any right to receive value in respect of any warrants held by it or its affiliates. On August 4, 2026, all warrants issued pursuant to the 2026 SPA were cancelled.

On June 30, 2026, we entered into a Loan Agreement with First Finance Ltd., pursuant to which First Finance Ltd. agreed to lend us a principal amount of up to $1,000,000 in the aggregate (the “Loan”). The Loan is structured in tranches, with an initial tranche of $500,000 and additional tranches of $250,000 each, in each case on dates mutually agreed by the parties. As at the date of this prospectus, both the interest rate on the Loan is 11% per annum, calculated daily on the basis of a 360-day year, accruing from the applicable advance date until repayment of the Loan in full. Overdue interest is compounded and added to the principal amount of the Loan. The maturity date of the Loan is the earlier of (i) six months following June 30, 2026, being December 30, 2026, or (ii) such other date as the parties may mutually agree in writing. We expect that First Finance Ltd. will be investing $1.0 million in this offering to purchase 285,714 shares of our Common Stock.

As of [●], 2026, First Finance Ltd. beneficially owned approximately [●]% of our outstanding Common Stock.

The Merger

On July 1, 2026, the Company, Merger Sub, Cortigent and Vivani entered into the Merger Agreement. Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Cortigent, with Cortigent continuing as the surviving corporation and becoming a wholly-owned subsidiary of ClearOne.

Cortigent is a neurotechnology company focused on the development of implantable brain-computer interface technologies and neurostimulation solutions. Through the proposed acquisition, we intend to expand our business operations beyond its historical collaboration and communications product lines and establish a platform focused on advanced medical technology and neurostimulation-related opportunities. The Transaction is expected to provide us with access to Cortigent’s technology portfolio, management expertise, and strategic development initiatives.

Pursuant to the Merger Agreement, Vivani, as the sole stockholder of Cortigent, will receive 12,500,000 shares (each, a “Consideration Share”) of Common Stock as consideration for all of the issued and outstanding shares of Common Stock.

In connection with the Transaction, we agreed to undertake a financing transaction through the registration statement of which this prospectus forms a part, pursuant to which we intend to raise gross proceeds of not less than $10.0 million and not more than $15.0 million through the issuance of Units (the “Financing”). Completion of the Financing is a condition to the closing of the Merger. If the Merger is not consummated for any reason, we and Cortigent may be subjected to a number of material risks and will be required to pay certain costs related to the Merger, which must be paid regardless of whether the Merger is consummated. See “Risk Factors”.

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Upon completion of the Transaction, the board of directors of the Combined Company is expected to consist of five directors: Adam Mendelsohn, who will serve as Chairman, Jonathan Adams, John Bowers, Linda Szyper and Eric Robinson. Mr. Robinson is expected to serve as Chairman of the Audit Committee. The executive officers of the Combined Company are expected to include Jonathan Adams as President and Chief Executive Officer, Simon Brewer as Chief Financial Officer and Principal Accounting Officer, and Rachel Evans as Corporate Secretary.

The Merger Agreement contemplates certain post-closing governance and capital structure arrangements, including a 12‑month equity issuance moratorium following closing, subject to specified exceptions. In connection with the Transaction, we will issue 855,000 shares of our Common Stock to certain of our advisors pursuant to agreements with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis (the “Advisor Stock Issuance”), and, at closing, intend to grant up to 1,400,000 stock options to certain individuals affiliated with Cortigent. Prior to closing, Vivani and Cortigent are required to take actions to ensure that no Cortigent options, warrants, restricted stock units or other equity-based securities remain outstanding other than shares of Cortigent common stock.

The consummation of the Transaction is subject to the satisfaction or waiver of a number of conditions, including approval of the Transaction by ClearOne stockholders and by Cortigent’s sole stockholder Vivani, completion of the financing, the effectiveness of the registration statement of which this prospectus forms a part, our continued listing on Nasdaq and other customary closing conditions. The Merger Agreement may be terminated by either party if the Transaction has not been completed by or before December 28, 2026, subject to certain extension rights and other provisions set forth therein.

Principal Stockholders and Beneficial Ownership

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of , 2026:

  each of our directors;

  each of our named executive officers;

  all of our current directors, named executive officers and executive officers as a group; and each person or group known by us to be the beneficial owner of more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 2,675,412 shares of our Common Stock, NIL shares of our Class A Preferred Stock and NIL shares of our Class B Preferred Stock outstanding as of , 2026. We have deemed shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of , 2026 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

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Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ClearOne, Inc., 7533 S Center View Ct., #5311, West Jordan, UT 84084. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner(1)	Common Stock	% of Common Stock(2)
Directors and Executive Officers
Derek L. Graham	351	*
Eric Boehnke(3)	-	-
Lisa B. Higley(4)	1,633	*
Youngsun Park	-	-
Eric L. Robinson	2,006	*
Bruce Whaley	1,467	*
Simon Brewer	-	*
All current directors and executive officers as a group (seven persons) (5)	5,457	*
Greater than 5% stockholders
First Finance Ltd.(6)	1,641,162	61.3%
Edward D. Bagley(7)	142,669	5.3%

*	Represents less than 1%.
(1)	Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock or preferred stock subject to options, warrants or convertible securities currently exercisable or convertible or exercisable or convertible within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or convertible securities, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Percentage of Common Stock is based on 2,675,412 shares of our Common Stock issued and outstanding as of , 2026. No shares of Class A Preferred Stock or Class B Preferred Stock are outstanding.
(3)	Subject to the approval of our stockholders and other applicable requirements, Gang3 Capital Ltd. will receive 140,000 shares of our Common Stock to be issued pursuant to an agreement with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis. Eric Boehnke exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by Gang3 Capital Ltd.
(4)	Lisa Higley, who was appointed a Director effective July 20, 2020, is the daughter of Edward D. Bagley, and each of them has previously disclaimed beneficial ownership of Common Stock beneficially owned by the other. The share amounts indicated for Ms. Higley do not include any shares held by Edward D. Bagley, 437 shares owned by her spouse, or 150,175 shares held by a trust in which she is a co-trustee.
(5)	Excludes 140,000 shares of our Common Stock to be issued to Gang3 Capital Ltd.
(6)	Beneficial ownership information for First Finance Ltd. is based on a Schedule 13D/A filed November 26, 2025 and a Schedule 13D/A filed March 6, 2026. First Finance Ltd. exercises sole investment and dispositive power with respect to all such shares. By virtue of his pecuniary interest in and control of First Finance Ltd. as its controlling shareholder and director, Andrew Hromyk may be deemed to beneficially own all such shares. The principal business address of First Finance Ltd. and Mr. Hromyk is 520 Newport Center Drive, Suite 650, Newport Beach, CA 92660.
(7)	Mr. Edward D. Bagley has sole voting and dispositive power over 142,669 shares, including 2,001 shares issuable upon the exercise of options. He may be deemed to own an additional 23,684 shares owned individually by his spouse, Carolyn Bagley, but disclaims beneficial ownership of those shares, which are excluded from the table above. Based on a Schedule 13D/A filed November 26, 2025. The share amounts for Mr. Bagley do not include any shares held by E. Bryan Bagley or Lisa Higley.

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Description of Capital Stock

Description of Common Stock

The following information describes the authorized share capital of the Company, as well as certain provisions of our articles of incorporation (the “Articles”) and our bylaws (the “Bylaws”). This description is only a summary. You should also refer to our Articles, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

General

The aggregate number of shares that we have authority to issue is 200,000,000, of which 150,000,000 shares are Common Stock, with a par value of $0.001 per share, and 50,000,000 shares are preferred stock, with a par value of $0.001 per share. Of 50,000,000 authorized shares of our preferred stock, 2,069,065 shares are designated as Class A Redeemable Preferred Stock and 5,100 shares are designated as Class B Convertible Preferred Stock.

As of [●], 2026, [●] shares of Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. There are no redemption or sinking fund provisions applicable to the shares of our Common Stock, and such shares are not entitled to any preemptive rights.

Our Common Stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise provided by law or as provided in any resolution adopted by our board of directors providing for the issuance of any series of preferred stock, the holders of our Common Stock possess all voting power. There is no cumulative voting in the election of directors. Stockholders holding at least 33⅓% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Any action which may be taken by the vote of our stockholders at a meeting may be taken without a meeting if authorized by the written consent of our stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents will be required.

Our board of directors has the power to amend our Bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Subject to the preferential rights of our preferred stock, the holders of shares of our Common Stock will be entitled to receive, when and if declared by our board of directors, out of the assets of our company which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock. In the event of any dissolution, liquidation or winding up of the affairs of our company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of our preferred stock, holders of our Common Stock will be entitled, unless otherwise provided by law or our Articles, to receive all of the remaining assets of our company of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of our Common Stock held by them respectively.

Our Common Stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our Common Stock.

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Description of Preferred Stock

The preferred stock may be divided into and issued in series. The board of directors of ClearOne is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The board of directors is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

•	Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
•	The amount payable upon shares in the event of voluntary or involuntary liquidation;
•	Sinking fund or other provisions, if any, for the redemption or purchase of shares;
•	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
•	Voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights; and
•

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the board of directors of the Company may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Company shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the preferred stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the preferred stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the preferred stock, as fixed by the board of directors.

In the event of the liquidation of the Company, holders of preferred stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the preferred stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Company, nor any consolidation or merger of the Company, shall be deemed to be a liquidation for the purposes of this Article.

Articles of Incorporation and Bylaws

There are no provisions in our Articles or our Bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

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Description of the Securities We are Offering

Stockholder Approval

The issuance of the Units (and the shares of Common Stock underlying the Warrants) is subject to, among other things, our having obtained the requisite stockholder approval as required by applicable law and Nasdaq Listing Rule 5635(d) and any other applicable Nasdaq stockholder approval requirements, which approval was obtained on [●], 2026.

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock.”

Warrants

The following summary of certain terms and conditions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

Each Warrant offered hereby will have an initial exercise price per share of $10.00. The Warrants will expire six months from the date of issuance. The Warrants will be immediately exercisable and may be exercised at any time until the Warrants are exercised in full for a period of six months from the date of issuance. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price.

Exercisability

Each common warrant may be exercised, in cash at the election of the holder at any time following the date of issuance until six months from the date of issuance. The common warrants will be exercisable in whole or in part by delivering to us a completed instruction form for exercise and complying with the requirements for exercise set forth in the common warrant.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a common warrant if the holder (together with its Attribution Parties (as defined in the common warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Form

The Warrants will be issued in certificated form as individual warrant agreements to the investors.

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Fractional Shares

No fractional common shares will be issued upon the exercise of the common warrants. Rather, the number of common shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the Warrants and we do not plan on applying to list the Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holder shall have the right to receive, for each common share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of common shares for which the common warrant was exercisable immediately prior to such fundamental transaction.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Common Stock or as otherwise set forth in the Warrants, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

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Plan of Distribution

We have engaged ThinkEquity LLC to act as our exclusive Placement Agent to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered. The minimum aggregate amount of proceeds for this offering to close is $10,000,000 up to the maximum amount of $15,000,000.  The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of their placement agency agreement. This is a best efforts offering. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

Delivery of the securities (if any) offered hereby is expected to occur on or about [●], 2026, subject to the completion of the Financing as a condition to the closing of the Merger and the satisfaction of certain other customary closing conditions.

If the Merger is not consummated for any reason, we and Cortigent may be subjected to a number of material risks and will be required to pay certain costs related to the Merger, which must be paid regardless of whether the Merger is consummated. See “Risk Factors”.

Fees and Expenses

The following table shows the public offering price, Placement Agent commissions and proceeds, before expenses, to us.

	Per Unit	Minimum Offering	Maximum Offering
Public offering price	$3.50	$10,000,000	$15,000,000
Placement Agent fees(1)	$0.21	$600,000	$900,000
Proceeds, before expenses, to us	$3.29	$9,400,000	$14,100,000

(1)	We have agreed to pay the Placement Agent a cash fee equal six percent (6%) of the gross proceeds from securities sold by us this offering; provided, however, that such Placement Agent fee will be credited against the merger and acquisition advisory fee (in cash) pursuant to that certain advisory agreement between the Placement Agent and us (as described below), with respect to investors introduced by us and investors who are affiliates or employees of the Placement Agent. The securities that may be purchased by the affiliates or employees of the Placement Agent in this offering shall not exceed, in the aggregate, 10% or more of the outstanding common equity of the Company, including any right to receive such securities within 60 days of the Placement Agent’s participation in this offering.

In addition, we have agreed to pay certain of the Placement Agent’s out-of-pocket accountable expense, up to $7,500 for the cost of Placement Agent’s clearing firm settlement expenses for the Offering and the fees and expenses of the Placement Agent’s legal counsel not to exceed $100,000 in the aggregate.

We estimate that the total expenses of the offering payable by us, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the Placement Agent fees above, will be approximately $350,000.

Right of First Refusal

Until [________], 2027, six (6) months from the effective date of the registration statement of which this prospectus is a part, the Placement Agent shall have an irrevocable right of first refusal (the “Right of First Refusal”), to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the Placement Agent’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such six (6) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Placement Agent for such Subject Transactions. The Placement Agent will have the sole right to determine whether or not any other broker dealer will have the right to participate in any Subject Transaction and the economic terms of any such participation. For the avoidance of any doubt, we shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Placement Agent.

We have agreed to notify the Placement Agent of our intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Placement Agent. If the Placement Agent fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the receipt of such written notice, then the Placement Agent shall have no further claim or right with respect to the Subject Transaction. The Placement Agent may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Placement Agent shall not adversely affect the Placement Agent’s Right of First Refusal with respect to any other Subject Transaction during the six (6) month period agreed to above.

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Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the Placement Agent. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

Other Relationships and Affiliations

From time to time, the Placement Agent and/or their affiliates may in the future provide various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the Placement Agent and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Placement Agent and their affiliates may at any time hold long or short positions in such securities or loans. Other than as described below, the Placement Agent has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus.

We entered into an Advisory Agreement with ThinkEquity LLC, dated April 24, 2026, as amended on May 23, 2026, pursuant to which we agreed to pay a cash fee to ThinkEquity LLC to act as financial advisor in connection with the Merger.

Listing

Our Common Stock is listed on Nasdaq under the symbol “CLRO.”

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Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg, and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial (securitieestrfre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité destraihés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseuestraintiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercestraintint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold, or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals, or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be made only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societa e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

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•

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales, and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it, or the information contained in it, to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it, or the information contained in it, to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

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United Arab Emirates

Neither this document nor the securities have been approved, disapproved, or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended) (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published, or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

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CLEARONE AND CORTIGENT UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act and Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Article 11 requires pro forma financial information in specified circumstances, including where consummation of a significant business acquisition has occurred or is probable, where securities are being registered for a significant business to be acquired, or where consummation of other transactions has occurred or is probable and pro forma disclosure would be material to investors.

The unaudited pro forma condensed combined financial information has been adjusted to include estimated transaction accounting adjustments that give effect to the Merger, the issuance of Common Stock to Vivani as consideration in the Merger, the Financing as contemplated by the Merger Agreement, and other adjustments necessary to present the historical financial information of ClearOne and Cortigent on a combined pro forma basis. The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma condensed combined financial information provide a discussion of how such adjustments were derived and presented in the unaudited pro forma condensed combined financial information.

The pro forma adjustments are preliminary and subject to change as additional information becomes available and as additional analyses are performed. Changes in facts and circumstances or the discovery of new information may result in revised estimates. Actual results and valuations may differ materially from the assumptions reflected in the accompanying unaudited pro forma condensed combined financial information.

The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the Merger and related transactions as if they had occurred on March 31, 2026. ClearOne filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 on May 15, 2026.

The accompanying unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 give effect to the Merger and related transactions as if they had occurred on January 1, 2026.

The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and is not intended to represent what ClearOne’s financial position or results of operations would have been had the Merger and related transactions occurred on the dates indicated, nor is it necessarily indicative of the financial position or results of operations of the Combined Company for any future period. The unaudited pro forma condensed combined financial information does not reflect the realization of any expected cost savings, operating efficiencies, revenue enhancements, synergies, integration costs, restructuring costs or other costs that may result from the Merger, unless otherwise expressly reflected in the pro forma adjustments.

The unaudited pro forma condensed combined financial information and related notes have been derived from, and should be read in conjunction with:

1.

the historical unaudited condensed consolidated financial statements of ClearOne and the accompanying notes included in ClearOne’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026;

2.

the historical audited consolidated financial statements of ClearOne and the accompanying notes included in ClearOne’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

3.	the historical financial statements of Cortigent and the accompanying notes included elsewhere in this prospectus; and
4.	the sections entitled “Information About Cortigent,” “Risk Factors,” and “Business,” included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of the historical results that would have been achieved by ClearOne or Cortigent had the Merger and related transactions occurred on the dates indicated or the future results that the Combined Company will experience after the Merger.

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PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial information

62

CLEARONE, INC. AND CORTIGENT, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2026
(Dollar amounts in $000s except per-share data; share counts in whole shares)

	ClearOne Historical	Cortigent Historical	Transaction Adjustments (Minimum)	Note	Pro Forma Combined (Minimum)	Transaction Adjustments (Maximum)	Pro Forma Combined (Maximum)
ASSETS
Current assets:
Cash and cash equivalents	$756	$428	7,175	(a)	$8,359	11,875	$13,059
Restricted cash	297	—	—		297	—	297
Inventories	333	—	—		333	—	333
Prepaid expenses and other current assets	10	49	—		59	—	59
Current assets related to discontinued operations	276	—	—		276	—	276
Total current assets	1,672	477	7,175		9,324	11,875	14,024
Operating lease right-of-use assets, net	321	—	—		321	—	321
Long-term assets related to discontinued operations	24	—	—		24	—	24
Deposits and other assets	—	6	—		6	—	6
TOTAL ASSETS	$2,017	$483	7,175		$9,675	11,875	$14,375
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	64	46	—		110	—	110
Accrued liabilities	415	—	—		415	—	415
Accrued expenses	—	335	—		335	—	335
Accrued compensation	—	349	—		349	—	349
Current operating lease liability	168	—	—		168	—	168
Current liabilities related to discontinued operations	228	—	—		228	—	228
Due to Parent	—	3,500	(3,500)	(f)	—	(3,500)	—
Total current liabilities	875	4,230	(3,500)		1,605	(3,500)	1,605
Long-term operating lease liability	169	—	—		169	—	169
Long-term liabilities related to discontinued operations	441	—	—		441	—	441
TOTAL LIABILITIES	1,485	4,230	(3,500)		2,215	(3,500)	2,215
Shareholders' Equity (Deficit):
Common stock, $0.001 par value	3	—	16	(d)	19	17	20
Additional paid-in capital	37,500	—	(16,112)	(a)(b)(c)(d)(h)	21,388	(11,413)	26,087
Net parent investment (deficit)	—	(3,747)	3,747	(d)(f)	—	3,747	—
Accumulated other comprehensive loss	(341)	—	341		—	341	—
Accumulated deficit	(36,630)	—	22,683	(a)(c)(d)(f)(h)	(13,947)	22,683	(13,947)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	$532	$(3,747)	10,675		$7,460	15,375	$12,160
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$2,017	$483	7,175		$9,675	11,875	$14,375

Balance check (Total assets − (Total liabilities + equity)): $0 (Minimum) / $0 (Maximum). Pro forma combined shares outstanding (basic): 18,887,555 (Min) / 20,316,126 (Max). Pro forma book value per share: $0.39 (Min) / $0.60 (Max).

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CLEARONE, INC. AND CORTIGENT, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025
(Dollar amounts in $000s except per-share data; share counts in whole shares)

	ClearOne Historical	Cortigent Historical	Transaction Adjustments	Note	Pro Forma Combined
Revenue	$—	$—	—		$—
Cost of goods sold	328	—	—		328
Gross loss	(328)	—	—		(328)
Operating expenses:
Research and development, net of grants	—	570	—		570
General and administrative, net of grants	2,453	2,062	—		4,515
Legal expense	247	—	—		247
Professional fees	1,368	—	—		1,368
Total operating expenses	4,068	2,632	—		6,700
Operating loss	(4,396)	(2,632)	—		(7,028)
Interest and other expense, net	(145)	(480)	—		(625)
Incremental stock compensation – new option grants (illustrative)	—	—	(997)	(e)	(997)
Transaction costs – ThinkEquity advisory fee (nonrecurring)	—	—	(1,875)	(a)	(1,875)
Listing/service charge – reverse recapitalization (nonrecurring, non-cash)	—	—	(8,832)	(h)	(8,832)
Loss before income taxes	(4,541)	(3,112)	(11,704)		(19,357)
Provision for income taxes	83	—	—		83
Loss from continuing operations	(4,624)	(3,112)	(11,704)		(19,440)
Loss from discontinued operations, net of tax	(21,460)	—	—		(21,460)
NET LOSS	$(26,084)	$(3,112)	(11,704)		$(40,900)

Pro forma net loss per share — Minimum and Maximum offering scenarios

	Minimum ($10.0MM)	Maximum ($15.0MM)
Historical CLRO weighted average shares outstanding	1,765,654	1,765,654
Add: shares issued in the Transaction (assumed outstanding since beginning of period)	16,212,143	17,640,714
Pro forma weighted average shares outstanding	17,977,797	19,406,368
Pro forma net loss per share – basic and diluted	$(2.28)	$(2.11)

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CLEARONE, INC. AND CORTIGENT, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2026
(Dollar amounts in $000s except per-share data; share counts in whole shares)

	ClearOne Historical	Cortigent Historical	Transaction Adjustments	Note	Pro Forma Combined
Revenue	$—	$—	—		$—
Cost of goods sold	70	—	—		70
Gross loss	(70)	—	—		(70)
Operating expenses:
Research and development	—	118	—		118
General and administrative	780	608	—		1,388
Total operating expenses	780	726	—		1,506
Operating loss	(850)	(726)	—		(1,576)
Interest and other income (expense), net	—	(42)	—		(42)
Incremental stock compensation – new option grants (illustrative)	—	—	(249)	(e)	(249)
Transaction costs – ThinkEquity advisory fee (nonrecurring)	—	—	(1,875)	(a)	(1,875)
Listing/service charge – reverse recapitalization (nonrecurring, non-cash)	—	—	(8,832)	(h)	(8,832)
Loss from continuing operations	(850)	(768)	(10,956)		(12,574)
Income from discontinued operations, net of tax	363	—	—		363
NET LOSS	$(487)	$(768)	(10,956)		$(12,211)

Pro forma net loss per share — Minimum and Maximum offering scenarios

	Minimum ($10.0MM)	Maximum ($15.0MM)
Historical CLRO weighted average shares outstanding	2,383,745	2,383,745
Add: shares issued in the Transaction (assumed outstanding since beginning of period)	16,212,143	17,640,714
Pro forma weighted average shares outstanding	18,595,888	20,024,459
Pro forma net loss per share – basic and diluted	$(0.66)	$(0.61)

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CLEARONE, INC. AND CORTIGENT, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Dollar amounts in $000s except per-share/per-unit data; share counts in whole shares)

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements give effect to the merger (the "Merger") of CLRO Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of ClearOne, Inc. ("ClearOne" or "CLRO"), with and into Cortigent, Inc. ("Cortigent"), with Cortigent surviving as a wholly-owned subsidiary of ClearOne, pursuant to the Agreement and Plan of Merger dated July 1, 2026 by and among ClearOne, Merger Sub, Cortigent and Vivani Medical, Inc. ("Vivani"), together with the concurrent equity financing described in Note 3 (the "Financing" and, together with the Merger, the "Transactions").

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the Transactions as if they had occurred on that date, combining the historical unaudited condensed consolidated balance sheets of ClearOne and Cortigent. Consistent with the Financing's disclosed range, the unaudited pro forma condensed combined balance sheet is presented for both a Minimum Offering ($10,000) and a Maximum Offering ($15,000); no single point estimate is presented.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and for the three months ended March 31, 2026 give effect to the Transactions as if they had occurred on January 1, 2025 and January 1, 2026, respectively, and combine the historical results of ClearOne and Cortigent for those periods. The dollar amounts on the unaudited pro forma condensed combined statements of operations do not vary between the Minimum and Maximum Offering scenarios. Because each period is presented as if the Transactions had occurred at the beginning of that period, both of the $1,875 ThinkEquity advisory fee (Note (a)) and the $8,832 listing / service charge (Note (h)) — nonrecurring charges directly attributable to the Transactions — are reflected as transaction accounting adjustments in each unaudited pro forma condensed combined statement of operations, as well as in the unaudited pro forma condensed combined balance sheet, and are not expected to recur beyond twelve months following the Closing. The non-cash Advisor Share charge (Note (c)), being settled in equity, is reflected in the unaudited pro forma condensed combined balance sheet only; other offering costs and placement agent fees (Note (a)) are charged to additional paid-in capital. Only the number of Financing Shares deemed outstanding varies by scenario, so each unaudited pro forma condensed combined statement of operations presents pro forma weighted average shares and pro forma net loss per share for both the Minimum and Maximum scenarios.

These unaudited pro forma condensed combined financial statements are presented for informational purposes only and do not purport to represent what the actual combined results of operations or financial position of ClearOne and Cortigent would have been had the Transactions occurred on the dates indicated, nor are they necessarily indicative of future combined results. No pro forma adjustments have been made for anticipated cost savings, synergies, or other integration effects.

2.  THE MERGER AND ACCOUNTING TREATMENT

Under the terms of the Merger Agreement, Vivani will receive 12,500,000 shares of ClearOne common stock (the “Consideration Shares”) in exchange for all outstanding shares of Cortigent. Because Vivani obtains a majority (approximately 62%–66%) of the combined company’s voting interests, the Merger is accounted for as a reverse recapitalization, with Cortigent as the accounting acquirer and predecessor and ClearOne as the accounting acquiree, notwithstanding that ClearOne is the surviving legal registrant.

As of the Closing, and following the October 2025 sale of substantially all of ClearOne’s operating assets and intellectual property to Biamp, the net assets of ClearOne acquired in the Merger do not meet the definition of a business under ASC 805. Accordingly, the transaction is not a business combination; it is accounted for as a reverse recapitalization, ClearOne’s identifiable net assets are recognized at carrying value (which approximates fair value, as they are predominantly monetary), and no goodwill is recognized. This accounting determination is separate from, and not inconsistent with, the Company’s Nasdaq continued-listing position.

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3.  PRO FORMA ADJUSTMENTS

(a)  Financing. Reflects the assumed issuance of Financing Units at the Closing. Per the Merger Agreement, the Financing will raise a minimum of $10,000 (2,857,142 shares) and a maximum of $15,000 (4,285,714 shares) at an assumed price of $3.50 per Unit, each Unit including one warrant exercisable at $10.00 per share for six months, for cash only. Cash proceeds are reduced by total fees and offering costs of $2,825 (Minimum) / $3,125 (Maximum), consisting of (i) the $1,875 cash fee payable to ThinkEquity LLC as transaction/advisory compensation for the Merger (capped per the Merger Agreement, fixed regardless of the amount raised); (ii) the placement agent fee equal to 6% of gross Financing proceeds - $600 (Minimum) / $900 (Maximum); and (iii) $350 of other estimated offering costs (legal, accounting, printing, filing — estimate only). The entire $1,875 ThinkEquity fee is treated as a transaction/advisory expense of the Merger — none is allocated to Financing issuance costs — and is reflected as a non-recurring charge in each unaudited pro forma condensed combined statement of operations and as a corresponding reduction of accumulated deficit in the unaudited pro forma condensed combined balance sheet. The placement agent fee and the other offering costs, being directly attributable to the issuance of equity in the Financing, are charged to additional paid-in capital as equity issuance costs and are not expensed. The Financing Warrants are assumed to be equity-classified (fixed-for-fixed, cash exercise only, fixed six-month term, no down-round features), and will be confirmed once final warrant terms are determined.

(b)  Goodwill. No goodwill is recognized. Because ClearOne’s net assets do not meet the ASC 805 definition of a business, the Merger is not a business combination; it is a reverse recapitalization in which ClearOne’s identifiable net assets are recognized at fair value (≈ carrying value). See Note (h) for the listing/service charge arising on the excess of the deemed consideration over those net assets.

(c)  Advisor Shares.  Reflects the assumed issuance of the maximum 855,000 Advisor Shares permitted under the Merger Agreement at an assumed fair value of $3.50 per share ($2,993), recorded as a non-recurring, non-cash charge at the assumed Closing date. Because this charge is non-cash and settled in equity, it is reflected as a charge to accumulated deficit in the unaudited pro forma condensed combined balance sheet only and is not reflected in the unaudited pro forma condensed combined statements of operations.

(d)  Recapitalization. Reflects the elimination of ClearOne's historical common stock, additional paid-in capital and accumulated other comprehensive loss and the issuance of the Consideration Shares to Vivani, the Financing Shares, and the Advisor Shares, resulting in pro forma combined shares outstanding of 18,887,555 (Minimum) to 20,316,126 (Maximum). Cortigent's historical Net Parent Investment (Deficit), as adjusted for the debt forgiveness in Note (f), the ThinkEquity fee in Note (a) and the Advisor Share charge in Note (c), is carried forward as the combined company's accumulated deficit, consistent with reverse recapitalization accounting. Additional paid-in capital is presented as a balancing amount and will change with final terms based on the actual Transactions.

(e)  Option Grants. Reflects an estimate of incremental recurring stock compensation expense for the 1,400,000 stock options to be granted at Closing to Cortigent-affiliated individuals, at an assumed exercise price of $3.50, increasing the pro forma net loss in each period. Grant-date fair value was estimated using the Black-Scholes model with assumptions for volatility (80%), risk-free interest rate (4.37%), expected term (7 years) and a 3.7 year ratable vesting period. Actual terms, and expense amounts, will likely differ from the estimate.

(f)  Debt Forgiveness. Reflects the forgiveness/contribution to capital, immediately prior to the Effective Time, of Cortigent's $3,500 'due to parent' balance owed to Vivani, a condition of Closing under Merger Agreement Section 5.17.

(g) Listing / service charge. In the reverse recapitalization, Cortigent is deemed to issue equity to ClearOne’s continuing shareholders in exchange for ClearOne’s net assets and ClearOne’s public listing. The excess of the fair value of that deemed consideration (2,675,412 shares × an assumed $3.50 per share = $9,364) over the fair value of ClearOne’s identifiable net assets ($532) — approximately $8,832 — is recognized as a one-time, non-cash listing/service charge in each unaudited pro forma condensed combined statement of operations, with an offsetting increase in additional paid-in capital (no effect on total stockholders’ equity or cash). The charge is supported by analogy to IFRS 2 (paragraph 13A and the related IFRS Interpretations Committee agenda decision) and is consistent with SEC staff practice; the per-share input will change based on ClearOne’s quoted market price at the Closing.

4.  SHARE CAPITAL

Pro forma combined shares outstanding (18,887,555 Minimum to 20,316,126 Maximum) do not include: (i) the Financing Warrants (2,857,142 to 4,285,714 shares, $10.00 exercise price, 6-month term); (ii) the 1,400,000 stock options discussed in Note (e); or (iii) any other outstanding ClearOne equity awards not separately identified in these proforma condensed combined financial statements

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INFORMATION ABOUT CORTIGENT

Cortigent, through its predecessor Second Sight, is a pioneer in developing precision (targeted) neurostimulation systems to help patients recover critical body functions. Cortigent’s technology combines advanced neuroscience with proprietary microelectronics, software, and data processing capabilities to provide meaningful visual perception (also called “artificial vision”) and potentially restore muscle movement. Cortigent’s first commercial system, manufactured and marketed by Second Sight was called Argus II®. The Argus II, a retinal implant, was approved by the United States FDA under an HDE and has provided artificial vision to hundreds of people who became blind due to a rare condition called retinitis pigmentosa and were implanted with this device.

Building on its neurostimulation platform, Cortigent completed a six-year Early Feasibility Study (“EFS”) in March 2025 to evaluate a more advanced system for artificial vision that is called Orion. Orion is intended to provide artificial vision to people who are profoundly blind due to the most common causes including glaucoma and diabetic retinopathy. The addressable patient population for Orion is estimated to be about 16 times larger than for the Argus II. Cortigent’s goal is to commence a pivotal clinical trial for Orion in about 18 months in support of an application to FDA for marketing approval.

Cortigent is exploring the application of its proprietary neurostimulation technology to accelerating the recovery of arm and hand function in patients who are partially paralyzed due to stroke. In February 2023, Cortigent held a meeting with FDA staff to commence discussions of another EFS, this time to evaluate the performance of the Stroke Recovery System, Cortigent’s second medical device in development, which is intended to improve the recovery of arm and hand movement in people who have suffered paralysis due to stroke. Beyond artificial vision and stroke recovery, Cortigent believes that additional future applications of its platform technology may have the potential to generate substantial business growth over time.

The Argus II and Orion devices create artificial vision by using electrical stimulation. Artificial vision does not restore normal stereoscopic vision or vision with color but rather perceptions of light and shapes. Post implant, patients require specialized training to interpret their environment. Artificial vision can aid in the support of basic tasks such as finding a doorway, detecting another person’s presence, following a sidewalk, or locating an object.

Argus II electrically stimulates the surviving cells of the retina, which convey the activity to the brain via the optic nerve. Cortigent expects that Orion, a more advanced device, has the potential to help significantly more people suffering from blindness. Orion is designed to deliver electrical stimulation directly to the visual cortex, which is the region of the brain responsible for vision. The pattern of electrical stimulation (a series of small electrical pulses) corresponds to the images captured by a small video camera mounted on glasses worn by the patient, which are connected to a battery-powered VPU. The VPU sends power and stimulation commands wirelessly to the implant and receives diagnostic information from the implant.

Argus II was approved for commercial use in the European Union to provide visual perception in patients with profound blindness due to retinitis pigmentosa, a rare, “orphan” condition, in March 2011. The device was initially available in the United Kingdom, France, Germany, and several other countries at a price of approximately $115,000. The FDA approved Argus II under an HDE in February 2013, and in August 2013, the reimbursement price for Medicare patients was approved at approximately $150,000. Approximately 350 profoundly blind people have received Argus II retinal implants worldwide. Many Argus II patients have benefitted from their Argus implants for more than 10 years, which Cortigent believes confirms the quality of its manufacturing and demonstrates product reliability. The market opportunity for the Argus II device was limited to the small number of patients who have profound blindness due to retinitis pigmentosa and, after reassessment of commercial considerations, the Argus II system was discontinued in 2019.

Based upon FDA approval of Argus II under an HDE, which was obtained in February 2013, Cortigent’s predecessor, Second Sight, was required to collect extended follow-up data from the 30 patients enrolled in our pre-approval trial for a period of up to 10 years post-implant, which was completed in 2019 (https://clinicaltrials.gov/study/NCT00407602).

To assess if there have been any significant changes in the device-related adverse events in the late follow-up period in subjects implanted with the Argus II device, the primary endpoint for this study was the rate of device-related adverse events in the post-approval phase. A total of 36 serious and 152 non-serious adverse events were observed in the pre- and post-approval phases of the study which spanned from 2007 through December 31, 2019. The vast majority occurred during the pre-approval phase of the study; 10 serious adverse events and 6 non-serious adverse events occurred during the post-approval phase of the study (between January 2013 and December 2019), indicating a decrease in adverse events in the late follow-up period.

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The secondary endpoint for this study was the assessment of the long-term reliability of the Argus II System. Out of the 30 patients, two implants failed. One of these failures occurred at 3.9 years post-implant, the other at 4 years post-implant; both were during the pre-approval phase. As of the end of the study, December 31, 2019, the total subject-years of functional implant use was approximately 295.7 years. The observed failure rate per year was computed to be 2/295.7, which is 0.0067 failures per year.

In addition, Cortigent conducted three post-market studies to comply with surveillance regulations and requirements: an 18-subject French study (https://clinicaltrials.gov/study/NCT02303288), a 55-subject U.S. study (https://clinicaltrials.gov/study/NCT01860092), and a 60-subject European study (https://clinicaltrials.gov/study/NCT01490827). These post-market studies were designed to collect additional safety and effectiveness data in a larger population, but individually were not powered to show statistical significance. The French study was completed in 2018. In May 2019, Second Sight announced its intention to focus its resources on the Orion system and to voluntarily cease further commercial activities for Argus II (https://investors.vivani.com/investors/news-events/press-releases/detail/38/second-sight-to-accelerate-development-of-orion-visual). With no intent to market the Argus II further, the U.S. and European post-market studies were no longer needed and were terminated in 2020 with approval from the respective regulatory bodies.

In the French study, two serious (one case each of endophthalmitis and vitreous hemorrhage) and six non-serious device- or procedure-related adverse events were reported for the 18 patients. 71% of patients had a positive or mild positive assessment on the FLORA, comparable to the 65-80% positive results during the pre-approval study at different time points. The majority of the patients reported that they were somewhat or extremely satisfied with the Argus II system.

Although the U.S. and European post-approval studies were terminated early, the safety data were incorporated into a retrospective analysis of 274 clinical trial, post-approval study and commercial patients that demonstrated that the rate of patients experiencing serious adverse events was reduced in the post-approval phase compared to the clinical trial phase (https://pubmed.ncbi.nlm.nih.gov/31972801/). Overall, 40% of patients in the pre-approval clinical trial compared to 17% of patients in the post-approval phase experienced device- or surgery-related serious adverse events. In the post-approval phase, conjunctival erosion, the most prevalent adverse event, had an incidence rate of 6.2% over 5 years and 11 months.

All serious adverse events for these Argus studies were associated with the eye receiving the Argus implant. The Orion implant does not impact the eye, and the rates of these adverse events bear little relevance to the Orion implant.

Cortigent also conducted an Orion EFS, which was completed in March 2025 (https://clinicaltrials.gov/study/NCT03344848). Cortigent contracted with various universities, hospitals, and medical practices to provide these services. Payments are based on procedures performed for each patient and are charged to research and development expense as incurred. Total amounts charged to expense for the years ended December 31, 2024, and 2023 were $17,000 and $0.1 million, respectively.

Cortigent designed Orion to make artificial vision available to a much larger group of individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease and eye injury. Orion leverages Cortigent’s more than 25 years of experience in precision, targeted neurostimulation for artificial vision. It is designed to bypass the diseased or injured visual pathway and to transmit electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex to provide the perception of patterns of light (see Figure 1). Cranial surgery is required to place the electrode array onto the brain’s surface; the Orion system has been designed so as not to require penetration of the brain. In 2017, the FDA designated Orion as a Breakthrough Device. This provides Cortigent with enhanced access to guidance from FDA expert staff and, Cortigent believes, could accelerate its path to commercial approval. The process of medical device development is inherently uncertain and no assurance can be given that this designation will increase the likelihood of Orion being approved for marketing and commercialization.

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Figure 1. Illustration of the Orion array implanted on the visual cortex.

In November 2017, Cortigent commenced an Orion EFS in six subjects who enrolled at two medical sites, UCLA and Baylor. Regularly scheduled visits at both sites were paused in mid-March 2020 due to the COVID-19 outbreak; visits at UCLA resumed in September 2020 and at Baylor in December 2020. Three of the six subjects were explanted after the third year of the study. The remaining three subjects completed visits through six years. The Orion EFS ended in March 2025, and one subject had the device explanted at the end of the study. Cortigent has three-year safety data for all six subjects, and six-year safety data for three subjects:

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Orion safety data: Five subjects experienced a total of 17 AEs and one subject did not report any adverse events related to the device or to surgery through March 2025. One was considered an SAE and all other adverse events were not serious. The single SAE, a seizure, occurred about three months post-implant, was resolved safely and quickly, and did not require a hospital stay. The investigators determined that this SAE was device-related and not unexpected as it had been disclosed as a potential safety risk in the subject informed consent form. The SAE occurred as Cortigent attempted to explore the optimal treatment frequency, which is a key stimulation parameter. The SAE occurred at a specific frequency. All adverse events are evaluated by an IMSM committee. With the IMSM committee’s input, Cortigent thereafter kept stimulation frequencies for all subjects below the level that induced the SAE, and Cortigent has not observed any other seizures in this or any other participant. The FDA requires medical device manufacturers to follow 21 CFR 820 and maintain a QMS. As a part of its QMS, Cortigent conforms to ISO 14971, an FDA-recognized standard, to identify the hazards associated with the medical device, to estimate and evaluate the associated risks, to control these risks, and to monitor the effectiveness of the controls. There have been no serious adverse events due to the device or surgery since June 2018. One subject chose to have the device explanted before the 36th month due to an unrelated medical condition. Two other subjects subsequently requested explantation for reasons unrelated to the device’s efficacy or safety. Cortigent’s independent medical safety monitor (IMSM) has determined that the reasons for these explants were not related to the device or the surgery.

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Orion efficacy data: Cortigent has three-year efficacy data for five of the six original subjects (one did not participate in this assessment), and five-year efficacy data for three subjects. Cortigent assesses efficacy by looking at three measures of visual function: 1) Square localization – Orion subjects sit in front of a touch screen and are asked to touch within the boundaries of a square when it appears; 2) Direction of motion – Subjects are asked to identify the direction of the motion of a line that traverses a screen; and 3) Grating visual acuity – a measure of visual acuity that is adapted for very low vision. Five of the six original subjects completed the planned efficacy assessments at 36 months post-implant and although not part of the EFS protocol, three completed these assessments at 60 months.

–	For square localization, at 36 months, five of the six original subjects remained in the study and all performed significantly better with the system turned on versus turned off. At 60 months, three of the six original subjects remained in the study and all performed significantly better.
–	For direction of motion, at 36 months, the five subjects remaining in the study all performed significantly better with the system turned on than with it turned off. At 60 months, the three subjects remaining in the study all performed significantly better with the assistance of Orion.
–	For grating visual acuity, at 36 months, two of the five subjects remaining in the study had measurable visual acuity with the system turned on compared to none with the device turned off. At 60 months, two of three remaining subjects had measurable visual acuity with the assistance of Orion, as compared to none with the system turned off.

Another efficacy measurement of day-to-day functionality and benefit is the FLORA. The FLORA assessments were performed by independent, third-party specialists who spent time with each of the subjects in their homes. The specialist asked each subject a series of questions and observed each subject performing 15 or more daily living tasks with the Orion system turned on and with it turned off, such as finding light sources, following a sidewalk, or sorting laundry. The specialist then determined if the system was providing a benefit, was neutral, or impaired the subject’s ability to perform these tasks. All four subjects who completed the FLORA evaluation at 36 months had positive or mildly positive results indicating that the Orion system was providing benefit. This evaluation was not performed at the 60-month timepoint. Cortigent plans to work with the FDA to gain agreement on the additional clinical studies that will be required to secure marketing approval for Orion.

Cortigent plans to work with the FDA to reach agreement on the additional clinical studies that will be required to request marketing approval for Orion. The FDA categorizes electronic medical devices that are implanted as Class III. Both the Argus II and Orion are in this Class III category and require FDA approval. Class III devices face higher burdens to attain regulatory approval than Class I or Class II devices; Cortigent (formerly, as Second Sight) successfully navigated a special version of this approval process with the Argus II system. The Argus II clinical trial enrolled patients with late-stage retinitis pigmentosa, a rare disease, affecting less than four thousand Americans. This small potential market size of fewer than 8,000 individuals enabled the Argus II to qualify for an HDE, which the FDA granted in February 2013.

In November 2017, the FDA granted an EAP designation to the Orion system to treat individuals who are bilaterally blind due to non-cortical etiology and who are not candidates for any other commercially approved vision restoration therapy. The BDP subsumed the EAP program and its devices in December 2018. Breakthrough Device designations, such as granted to Orion, are intended to accelerate medical device development, assessment, and review, while preserving the statutory standards for premarket approval. In 2018, the FDA designated Orion as a Breakthrough Device. This provides Cortigent with enhanced access to guidance from FDA expert staff and, Cortigent believes, could accelerate its path to commercial approval. The process of medical device development is inherently uncertain, and no assurance can be given that this designation will increase the likelihood of Orion being approved for marketing and commercialization. The potential patient population for Orion is expected to include blindness due to most common causes, including glaucoma, diabetic retinopathy, eye trauma, optic nerve damage, and retinitis pigmentosa. According to a company-sponsored 2018 study by Fletcher Spaght Inc., there are about 82,000 Americans who could potentially benefit from the Orion system.

Cortigent is developing a platform technology with multiple potential applications: Cortigent’s current-generation miniature neurostimulation device with 60 independently controlled cortical stimulation channels, supported by reliability data from the Argus II and Orion programs, is expected to serve as a platform for targeting other conditions with high unmet medical need. Technical evaluations of potential new indications for the technology began in 2021. Cortigent believes that its most promising next target will be to apply cortical neurostimulation to improve recovery of arm and hand function in partially paralyzed stroke patients who are undergoing rehabilitation after stroke. This medical treatment concept is supported by evidence from clinical studies conducted by Northstar Neuroscience, Inc. in the early 2000s using a single-channel electrical stimulation device that was placed on the motor cortex, the area of the brain surface that controls hand and arm motion (the same surface area of the brain where Cortigent’s device will be placed). Northstar reported achieving positive patient results in its Phase 1 and Phase 2 clinical studies (Cramer 2007) but a pivotal Phase 3 study failed to achieve statistical significance at the 4-week primary endpoint. Northstar was unable to obtain FDA approval and was eventually dissolved. It has been reported that a clinical benefit was demonstrated at six months (Levy 2016). Cortigent believes that its 60-channel cortical stimulation device has the potential to target neuron populations more precisely and generate favorable clinical results.

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Like Orion, the Stroke Recovery System will require cranial surgery; in this case to place the electrode array on the motor cortex. Cortigent began to design the stroke system in 2022, and during February 2023, Cortigent studied what it believes to be the optimal array placement on the motor cortex of a cadaver. Cortigent filed an NIH grant application to seek non-dilutive funding to support this program but it was not initially awarded. Cortigent plans to reapply for grant funding in 2027. In addition, in February 2023 Cortigent held a Pre-Sub meeting with FDA staff to discuss commencing an Early Feasibility Study of the Stroke Recovery System. Cortigent applied for a Breakthrough Device designation for the Stroke Recovery System in April 2023 and the FDA denied the designation in June 2023. Cortigent intends to reapply for Breakthrough Device designation once clinical data supporting its novel approach are acquired. If Cortigent fails to secure this designation, it may experience slower interactions with the FDA that could delay its projected development timelines.

Cortigent is targeting substantial revenue opportunities; there is a large addressable market: The potential patient population for Orion is expected to include blindness due to most common causes, including glaucoma, diabetic retinopathy, eye trauma, optic nerve damage, and retinitis pigmentosa. Second Sight, the predecessor to Cortigent, sponsored a U.S. market study conducted by Fletcher Spaght, Inc. in 2018, which concluded at that time that there are about 82,000 Americans who could potentially benefit from the Orion system. Based upon the results, Cortigent estimates that the total addressable market for Orion is approximately 82,000 persons in the United States, assuming the target indication is achieved, which is “profound blindness due to glaucoma, diabetic retinopathy, optic nerve injury or disease and eye injury.” Cortigent believes that about one-third of these patients could be reached by a marketing program. Cortigent may seek reimbursement similar to or higher than the $150,000 per device that was approved by the CMS for the Argus II system. Therefore, the commercial market for Orion could approximate $4 billion by the time of launch, a market that may be up to 20 times larger than for Argus II. Cortigent believes that outside the United States there are substantially more blind people who could potentially benefit from Orion (Europe, Asia, and the rest of the world).

Regarding the Stroke Recovery System, there are approximately 7.6 million living Americans who have reported a stroke in their lifetime (Tsao 2022). The commercial potential for a medical device that can improve motor function in partially paralyzed stroke victims is large. Each year, approximately 610,000 persons in the United States have a first stroke (Kissela 2012). Among the over 80% of people who survive a first stroke, the most common neurological deficit is motor weakness on one side of the body (hemiparesis), and approximately 40% of these stroke victims suffer moderate to severe motor impairment that requires special care (Gresham 1995). If Cortigent’s device achieves treatment success, as to which Cortigent can make no assurance, Cortigent estimates that the device could potentially benefit up to 195,000 U.S. stroke victims each year, creating a total addressable market estimated at approximately $6.0 billion by the time of system launch.

Several critical development and regulatory milestones must be accomplished in order to complete and market the Orion and Stroke Recovery System. Risks of failing to achieve successful clinical trials, obtaining regulatory approvals, and securing favorable product reimbursement for patients covered by Medicare and other types of insurance are material. Even with a successful trial, it could be determined that certain patient subpopulations cannot be effectively treated by Cortigent’s devices, which would reduce product sales potential of the device. The development process may take longer and be more costly than anticipated and Cortigent may not achieve reimbursement levels similar to the one Second Sight received for the Argus II device or obtain other suitable reimbursement levels that Cortigent may require. Cortigent currently has no commercial revenues and any of these outcomes could require substantial additional funding. No assurance can be made that clinical trials will demonstrate safety and efficacy or will lead to commercial products.

Clinical trial planning: The Orion EFS, completed in March 2025, was extended at Cortigent’s election to span over six years to allow for additional exploratory research to improve vision quality, for example by enhanced contrast filtering or by software modifications. The research included a new stimulation technique called “Dynamic Current Steering,” which Cortigent believes has the potential to substantially improve visual perception if the initial results are confirmed in larger-scale studies. Cortigent is preparing to manufacture and validate new Orion devices for a planned pivotal clinical trial, which Cortigent expects will involve approximately 60 profoundly blind patients at approximately 10 U.S. trial sites. These are internal estimates and the size and scope of the Orion pivotal clinical trial, including establishment of primary endpoint(s), will depend upon further review and collaboration with the FDA. Cortigent intends to commence the potentially pivotal clinical trial in late 2027, and it expects to complete the pivotal trial late 2029. Should Cortigent meet the primary endpoint(s) and subsequently obtain FDA clearance, Cortigent expects to launch Orion in the U.S. in 2030.

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Cortigent plans to conduct a Stroke EFS in parallel with manufacturing of the Orion devices in late 2027. For the Stroke EFS, Cortigent anticipates manufacturing modified clinical trial devices. Cortigent anticipates a shorter time for stroke recovery subjects to reach the Stroke EFS endpoint than for Orion EFS subjects (nine months versus 12 months, respectively). Depending upon the outcomes of the Stroke EFS, Cortigent plans to commence a pivotal clinical trial for the Stroke Recovery System in early 2029. Upon further review and collaboration with the FDA, Cortigent will determine patient population size and other parameters of the Stroke Recovery System pivotal trial. Cortigent intends to complete the pivotal trial by late 2030, and if successful, commercially launch the Stroke Recovery System in 2031.

The target clinical development timelines for Orion and the Stroke Recovery System, shown in the diagram below, are subject to further discussions and collaborations with the FDA and assume that adequate financing will be available to fund the execution of Cortigent’s clinical development programs. Clinical trials require FDA approvals and clearances. No assurance can be given that Cortigent will be able to obtain these approvals and clearances, that Cortigent will obtain approval of a marketable device or that Cortigent will be able to launch commercially successful products.

Product development pipeline targets: 1,2

1 Subject to adequate financing including proceeds of current offering and future financings.

2 The Orion and Stroke Recovery Systems are investigational devices that require FDA approval. No assurance can be made that clinical trials will demonstrate safety and efficacy or will lead to commercial products.

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The timeline presented represents management’s estimate of the time required to complete each stage. No assurance can be given that these timelines will prove correct.

Intellectual property: Cortigent has amassed an extensive intellectual property estate consisting of rights (as of June 30, 2026) to 146 issued U.S. patents, 11 issued European patents (nationalized in France and Germany, or a unitary patent plus Great Britain), two pending U.S. patent applications, including a March 2023 filing covering the stroke recovery device under development, one pending European patent applications, three issued U.S. design patents and two issued European design registrations (with two corresponding issued British design registrations). Cortigent’s patent estate covers the foundational technologies invented during the development of the Argus and Orion devices with approximately 100 of Cortigent’s issued U.S. patents reaching the end of their term by the end of 2029. The remaining patent estate in the U.S. extends into 2038 and covers the core technologies of neurostimulation techniques for implantable devices and achieving implant longevity, which are integral to Cortigent’s current and future product lines, including the planned Stroke Recovery System.

Pre-revenue company: Cortigent is a pre-revenue company with a history extending from 1998, including the history of its predecessor Second Sight, of recurring operating losses that are likely to continue for the foreseeable future. Cortigent will require substantial additional capital, including the proceeds of this offering, to continue development of its products and fund clinical trials. See “Risk Factors.” To decrease operating expenses, Cortigent reduced its staff and currently employs five full-time persons and four consultants as of July 31, 2026. Cortigent is subject to the risks and uncertainties associated with a business with no revenue and limited cash resources that is developing novel medical devices. Cortigent’s consolidated financial statements have been prepared on a going concern basis and its financial condition creates doubt as to whether it will be able to continue as a going concern. Cortigent’s future operations are dependent upon the successful completion of equity or debt financing, and the achievement of profitable operations at an indeterminate time in the future. No assurance can be given that Cortigent will be successful in achieving or maintaining profitability. Second Sight incurred operating losses and generated negative cash flows since its inception and financed its operations principally through equity investments and borrowings. As a pre-revenue company, Cortigent’s ability to generate sufficient revenues to fund operations is uncertain. For the three months ended March 31, 2026 and years ended December 31, 2025 and 2024, Cortigent generated no revenue from operations and incurred a net loss of $0.8 million, $3.1 million and $2.2 million, respectively.

Competition: The medical device industry is characterized by a rapid evolution of technologies, significant competition and defensive positioning regarding intellectual property. While Cortigent believes that its platforms, technology, knowledge, experience, and scientific resources provides it with unique competitive advantages and a leadership position, Cortigent expects to face competition from major medical device companies, academic institutions, governmental agencies, and public and private research institutions, among others.

Cortigent is unaware of medical devices comparable to the Orion system (designed to restore certain forms of functional vision in persons who have become blind due to a broad range of causes) that have been approved by regulatory agencies in the U.S. or Europe. Other visual prosthesis companies with demonstrated technologies under development include Science Corp., which acquired certain technological assets relating to artificial vision from Pixium Vision SA. Pixium was developing the PRIMA (sub-retinal implant) in Dry-AMD patients and in 2017, announced approval for two feasibility studies and in 2020 initiated a pivotal study. In January 2024, Pixium announced the opening of judicial liquidation proceedings. Subsequently, Science Corp. acquired certain Pixium technology assets relating to artificial vision. Pivotal study results were reported in October 2025 and in  July 2026, Science Corp. announced the launch of their system to treat geographic age-related macular degeneration in Europe.

Bionic Vision Technologies, based in Australia, is developing a Bionic Eye Visual Prosthesis System, and has completed a two-year feasibility study in seven patients in Australia. It has announced a partnership with Cirtec Medical in the U.S. and is believed to be planning a pivotal clinical trial.

Other companies are developing stimulation devices with electrode arrays which penetrate the brain, unlike Orion, which is placed on the brain’s surface. The Illinois Institute of Technology’s Intracortical Visual Prosthesis has been designated as a Breakthrough Device and has advanced to an early feasibility study in the U.S. To date, three patients have been implanted. A Belgian startup, ReVision Implant, has reported that it has developed a brain prosthesis designed to partially restore vision for people who have lost their sight over the past five years and that human implants for a preliminary study may occur during 2026.

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Neuralink Corp. has developed a brain-computer interface device with penetrating cortical electrodes (the “N1” implant) that records and decodes neural signals and has initiated human clinical studies. In January 2024, Neuralink initiated a clinical study named PRIME (Precise Robotically Implanted Brain-Computer Interface) to evaluate safety and initial effectiveness in enabling paralyzed individuals to control external devices. Neuralink has since announced expansion of its PRIME clinical program beyond the United States, including trial sites in the United Kingdom and Canada. Neuralink has also announced a speech-related clinical program referred to as VOICE (Vocal Output Interface for Communication Enhancement) for individuals with severe and irreversible speech impairment and has announced that it received FDA Breakthrough Device Designation for a device intended to restore communication in such individuals. Based on publicly available statements, it has been reported that as of June 30, 2026, Neuralink had 26 participants enrolled globally in its clinical trials. Neuralink has publicly released demonstrations showing certain implanted participants using the system to control a computer interface, including cursor control and typing in home settings, and has stated that participants have accumulated thousands of cumulative device-use days. Neuralink has publicly stated that it has not observed serious device-related adverse events to date.

Several other companies are developing implanted BCI devices for recording neural signals including Synchron (intravascular electrodes), Precision Neuroscience (non-penetrating arrays), and Paradromics (penetrating electrodes); however, these technologies have not been approved or demonstrated to safely and effectively stimulate neural tissue.

Neuralink has announced development of a vision restoration program referred to as Blindsight™, for which it has received FDA Breakthrough Device Designation that is described as involving cortical stimulation for vision restoration. Based on publicly available information as of June 2026, Neuralink has not disclosed FDA IDE authorization for first-in-human cortical stimulation studies for a vision restoration implant or any other indication. In contrast, Cortigent’s development programs are focused on implantable cortical stimulation systems designed to restore vision and motor function through patterned electrical stimulation. While both recording and stimulation involve implantable neural interfaces, the underlying technology architecture, therapeutic mechanism, and clinical objectives differ, and Cortigent believes continued advancements across the broader brain-computer interface sector reflect increasing validation and momentum for implantable neurotechnology platforms.

In the field of medical device-assisted stroke rehabilitation, Mobia Medical, Inc. (formerly MicroTransponder Inc.) (Nasdaq: MOBI) sells the Vivistim® FDA-approved VNS. The combination of VNS with traditional rehabilitation therapy is intended to assist the brain in forming the connections necessary to regain motor function. Enspire DBS Therapy, Inc. is conducting a pivotal Phase 2/3 clinical trial named RESTORE to evaluate if DBS for Stroke is safe and to help understand if Deep Brain Stimulation plus Physical Therapy (DBS + Rehab) may improve arm function in patients who continue to have significant impairment after stroke. RESTORE is planned to enroll 40 subjects in its Pilot phase and an additional 162 in its Pivotal phase and expected to be complete in June 2030. The Enspire DBS system targets stimulation of the dentate nucleus area of the cerebellum. Although these systems and Cortigent’s proposed Stroke Recovery System similarly utilize electrical stimulation, Cortigent expects that its technology has the potential to deliver more targeted direct cortical stimulation that could provide comparatively superior results.

Physical Rehabilitation Therapy is currently the standard of care for stroke. A trained physical therapist assists a patient in practicing prescribed physical movements lost due to stroke. Repetition of physical movement may help remap the neural pathways in the brain lost due to stroke. The VNS system and the system proposed by Cortigent are intended to work in combination with physical rehabilitation therapy and are not a replacement for physical rehabilitation therapy. Physical therapists also teach patients how to use mobility devices such as orthoses, prostheses, canes, walkers, wheelchairs, and in some cases, therapy includes the use of robotics.

Other approaches to address deficits in grip after stroke utilize neural recording to drive external robotics or gloves. Kandu Inc’s IpsiHand uses EEG to record and decode activity to drive a robotic handpiece exoskeleton and was granted De Novo marketing authorization by the FDA in April 2021. In April 2026, Epia Neuro announced that it will soon seek approval to implant a BCI device designed to translate brain signals into actional commands for an assistive glove to aid in grip for survivors of stroke with paralysis. In contrast to the Cortigent system, these technologies do not electrically stimulate neural tissue.

Any therapeutic candidates that Cortigent successfully develops and commercializes will compete with other vision restoration devices or currently approved therapies and new devices or therapies that may become available in the future. Cortigent’s competitors may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These early stage and more established competitors also compete with Cortigent in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and achieving patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, Cortigent’s programs. Cortigent believes the continued advancement of clinical-stage neural interface technologies by multiple companies reflects increasing validation of the underlying science and regulatory pathways, which may support broader adoption and commercialization of implantable neurostimulation systems.

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Government Regulation: Government authorities in the United States, at the federal, state, and local levels, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing, and export and import of products such as those that Cortigent is developing. Any medical device that Cortigent develops must be approved by the FDA before it may be legally marketed in the U.S. and marketing in other countries will require approvals by appropriate foreign regulatory agencies in such countries.

Stroke Recovery System FDA’s Premarket Authorization Requirements

Each medical device that Cortigent seeks to commercially distribute in the U.S. will require FDA prior authorization. Although FDA may allow certain lower-risk devices to be marketed without specific authorization, or pursuant to a streamlined 510(k) clearance process a PMA application is required for higher-risk devices, including implantable devices such as Cortigent’s.

Overview of FDA Regulation of Devices Generally

Generally speaking, medical devices are classified into one of three classes—Class I, Class II, or Class III—depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the general controls of the Food, Drug, and Cosmetic Act (“FD&C Act”), such as provisions that relate to: adulteration; misbranding; registration and listing; notification, including repair, replacement, or refund; records and reports; and good manufacturing practices. Most Class I devices are classified as exempt from premarket notification under section 510(k) of the FD&C Act, and therefore may be commercially distributed without obtaining 510(k) clearance from the FDA. Class II devices are subject to both general controls and special controls to provide reasonable assurance of safety and effectiveness. Special controls include performance standards, post market surveillance, patient registries and guidance documents. A manufacturer may be required to submit to the FDA a premarket notification requesting permission to commercially distribute some Class II devices. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III. A Class III device cannot be marketed in the United States unless the FDA approves the device after submission of a PMA. However, there are some Class III devices for which FDA has not yet called for a PMA. For these devices, the manufacturer must submit a premarket notification and obtain 510(k) clearance in order to commercially distribute these devices. The FDA can also impose sales, marketing or other restrictions on devices to ensure that they are used in a safe and effective manner.

510(k) Clearance Pathway

When a 510(k) clearance is required for a device, the sponsor is required to submit a premarket notification to the FDA demonstrating that its proposed device is substantially equivalent to a predicate device, which is a previously cleared and legally marketed 510(k) device or a device that was in commercial distribution before May 28, 1976. By regulation, a premarket notification must be submitted to the FDA at least 90 days before Cortigent intends to distribute a device. As a practical matter, clearance often takes significantly longer. To demonstrate substantial equivalence, the manufacturer must show that the proposed device has the same intended use as the predicate device although it may have the same or different technological characteristics. The information in the premarket notification must demonstrate that the device is equally safe and effective and does not raise different questions of safety and effectiveness. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. If the FDA determines that the device, or its intended use, is not substantially equivalent to a previously cleared device or use, the FDA will place the device into Class III.

There are three types of 510(k)s: traditional; special; and abbreviated. Special 510(k)s are for devices that are modified, and the modification needs a new 510(k) but does not affect the intended use or alter the fundamental scientific technology of the device. Abbreviated 510(k)s are for devices that conform to a recognized standard. The special and abbreviated 510(k)s are intended to streamline review, and the FDA intends to process special 510(k)s within 30 days of receipt.

De Novo Classification

Medical device types that the FDA has not previously classified as Class I, II or III are automatically classified into Class III regardless of the level of risk they pose. The Food and Drug Administration Modernization Act of 1997 established a new route to market for low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, called the “Request for Evaluation of Automatic Class III Designation,” or the de novo classification procedure.

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This procedure allows a manufacturer whose novel device is automatically classified into Class III to request down-classification of its medical device into Class I or Class II on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA application. Prior to the enactment of the Food and Drug Administration Safety and Innovation Act of 2012 (“FDASIA”), a medical device could only be eligible for de novo classification if the manufacturer first submitted a 510(k) premarket notification and received a determination from the FDA that the device was not substantially equivalent. FDASIA streamlined the de novo classification pathway by permitting manufacturers to request de novo classification directly without first submitting a 510(k) premarket notification to the FDA and receiving a not substantially equivalent determination. Under FDASIA, the FDA is required to classify the device within 120 days following receipt of the de novo application. If the manufacturer seeks reclassification into Class II, the manufacturer must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. In addition, the FDA may reject the reclassification petition if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low to moderate risk or that general controls would be inadequate to control the risks and special controls cannot be developed.

Premarket Approval Pathway, Applicable to Cortigent’s Devices

A PMA application must be submitted to the FDA for Class III devices for which the FDA has required a PMA. The PMA application process is much more demanding than the 510(k) premarket notification process. A PMA application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction reasonable evidence of safety and effectiveness of the device.

After a PMA application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus, whether the FDA will file the application for review. The FDA has 180 days to review a filed PMA application, although the review of a PMA generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.

Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision-making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with the QSR. The agency also may inspect one or more clinical sites to ensure compliance with FDA’s regulations.

Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.

Humanitarian Device Exemption

A Humanitarian Use Device (“HUD”) is a “medical device intended to benefit patients in the treatment or diagnosis of a disease or condition that affects or is manifested in not more than 8,000 individuals in the United States per year.” An HDE is an application that is similar to a PMA application but is exempt from the effectiveness requirements of the FD&C Act. FDA approval of an HDE authorizes an applicant to market a HUD subject to certain profit and use restrictions. HUDs cannot be sold for profit, except in certain circumstances: (i) the device is intended for the treatment or diagnosis of a disease or condition that occurs in pediatric patients or in a pediatric subpopulation, and such device is labeled for use in pediatric patients or in a pediatric subpopulation in which the disease or condition occurs; or (ii) the device is intended for the treatment or diagnosis of a disease or condition that does not occur in pediatric patients or that occurs in pediatric patients in such numbers that development of the device for such patients is impossible, highly impracticable, or unsafe. If an HDE-approved device does not meet either of the eligibility criteria, the device cannot be sold for profit.

While the prior Argus II system was approved and marketed under an HDE, Cortigent does not plan to pursue this pathway in connection with Orion or its Stroke Recovery System.

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Clinical Trials

Clinical trials are almost always required to support a PMA application and are sometimes required for 510(k) clearance. In the U.S., for significant risk devices, these trials require submission of an application for an IDE to the FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be  reviewed in advance by the FDA for a specific number of patients at specified study sites and the study may not proceed if FDA raises any objections or concerns that constitute a clinical hold, unless and until such concerns are resolved to FDA’s satisfaction. During the trial, the sponsor must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices and comply with all reporting and recordkeeping requirements. Clinical trials for significant risk devices may not begin until the IDE application is becomes effective pursuant to FDA’s review and the appropriate IRB at the clinical trial sites are in agreement. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety, and welfare of human research subjects. A nonsignificant risk device does not require FDA approval of an IDE; however, the clinical trial must still be conducted in compliance with various requirements of FDA’s IDE regulations and be approved by an IRB at the clinical trials sites. The FDA or the IRB at each site at which a clinical trial is being performed may order of a clinical trial to be suspended or terminated at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IRB requirements. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and effectiveness of the device, may be equivocal or may otherwise not be sufficient to obtain approval or clearance of the product.

Sponsors of clinical trials of devices are required to register with clinicaltrials.gov, a public database of clinical trial information. Information related to the device, patient population, phase of investigation, study sites and investigators and other aspects of the clinical trial is made public as part of the registration.

Ongoing Regulation by the FDA

Even after a device receives FDA marketing authorization (under a 510(k) or a PMA) and is placed on the market, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;
•

the QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling and marketing regulations and the FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses, and other requirements related to promotional activities;
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medical device reporting regulations, which require that manufactures report to the FDA if their device may have caused or contributed to a death or serious injury, or if their device malfunctioned and the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;

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corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the FD&C Act that may present a risk to health; and

•	post market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

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After a device receives FDA marketing authorization, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new clearance or possibly a pre-market approval. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with the determination not to seek a new 510(k) clearance or PMA approval, the FDA may retroactively require to seek 510(k) clearance or  pre-market approval. The FDA could also require the sponsor to cease marketing and distribution and/or recall the modified device until 510(k) clearance or pre-market approval is obtained. Also, in these circumstances, a company may be subject to significant regulatory fines and penalties.

Some changes to an approved PMA device, including changes in indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new PMA or PMA supplement, as appropriate, before the change can be implemented. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to information needed to support the proposed change from the device covered by the original PMA. The FDA uses the same procedures and actions in reviewing PMA supplements as it does in reviewing original PMAs.

FDA regulations require device companies to be registered with the FDA. Additionally, individual states may also require device company registration. For example, the California Department of Health Services (“CDHS”), requires such companies to register as a medical device manufacturer within the state. Because of this, the FDA and the CDHS inspect Cortigent on a routine basis for compliance with the QSR. These regulations require that Cortigent manufactures its products and maintain related documentation in a prescribed manner with respect to manufacturing, testing and control activities. Cortigent has undergone and expects to continue to undergo regular QSR inspections in connection with the manufacture of its products at its facilities. Further, the FDA requires Cortigent to comply with various FDA regulations regarding labeling. Failure by Cortigent or by its suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

•	warning or untitled letters, fines, injunctions, consent decrees and civil penalties;
•	customer notifications, voluntary or mandatory recall or seizure of Cortigent’s products;
•	operating restrictions, partial suspension or total shutdown of production;
•	delay in processing submissions or applications for new products or modifications to existing products;
•	withdrawing approvals that have already been granted; and
•	criminal prosecution.

The Medical Device Reporting laws and regulations require Cortigent to provide information to the FDA when it receives or otherwise becomes aware of information that reasonably suggests that its device may have caused or contributed to a death or serious injury as well as a device malfunction that likely would cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits an approved device from being marketed for off-label use. The FDA, states and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Private party litigation involving alleged off-label marketing is also a risk. A company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.

Newly discovered or developed safety or effectiveness data may require changes to a product’s labeling, including the addition of new warnings and contraindications, and may require the implementation of other risk management measures. Further, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory clearance or approval of Cortigent’s products under development.

Cortigent is also subject to other federal, state and local laws and regulations relating to safe working conditions, laboratory and manufacturing practices.

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Patent Term Restoration and Extension

A patent claiming a new product may be eligible for a limited patent term extension under the Hatch-Waxman Act, which permits a patent restoration of up to five years for patent term lost during product development and the FDA regulatory review. Medical device patents eligible for patent term extension are those covering medical devices approved under Section 515 of the FFDCA, the so-called “Class III” medical devices. The restoration period granted on a patent covering a product is typically one-half the time between the effective date of a clinical investigation involving human beings and the submission date of an application, plus the time between the submission date of an application and the ultimate approval date. Patent term restoration cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date. Only one patent applicable to an approved product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent in question. A patent that covers multiple products for which approval is sought can only be extended in connection with one of the approvals. The United States Patent and Trademark Office reviews and approves the application for any patent term extension or restoration in consultation with the FDA. Only one extension is granted per product per patent. In other words, if multiple patents cover an approved product, only one patent can be extended. The patent owner may submit multiple patent applications to the USPTO based on the same regulatory review period, but ultimately one patent must be chosen for patent term extension. Similar provisions are available in Europe and other foreign jurisdictions to extend the term of a patent that covers an approved product.

European Union

Cortigent’s products are regulated in the European Union as medical devices per the European Union Directive (93/42/EEC), also known as the Medical Device Directive. An authorized third party, Notified Body, must approve products for CE marking. The CE Mark is contingent upon continued compliance to the applicable regulations and the quality system requirements of the ISO 13485 standard.

Other Regions

Most major markets have different levels of regulatory requirements for medical devices. Modifications to the cleared or approved products may require a new regulatory submission in all major markets. The regulatory requirements, and the review time, vary significantly from country to country. Products can also be marketed in other countries that have minimal requirements for medical devices.

Fraud and Abuse and Other Healthcare Regulations

Federal and state governmental agencies and equivalent foreign authorities subject the healthcare industry to intense regulatory scrutiny, including heightened civil and criminal enforcement efforts. These laws constrain the sales, marketing and other promotional activities of medical device manufacturers by limiting the kinds of financial arrangements Cortigent may have with hospitals, physicians and other potential purchasers of our products. Federal healthcare fraud and abuse laws apply to our business when a customer submits a claim for an item or service that is reimbursed under Medicare, Medicaid or other federally funded healthcare programs. Patient privacy statutes and regulations by foreign, federal and state governments may also apply in the locations in which Cortigent does business. Descriptions of some of the U.S. laws and regulations that may affect our ability to operate follow.

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Federal Healthcare Anti-Kickback Statute

The federal healthcare Anti-Kickback Statute (“Anti-Kickback Statute”) prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or paying any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchasing, leasing, ordering, or arranging for or recommending the purchase, lease, or order of any good or service for which payment may be made, in whole or in part, by federal healthcare programs, such as the Medicare and Medicaid programs. The term “remuneration” has been broadly interpreted to include anything of value, and the government can establish a violation of the Anti-Kickback Statute without proving that a person or entity had actual knowledge of the law or a specific intent to violate it. In addition, the government may assert that a claim, including items or services resulting from a violation of the Anti-Kickback Statute, constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. The Anti-Kickback Statute is subject to evolving interpretations and has been applied by government enforcement officials to many common business arrangements in the medical device industry. There are a number of statutory exceptions and regulatory safe harbors protecting certain business arrangements from prosecution under the Anti-Kickback Statute; however, those exceptions and safe harbors are drawn narrowly, and there is no exception or safe harbor for many common business activities, such as reimbursement support programs, educational and research grants or charitable donations. The failure of a transaction or arrangement to fit precisely within one or more applicable statutory exceptions or regulatory safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy all requirements of an applicable safe harbor may result in increased scrutiny by government enforcement authorities and will be evaluated on a case-by-case basis based on a cumulative review of all facts and circumstances.

Federal Civil False Claims Act

The federal civil False Claims Act prohibits, among other things, persons or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds, or knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government. A claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. Actions under the federal civil False Claims Act may be brought by the government or as a qui tam action by a private individual in the name of the government. These individuals, sometimes known as “relators” or, more commonly, as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The number of filings of qui tam actions has increased significantly in recent years. Qui tam actions are filed under seal and impose a mandatory duty on the U.S. Department of Justice to investigate such allegations. Most private citizen actions are declined by the Department of Justice or dismissed by federal courts. However, the investigation costs for a company can be significant and material even if the allegations are without merit. Various states have adopted laws similar to the federal civil False Claims Act, and many of these state laws are broader in scope and apply to all payors, and therefore, are not limited to only those claims submitted to the federal government. Medical device manufacturers and other healthcare companies are subject to other federal false claims laws, including, among others, federal criminal healthcare fraud and false statement statutes that extend to non-government health benefit programs.

Healthcare Fraud Statute

The HIPAA and its implementing regulations created federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry, in connection with the delivery of or payment for healthcare benefits, items or services.

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Sunshine Act

The federal Physician Payments Sunshine Act requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually, with certain exceptions, to CMS information related to payments or other transfers of value made to a physician or teaching hospital, or to a third party at the request of a physician or teaching hospital, and requires applicable manufacturers and group purchasing organizations to report annually to CMS ownership and investment interests held by physicians and their immediate family members. Beginning in 2022, applicable manufacturers are required to report information regarding payments and transfers of value provided to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists and certified nurse-midwives.

Patient Data Privacy

HIPAA, as amended by HITECH, and their implementing regulations impose obligations on covered entities, such as health plans, healthcare clearinghouses and certain healthcare providers, as well as business associates that provide services involving the use or disclosure of personal health information to or on behalf of covered entities. These obligations, such as mandatory contractual terms, relate to safeguarding the privacy and security of protected health information. Many states also have laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA.

Other State Laws

Certain states also mandate implementation of commercial compliance programs, impose restrictions on device manufacturer marketing practices and/or require tracking and reporting of gifts, compensation and other remuneration to healthcare professionals and entities.

State and federal regulatory and enforcement agencies continue to actively investigate violations of healthcare laws and regulations, and the U.S. Congress continues to strengthen the arsenal of enforcement tools. Most recently, the Bipartisan Budget Act of 2018 (“BBA”) increased the criminal and civil penalties that can be imposed for violating certain federal healthcare laws, including the Anti-Kickback Statute. Enforcement agencies also continue to pursue novel theories of liability under these laws. In particular, government agencies have recently increased regulatory scrutiny and enforcement activity with respect to manufacturer reimbursement support activities and other patient support programs, including bringing criminal charges or civil enforcement actions under the Anti-Kickback Statute, federal civil False Claims Act and violations of healthcare fraud and HIPAA privacy provisions.

Enforcement and Penalties for Noncompliance with Fraud and Abuse Laws and Regulations

Compliance with these federal and state laws and regulations requires substantial resources. If Cortigent’s operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to Cortigent, it may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, disgorgement, exclusion from participation in government healthcare programs such as the Medicare and Medicaid programs, reputational harm, administrative burdens, diminished profits and future earnings, and the curtailment or restructuring of Cortigent’s operations. Companies settling federal civil False Claims Act, Anti-Kickback Statute and other fraud and abuse cases also may be required to enter into a Corporate Integrity Agreement with the U.S. Department of Health and Human Services Office of Inspector General in order to avoid exclusion from participation (i.e., loss of coverage for their products) in federal healthcare programs such as Medicare and Medicaid. Corporate Integrity Agreements typically impose substantial costs on companies to ensure compliance.

For additional information regarding obligations under federal healthcare statues and regulations, please see the section titled “Risk Factors.” If Cortigent fails to comply with U.S. federal and state fraud and abuse laws and regulations, including those relating to kickbacks and false claims for reimbursement, Cortigent could face substantial penalties and our business operations and financial condition could be adversely affected.

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United States Healthcare Reform

There have been and continue to be proposals by the federal government, state governments, regulators and third-party payors to control or manage the increased costs of healthcare and, more generally, to reform the U.S. healthcare system.

For example, in the United States in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education and Reconciliation Act (collectively, the “ACA”), was enacted. The ACA contains a number of significant provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs and will result in the development of new programs. The ACA, among other things, imposes an excise tax of 2.3% on the sale of most medical devices.

There have been judicial and Congressional challenges to certain aspects of the ACA, as well as recent efforts to repeal or replace certain aspects of the ACA. For example, since January 2017, President Trump signed two Executive Orders and other directives designed to delay the implementation of certain provisions of the ACA or otherwise circumvent some of the requirements for health insurance mandated by the ACA. Concurrently, Congress considered legislation that would repeal or repeal and replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, two bills affecting the implementation of certain taxes under the ACA have been signed into law. The Tax Cuts and Jobs Act of 2017 (“TCJA”) includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” On January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain ACA-mandated fees, including the 2.3% excise tax imposed on manufacturers and importers for certain sales of medical devices through December 31, 2019. The BBA, among other things, amended the ACA, effective January 1, 2019, to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” In July 2018, CMS published a final rule permitting further collections and payments to and from certain ACA qualified health plans and health insurance issuers under the ACA risk adjustment program in response to the outcome of federal district court litigation regarding the method CMS uses to determine this risk adjustment. On December 14, 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the TCJA. While the Texas U.S. District Court Judge, as well as the Trump administration and CMS, stated that the ruling will have no immediate effect pending appeal of the decision, it is unclear how this decision, subsequent appeals, and other efforts to repeal and replace the ACA will impact the ACA.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, includes reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013, and due to subsequent legislative amendments to the statute, including the BBA, will remain in effect through 2027 unless additional Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Further, there has been heightened governmental scrutiny recently over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries, and proposed and enacted federal and state legislation designed to bring transparency to product pricing and reduce the cost of products and services under government healthcare programs. Congress and the Trump administration each indicated that they would continue to seek new legislative and/or administrative measures to control product costs. Additionally, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what products to purchase, and which suppliers will be included in their healthcare programs.

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Facilities

Cortigent’s headquarters are in Valencia, California. On February 1, 2023, Cortigent entered into a sublease agreement, effective March 1, 2023, to replace the Company’s then existing headquarters. Cortigent’s rental payments amounted to $22,158 per month plus operating expenses, to lease 14,823 square feet of office space at 27200 Tourney Road, Valencia, California 91355. The lease had a term of two years and two months. Cortigent also entered into a lease for storage space on January 25, 2023, in the same building at a cost of $6,775 per month for a term of two years and one month. These lease arrangements were entered into at arm’s length with unrelated parties. In November 2025 Cortigent extended the existing sublease and lease agreement into a new six-month lease covering approximately 5,000 square feet of office and storage space at the same location. On April 30, 2026, Cortigent renewed our short -term lease for an additional six months. This lease agreement with an unrelated vendor for approximately 5,000 square feet of office and storage space includes rental payments amounting to approximately $10,000 per month plus operating expenses. . Cortigent deems its premises adequate for its current needs though it may seek alternative or additional space as company scales its operations. Additionally, Cortigent intends to maintain a business model designed to leverage virtual technology to minimize brick and mortar facilities while optimizing its ability to attract top talented employees who may reside in almost any geographical location. As a material inducement for the lessor to execute the lease with Cortigent, Vivani guaranteed the prompt payment of all rents and all other sums payable under the lease together with all other terms and conditions to be kept and performed by Cortigent under the lease.

Employees

As of July 31, 2026, Cortigent had five full‑time employees and no part‑time employees. In addition, Cortigent engaged four consultants who provide device design and other services, each of whom remains under contract with Cortigent as of the date of this prospectus. Cortigent believes that it maintains a satisfactory working relationship with its employees, and Cortigent has not experienced any significant labor disputes or any difficulty in recruiting staff for operations. No employee is represented by a labor union.

Human Capital Resources

Employee Engagement, Talent Development and Benefits. Cortigent believes that future success largely depends upon Cortigent’s continued ability to attract and retain highly skilled employees. Cortigent expects to provide employees with competitive salaries and bonuses, and opportunities for equity ownership.

Legal Proceedings

Cortigent is not party to any material legal proceedings. From time-to-time, Cortigent may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on Cortigent because of defense and settlement costs, diversion of resources, and other factors, and there can be no assurances that favorable outcomes will be obtained.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information contained in this discussion and analysis or set forth elsewhere in this report, including information with respect to Cortigent’s products, plans and strategy for its business and related financing, contains forward-looking statements that involve risks and uncertainties, including statements regarding Cortigent’s expected financial results in future periods. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “will,” “would,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, among others, statements Cortigent makes regarding expectations for revenues, liquidity, cash flows and financial performance, the anticipated results of Cortigent’s development efforts and the timing for receipt of required regulatory approvals, insurance reimbursements and product launches, Cortigent’s financing plans and future capital requirements, its business, results of operations, financial condition or prospects, and the current tariff environment and global trade war on its business. Cortigent may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements and you should not place undue reliance on Cortigent’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Cortigent makes. Cortigent assumes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

In March 2011, the Argus II® Retinal Prosthesis System was approved for commercial use in the European Union to provide visual perception in patients with profound blindness due to RP, a rare, “orphan” condition. The device was initially available in the United Kingdom, France, Germany, and several other countries at a price of approximately $115,000. In February 2013, the FDA approved Argus II under an HDE, and in August 2013, the reimbursement price for Medicare patients was approved at approximately $150,000. About 350 profoundly blind people around the world have received Argus II retinal implants. Many of these patients have been using their Argus implants for more than 10 years, confirming Cortigent’s very high manufacturing standards and product reliability. The market opportunity for the Argus II device has been limited to the small number of patients who have profound blindness due to RP, and the Argus system was discontinued in 2019 because of resulting commercial considerations.

Cortigent’s next generation system, the Orion, was designed and built and to make artificial vision available to a much larger group of individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease and eye injury. Based on a U.S. market study sponsored by it, Cortigent estimates that the total addressable market for Orion is approximately 82,000 Americans, which is roughly 16 times larger than for Argus II, and could potentially approximate $4 billion. Cortigent believes that there are substantially more blind people who could potentially benefit from Orion in Europe, Asia, and other areas of the world.

The Orion system, which leverages over 25 years of Cortigent’s experience in precision (targeted) neurostimulation for artificial vision, converts images captured by a miniature video camera mounted on glasses into a series of small electrical pulses. It is designed to bypass the diseased or injured visual pathway and to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex to provide the perception of patterns of light (see Figure 1). Cranial surgery is required to place the electrode array onto the brain’s surface; the Orion system has been designed so as not to require penetration of the brain. In 2017, the FDA designated Orion as a Breakthrough Device. This designation provides Cortigent with enhanced access to guidance from FDA expert staff and, Cortigent believes, could accelerate Cortigent’s path to commercial approval. The process of medical device development is inherently uncertain, and no assurance can be given that this designation will increase the likelihood of Orion being approved for marketing and commercialization.

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Orion safety data in a small early feasibility study (Orion EFS): Five subjects experienced a total of 17 AEs and one subject did not report any adverse events related to the device or to surgery through February 2025. One was considered an SAE and all other adverse events were not serious. The single SAE, a seizure, occurred about three months post-implant, was resolved safely and quickly, and did not require a hospital stay. The investigators determined that this SAE was device-related and not unexpected as it had been disclosed as a potential safety risk in the subject informed consent form. The SAE occurred as Cortigent attempted to explore the optimal treatment frequency, which is a key stimulation parameter. The SAE occurred at a specific frequency. All adverse events are evaluated by an IMSM committee. With the IMSM committee’s input, Cortigent thereafter kept stimulation frequencies for all subjects below the level that induced the SAE, and Cortigent has observed no other seizures in this or any other participant. The FDA requires medical device manufacturers to follow 21 CFR 820 and maintain a QMS. As a part of Cortigent’s QMS, Cortigent conforms to ISO 14971, an FDA-recognized standard, to identify the hazards associated with the medical device, to estimate and evaluate the associated risks, to control these risks, and to monitor the effectiveness of the controls.

There have been no serious adverse events due to the device or surgery since June 2018. One subject chose to have the device explanted after the 36th month due to an unrelated medical condition. Two other subjects subsequently requested to have their devices explanted for reasons unrelated to the device’s efficacy or safety during their fourth year in the study. One subject was explanted after completion of the study following their sixth year. The IMSM has determined that the reasons for these explants were not related to the device or the surgery.

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Orion EFS efficacy data: Cortigent has three-year efficacy data for five of the six original subjects (one did not participate in this assessment), and six-year efficacy data for three subjects. Cortigent assesses efficacy by looking at three measures of visual function: 1) Square localization – Orion subjects sit in front of a touch screen and are asked to touch within the boundaries of a square when it appears; 2) Direction of motion – Subjects are asked to identify the direction of the motion of a line that traverses a screen; and 3) Grating visual acuity, a measure of visual acuity that is adapted for very low vision. Five of the six original subjects completed the planned efficacy assessments at 36 months post-implant and although not part of the EFS protocol, three completed these assessments at 60 months.

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For square localization, at 36 months, five of the six subjects participated in the study and all performed significantly better with the system turned on versus turned off. At 60 months, three of the six original subjects remained in the study and all performed significantly better with the assistance of Orion.

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For direction of motion, at 36 months, five of the six original subjects remaining in the study all performed significantly better with the system turned on than with it turned off. At 60 months, the three subjects remaining in the study all performed significantly better with the assistance of Orion.

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For grating visual acuity, at 36 months, two of the five subjects remaining in the study had measurable visual acuity with the assistance of Orion compared to none with the device turned off. At 60 months, two of the three remaining subjects had measurable visual acuity with the assistance of Orion, as compared to none with the system turned off.

The FLORA is an efficacy measurement of day-to-day functionality. The FLORA assessments were performed by an independent, third-party specialist. The specialist asked each subject a series of questions and at the home of each subject, observed each subject performing 15 or more daily living tasks, such as finding light sources, following a sidewalk, or sorting laundry with the Orion system turned on and with it turned off. The specialist then determined if the system was providing a benefit, was neutral, or impaired the subject’s ability to perform these tasks. All of the four subjects who completed the FLORA evaluation at 36 months had positive or mildly positive results indicating that the Orion system was providing benefit. This evaluation was not performed at the 60-month time point. Cortigent plans to work with the FDA to reach agreement on the additional clinical studies that will be required to secure marketing approval for Orion.

The FDA categorizes electronic medical devices that are implanted, which include both the Argus II and Orion, as Class III. Class III devices face higher burdens to attain regulatory approval than Class I or Class II devices; Second Sight, the predecessor to Cortigent, successfully navigated a special version of this approval process with the Argus II system. The Argus II clinical trial enrolled patients with late-stage retinitis pigmentosa, a rare disease, affecting less than 4,000 Americans. This small potential market size enabled the Argus II to qualify for an HDE, which the FDA granted in February 2013.

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In November 2017, the FDA granted an EAP designation to the Orion system to treat individuals who are bilaterally blind due to non-cortical etiology and who are not candidates for any other commercially approved vision restoration therapy. The BDP subsumed the EAP program in December 2018. The BDP is intended to accelerate medical device development, assessment, and review, while preserving the statutory standards for premarket approval. According to a company-sponsored 2018 study by Fletcher Spaght Inc., there are about 82,000 Americans who could potentially benefit from the Orion system.

Cortigent is developing a platform technology with multiple potential applications: Cortigent’s current-generation miniature neurostimulation device with 60 independently controlled cortical stimulation channels, supported by reliability data from the Argus II and Orion programs, has the potential to treat other conditions with high unmet medical need. Cortigent believes that its most promising next target will be to apply cortical neurostimulation to improve muscle function in partially paralyzed stroke patients who are undergoing rehabilitation. This medical treatment concept is supported by evidence from clinical studies conducted by Northstar Neuroscience, Inc. in the early 2000s using a less advanced, single-channel electrical stimulation device with six electrodes. This device was placed on the motor cortex, the area of the brain surface that controls hand and arm motion which is the same surface area of the brain where Cortigent’s device will be placed. Northstar reported achieving positive patient results in its Phase 1 and Phase 2 clinical studies (Cramer 2007) but a pivotal Phase 3 study which was conducted based on a study design that was different from their Phase 1 and Phase 2 studies, failed to achieve statistical significance at the 4-week primary endpoint. Northstar was unable to obtain FDA approval and was eventually dissolved. It has been reported that a clinical benefit was demonstrated at six months (Levy 2016).

Like Orion, the Stroke Recovery System will require cranial surgery; in this case to place the electrode array on the motor cortex. Cortigent began to design the stroke system in 2022, and during February 2023 Cortigent studied what it believes to be the optimal array placement on the motor cortex of a cadaver. Cortigent believes that its 60-channel cortical stimulation device has the potential to target neuron populations more precisely and generate more favorable clinical results.

There are approximately 7.6 million living Americans who have reported a stroke in their lifetime (Tsao 2022). Each year approximately 610,000 Americans have a first stroke (Kissela 2012). Among the over 80% of people who survive a first stroke, the most common neurological deficit is motor weakness on one side of the body (hemiparesis), and approximately 40% of these stroke victims suffer moderate to severe motor impairment that requires special care (Gresham 1995). If the device achieves treatment success, as to which Cortigent can make no assurance, Cortigent estimates that the device could potentially benefit up to 195,000 U.S. stroke victims each year.

Cortigent is targeting substantial revenue opportunities: The Orion system, designed to provide visual perception to profoundly blind people, has an addressable market of approximately 82,000 individuals in the U.S. assuming the target indication is achieved (profound blindness due to glaucoma, diabetic retinopathy, optic nerve injury or disease and eye injury) based on a study by an independent market research firm engaged by Cortigent. Cortigent believes that about one-third of these patients could be reached by a marketing program. Depending on study results to assess clinical utility, Cortigent may seek reimbursement similar to or higher than the $150,000 per device that was approved by the CMS for the Argus II system.

Cortigent must accomplish several critical development and regulatory milestones in order to complete and market the Orion and Stroke Recovery System. Cortigent faces the material risks of failing to achieve successful clinical trials, to attain regulatory approvals, and to secure favorable product reimbursement for patients covered by Medicare and other types of insurance. Even with a successful trial, it could be determined that certain patient subpopulations cannot be effectively treated by Cortigent’s devices which would reduce Cortigent’s product sales potential. The development process may take longer and be more costly than anticipated and Cortigent may not achieve reimbursement levels similar to the one which Cortigent received for Argus II device or obtain other suitable reimbursement levels that Cortigent may require. Since Cortigent currently has no commercial revenues, any of these outcomes could require substantial additional funding. No assurance can be made that clinical trials will demonstrate safety and efficacy or will lead to commercial products.

Clinical trial planning: Orion EFS, completed in March 2025, was extended at Cortigent’s election to span over six years to allow for additional exploratory research to improve vision quality, for example by enhanced contrast filtering or by other software modifications. The research included a new stimulation technique called “Dynamic Current Steering,” which Cortigent believes has the potential to substantially improve visual perception if the initial results are confirmed in larger-scale studies. The next step will be to manufacture and validate new Orion devices for a planned pivotal clinical trial that Cortigent expects will involve approximately 60 profoundly blind patients at approximately 10 U.S. trial centers. These are internal estimates and the size of the Orion pivotal clinical trial, including establishment of the primary endpoint(s), will depend upon further review and collaborations with the FDA. Cortigent intends to commence the potentially pivotal clinical trial in late 2027, and expects to complete the pivotal trial late 2029. Should Cortigent meet its primary endpoint(s) and subsequently obtains FDA clearance, Cortigent expects to launch Orion in the U.S. in 2030.

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Cortigent plans to conduct a Stroke EFS in parallel with manufacturing of the Orion devices in late 2027. For the Stroke EFS, it anticipates manufacturing modified clinical trial devices. Cortigent anticipates a shorter time for stroke recovery subjects to reach the Stroke EFS endpoint than for Orion EFS subjects (nine months versus 12 months, respectively). Depending upon the outcomes of the Stroke EFS, Cortigent plans to commence a pivotal clinical trial for the Stroke Recovery System in early 2029. Upon further review and collaboration with the FDA, Cortigent will determine patient population size and other parameters of the Stroke Recovery System pivotal trial. Cortigent intends to complete the pivotal trial by late 2030, and if successful, commercially launch the Stroke Recovery System in 2031.

The target clinical development timelines for Orion and the Stroke Recovery System are subject to further discussions and collaborations with the FDA and assume that adequate financing will be available to fund the execution of Cortigent’s clinical development programs. Clinical trials require FDA approvals and clearances. No assurance can be given that Cortigent will be able to obtain these approvals and clearances, that Cortigent will obtain approval of a marketable device or that Cortigent will be able to launch commercially successful products.

Intellectual property: Cortigent has amassed an extensive intellectual property estate consisting of rights (as of June 30, 2026) to 146 issued U.S. patents, 11 issued European patents (nationalized in France, Germany, or a unitary patent plus Great Britain), two pending U.S. patent applications, one pending European patent application, three issued U.S. design patents, and two issued European design registrations (with two corresponding issued British design registrations). Cortigent’s patent estate covers the foundational technologies invented during the development of the Argus and Orion devices with approximately 100 of Cortigent’s issued U.S. patents reaching the end of their term by the end of 2029. The remaining patent estate, primarily in the U.S., extends into 2038, and covers the core technologies of neurostimulation techniques for implantable devices and achieving implant longevity, which are integral to Cortigent’s current and future product lines, including the planned Stroke Recovery System, and therefore are expected to protect Cortigent’s current and future product lines.

Six of Cortigent’s most important issued patents are briefly described in the table below. All these patents are owned by or controlled by Cortigent, Inc. and their jurisdiction is noted.

US Patent/Number	Title	Expiration Date	Description/Foreign Counterparts

US9,861,820 Utility patent	Cortical Visual Prosthesis	5/13/2036

The claims of US9,861,820 are directed to an implantable device. Its European counterpart is EP3294409, which has issued in Germany, France and the UK. This patent covers novel electrode design, electrode configurability options, and specific electrode array geometry.

US9,592,377 Utility patent	Implantable Device for the Brain	1/23/2030	The claims of US9,592,377 are directed to a neural stimulator. This patent covers novel architecture for IPG design and flat versus spike electrodes for stimulation and sensing.
US7,914,842 Utility patent	Method of Manufacturing a Flexible Circuit Electrode Array	12/27/2029

The claims of US7,914,842 are process claims, specifically methods for manufacturing a flexible circuit electrode array. This patent covers novel chemical processing treatment that is critical to lifetime and reliability.

US10,052,478 Utility patent	Implantable Device for the Brain	7/25/2028	The claims of US10,052,478 are directed to a neural stimulator. This patent includes claims specific to return electrode configuration.
US8,224,454 Utility patent	Downloadable Filters for a Visual Prosthesis	6/9/2027	The claims of US8,224,454 are directed to visual prostheses. This patent covers system architecture for processing video data and specific video filter designs.
US8,200,338 Utility patent	Flexible Circuit Electrode Array for Improved Layer Adhesion	5/7/2027

The claims of US8,200,338 are directed to a flexible circuit electrode array adapted to be used with a visual prosthesis. This patent covers configurations of thin film electrodes including electrode coating for increased surface area.

Pursuant to Cortigent’s August 23, 2016 Research and Development Collaboration Agreement with Advanced Medical Electronics Corporation (“AME”), Cortigent has exclusive rights to design, make, use, and sell products using new technology resulting from research and development activities completed by AME staff as to certain past, existing and future government funded research projects. The rights granted in this license continue in perpetuity.

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Cortigent’s Cost Reimbursement Consortium Agreement with DEI provides an exclusive license to utilize and control the commercialization of certain patents co-owned by the parties, related to the technology for visual prostheses. The agreement with DEI applies to Argus II and Orion and may be terminated upon material breach of terms or insolvency, and the agreement extends until the expiration of the last of the licensed patents in June 2032, unless the relevant patents are earlier found to be invalid or are abandoned by the parties. In addition to an obligation to pay a 0.5% royalty on the net sales of licensed products, the agreement includes such other responsibilities as patent marking, reporting, audit, confidentiality, prosecution and defense of patents, enforcement against infringers, and indemnity. Cortigent paid approximately $356,000 in research milestone payments and royalties to DEI under the agreement through 2019. Since then, Cortigent has sold no licensed products, has not been required to make any additional payments to DEI, and has no remaining milestone or other payments that are due under the agreement.

Pursuant to Cortigent’s sponsored research agreement with the Johns Hopkins University dated April 14, 2011, any inventions solely invented by employees of each entity are owned by that entity, however inventions jointly invented by inventors of both Cortigent and such entity are considered joint inventions and are owned jointly by both parties. Cortigent is responsible for all costs incurred for the filing and maintenance of any patents in exchange for an option from such entity to license that entity’s ownership rights. Cortigent did not exercise such options and as a result The Johns Hopkins University may use the inventions claimed in the respective jointly owned patents for any purpose without any obligation to Cortigent. Cortigent currently co-owns five patents with The Johns Hopkins University, including a patent that expires in 2038.

Cortigent is not using and currently does not plan to use the single patent co-owned with Lawrence Livermore National Security, LLC.

Pre-revenue company: Cortigent is a pre-revenue company with a history extending from 1998, including the history of Cortigent’s predecessor, Second Sight, of recurring operating losses that are likely to continue for the foreseeable future. Cortigent will require substantial additional capital, including the proceeds of this offering, to continue development of its products and fund clinical trials. See “Risk Factors.” To decrease its operating expenses, Cortigent reduced staff numbers and currently employs five full-time persons and four consultants as of July 31, 2026. Cortigent is subject to the risks and uncertainties associated with a business with no revenue and limited cash resources that is developing novel medical devices. Cortigent’s ability to generate sufficient future revenue to fund operations is uncertain. For the three months ended March 31, 2026 and the fiscal years ended December 31, 2025 and 2024, Cortigent generated no revenue from operations and incurred a net loss of $0.8 million, $3.1 million and $2.2 million, respectively. Cortigent’s consolidated financial statements have been prepared on a going concern basis and Cortigent’s financial condition creates doubt as to whether Cortigent will be able to continue as a going concern. Future operations are dependent upon the successful completion of equity or debt financing, and the achievement of profitable operations at an indeterminate time in the future. No assurance can be given that Cortigent will be successful in achieving or maintaining profitability or in obtaining additional financing on acceptable terms or at all.

Critical Accounting Policies and Estimates

The preparation of Cortigent’s consolidated financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and SEC rules and regulations require management to make estimates, assumptions and judgments that affect the amounts, liabilities, revenue, and expenses reported in the consolidated financial statements and the notes to the consolidated financial statements. On an ongoing basis, Cortigent evaluates critical accounting policies and estimates. Cortigent bases estimates on historical experience and on various other assumptions that Cortigent believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Some of those judgments can be subjective and complex, and therefore, actual results could differ materially from those estimates under different assumptions or conditions.

Off-Balance Sheet Arrangements

As of the date of this prospectus, Cortigent does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on its results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

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RESULTS OF OPERATIONS

Operating Expenses

Cortigent generally recognizes operating expenses as incurred in two general operational categories: research and development and general and administrative. Cortigent’s operating expenses also include a non-cash component related to the amortization of stock-based compensation for research and development and general and administrative personnel. Cortigent has received grants from institutions or agencies, such as the National Institutes of Health, to help fund some of the cost of Cortigent’s development efforts. Cortigent has recorded the amount of funding received from these grants as reductions to operating expenses.

●

Research and development expenses consist primarily of employee compensation and consulting costs related to the design, development, and enhancements of current and potential future products, offset by grant revenue received in support of specific research projects. Cortigent expenses research and development costs as they are incurred. Cortigent employs five full-time persons and four consultants as of July 31, 2026. None of Cortigent’s development staff is wholly tasked to either the Orion or the Stroke Recovery System. The shared platform technology of the projects, and the experience and skill of Cortigent’s development team have allowed team members to allocate resources, efforts and time across each of the Orion and Stroke Recovery System projects. Most of that time and focus have been dedicated to device development applicable to both projects. Cortigent’s consulting neurosurgeon also assists Cortigent on both projects. Consequently, Cortigent has not tracked research and development expenses by project and have not maintained and evaluated research development expenses by project. As Cortigent proceeds to specific design refinements and manufacturing systems and to targeted clinical trials, Cortigent intends more precisely to track funds and overhead that are allocated between the Orion and the Stroke Recovery System. In connection with evaluating development timelines for Cortigent’s research and development activities for Orion and for the Stroke Recovery System in early-stage development, Cortigent will also need to determine the nature and scope of engineering and development to be performed in house and which are appropriate for assignment to outside vendors. Research and development also consist of salaries, travel and related expenses for personnel engaged in clinical and regulatory functions, as well as internal and external costs associated with conducting clinical trials and maintaining relationships with regulatory agencies, offset by grant revenue received in support of specific clinical research products. Cortigent expects clinical and regulatory expenses to be lower in the short run, inasmuch as clinical study activities related to Argus II have been closed. Over time, Cortigent expects clinical and regulatory expenses to increase, particularly if, and when, Cortigent conducts a larger pivotal clinical study of Orion. Cortigent seeks financing to hire additional staff to complete work on its new products, exploring the potential for collaboration with third parties, and planning to outsource some of the engineering work to manufacture these devices, subject to funding availability.

●

General and administrative expenses consist primarily of salaries and related expenses for executive, legal, finance, human resources, information technology and administrative personnel, as well as recruiting and professional fees, patent filing and annuity costs, insurance costs, and other general corporate expenses, including rent.

Liquidity and Capital Resources

The consolidated financial statements have been presented on the basis that Cortigent’s business is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Cortigent is subject to the risks and uncertainties associated with a business with no revenue that is developing novel medical devices, including limitations on Cortigent’s operating capital resources. Cortigent has incurred recurring operating losses and negative operating cash flows since inception, and Cortigent expects to continue to incur operating losses and negative operating cash flows for the foreseeable future. Future operations are dependent upon the successful completion of equity or debt financing, and the achievement of profitable operations at an indeterminate time in the future. No assurance can be given that Cortigent will be successful in achieving or maintaining profitability or in obtaining additional financing on terms acceptable to it or at all.

Conducting clinical trials is a time-consuming, expensive and uncertain process that takes many years to complete and Cortigent may never generate the necessary data or results required to obtain marketing approval. Cortigent does not expect revenues until Cortigent is successful in completing development and obtaining marketing approval for Cortigent’s products. Cortigent expects expenses to increase in connection with ongoing activities, particularly as Cortigent initiates new research and development projects, and seek marketing approval for any product candidates that it successfully develops. In addition, Cortigent expects to incur significant additional expenses related to sales, marketing, distribution and other commercial infrastructure to commercialize products. In addition, product candidates, if approved, may not achieve commercial success. Cortigent will incur significant costs associated with operating as a public company in a regulated industry.

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Until such time, if ever, as Cortigent can generate substantial product revenues, it anticipates that it will seek to fund operations through public or private equity or debt financings, grants, collaborations, strategic partnerships or other sources. However, Cortigent may be unable to raise additional capital or enter into such other arrangements when needed on favorable terms or at all. To the extent that Cortigent raises additional capital through the sale of equity, convertible debt or other equity-linked securities, the ownership interests of some or all of its common shareholders will be diluted, the holders of new equity securities may have priority rights over existing shareholders and the terms of these securities may include liquidation or other preferences that adversely affect the rights of existing common shareholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting Cortigent’s ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If adequate funds are not available, Cortigent may be required to further curtail operations significantly or to obtain funds by entering into agreements on unattractive terms. If, for example, Cortigent raises funds through additional collaborations, strategic alliances or licensing arrangements with third parties, Cortigent may have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates, or to grant licenses on terms that may not be favorable to Cortigent. An inability to raise capital could have a material adverse effect on Cortigent’s business, financial condition and results of operations.

Working capital (deficit) was $(3.8) million as of March 31, 2026 and as of December 31, 2025.

Cortigent has financed operations through support received from Vivani. Cortigent had an accumulated deficit of $11.6 million as of March 31, 2026, and $10.8 million as of December 31, 2025, and expects to incur additional significant costs in future periods, to finalize the development and licensing of its medical technology in the United States and European markets. In connection with Cortigent’s assessment of going concern considerations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205-40, management has determined that the limited amounts of cash on hand raise substantial doubt about Cortigent’s ability to continue as a going concern within one year after the date that the accompanying consolidated financial statements are issued. The consolidated financial statements do not include any adjustment that might be necessary if Cortigent is unable to continue as a going concern.

Comparison of the Years Ended December 31, 2025 and 2024

Research and development expense, net of grants Research and development expense, net of grants in 2025 was comprised mainly of personnel costs of approximately $0.4 million and other costs of $0.2 million, which were partially offset by grants of $35,000. Research and development expense, net of grants in 2024 was comprised mainly of personnel costs of approximately $0.3 million and other costs of $0.2 million, which were partially offset by grants of $0.2 million.

General and administrative expense, net of grants. General and administrative expense, net of grants increased from $1.8 million in 2024 to $2.1 million in 2025, an increase of $0.3 million, or 18%. The increase was primarily the result of an increase in outside service costs. General and administrative costs are partially offset by grants of zero and $16,000 in 2025 and 2024, respectively.

Net loss. The net loss was $3.1 million in 2025, as compared to $2.2 million in 2024. The $0.9 million increase in net loss from 2024 to 2025 was primarily attributable to increased outside services costs, a decrease in grant offsets and an increase in other expense as a result of the write-off of the accumulated translation adjustment related to Cortigent’s foreign subsidiary, which was effectively closed during the fourth quarter of 2025.

Cash Flows from Operating Activities

During 2025, Cortigent used $2.7 million of cash in operating activities, consisting primarily of a net loss of $3.1 million offset by $0.3 million of non-cash expense related to the write-off of the accumulated translation adjustment.

During 2024, Cortigent used $2.2 million of cash in operating activities, consisting primarily of a net loss of $2.2 million.

Cash Flows from Financing Activities

Financing activities provided $2.4 million of cash in 2025, primarily from investment of Vivani.

Financing activities provided $2.2 million of cash in 2024, primarily from investment of Vivani.

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Comparison of the Three Months Ended March 31, 2026 and 2025

Research and development expense, net of grants. Research and development expense, net of grants in the three months ended March 31, 2026 was $118,000 as compared to $62,000 in the same period of 2025, an increase of $56,000, or 90%. This increase was primarily the result of decreased NIH grant offsets available in 2026 versus the same period in 2025.

General and administrative expense, net of grants. General and administrative expense increased to $608,000 in the three months ended March 31, 2026 as compared to $554,000 in the same period in 2025, an increase of $54,000, or 10%. The increase was primarily the result of increased personnel costs.

Cash Flows from Operating Activities

During the three months ended March 31, 2026 Cortigent used $0.8 million of cash in operating activities, consisting primarily of a net loss of $0.8 million.

During the three months ended March 31, 2025 Cortigent used $0.5 million of cash in operating activities, consisting primarily of a net loss of $0.7 million offset by $0.1 million from a net change in operating assets and liabilities.

Cash Flows from Financing Activities

Financing activities provided $0.8 million of cash in the three months ended March 31, 2026 which resulted due to funds invested by Vivani.

Financing activities provided $0.3 million of cash in the three months ended March 31, 2025 which resulted due to funds invested by Vivani.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the years ended December 31, 2025, and 2024, incorporated by reference into this prospectus have been so incorporated by reference in reliance upon the report of Tanner LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Cortigent as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph relating to the substantial doubt about the ability of Cortigent to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by us in this offering will be passed upon for us by Cozen O’Connor LLP, Vancouver, Canada. Certain legal matters in connection with this offering have been passed upon for the Placement Agent by Loeb & Loeb LLP, New York, New York.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus was employed on a contingent basis, owns an amount of shares in the Company or its subsidiaries which is material to that expert or counsel, or has a material, direct or indirect economic interest in the Company or that depends on the success of this offering.

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WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (No. 333-      ) under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may read and copy the registration statement, the related exhibits and other material we file with the SEC on the SEC’s Internet website. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. Cortigent maintains a website at www.cortigent.com. Its website and the information contained on, or that can be accessed through, its website are not deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

PREPARATION AND STRUCTURE OF FINANCIAL STATEMENTS

In this section, “Parent” or “Vivani” refers to Vivani Medical, Inc.

Second Sight has historically operated as a standalone company but completed a merger with Nano Precision Medical, Inc. as of August 2022. Vivani is the resulting entity of this August 2022 merger of Nano Precision Medical Inc. into Second Sight. Cortigent is a wholly owned subsidiary of Vivani and includes the technologies, certain of the personnel and other assets that formerly comprised Second Sight. Financial statements representing the historical operations have been derived from Second Sight’s historical accounting records of which certain assets and liabilities have been contributed into Cortigent. and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of Cortigent are included in the financial statements. Generally, the accounting records have been separately maintained and no costs have been allocated.

Financial transactions relating to Cortigent are accounted for through the intercompany investment account. Net Parent investment represents Parent’s interest in the recorded net assets of Cortigent. All transactions between Cortigent and Parent have been included in the accompanying consolidated financial statements. Transactions with Parent are reflected in the accompanying Consolidated Statements of Net Parent Investment (Deficit) and in the accompanying Consolidated Balance Sheets within “Net Parent Investment” and “Due to Parent Current”. All intercompany accounts and transactions between the businesses comprising Cortigent have been eliminated in the accompanying consolidated financial statements.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026; and

●	our Current Reports on Form 8-K filed with the SEC on January 14, 2026, March 5, 2026, March 13, 2026, March 17, 2026, April 3, 2026, April 13, 2026, April 23, 2026 and August 5, 2026; and

●	the description of our Common Stock contained in our Form 8-A filed on August 10, 2007, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of this prospectus and prior to effectiveness of the registration statement on Form S-1 of which this prospectus forms a part and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at www.sec.gov. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by writing or telephoning us at:

ClearOne, Inc.
7533 S Center View Ct. # 5311
West Jordan, Utah 84084
+1 (801) 975-7200

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CORTIGENT, INC. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Annual Consolidated Financial Statements for the Years Ended December 31, 2025 and 2024

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Cortigent, Inc. and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cortigent, Inc. and Subsidiary (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive loss, net parent investment (deficit), and cash flows, for the each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative operating cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Formation of Company

Cortigent, Inc. was formed in 2022 by Vivani Medical, Inc. (“Vivani”) as further discussed in Note 1. These consolidated financial statements have been prepared assuming the operating activities of the Neuromodulation business of Vivani were a part of Cortigent as of January 1, 2022 and the shares issued to Vivani upon formation have been outstanding since such date.

/s/ BPM LLP

We have served as the Company’s auditor since 2022.

Walnut Creek, California

March 3, 2026

F-2

CORTIGENT, INC.

AND SUBSIDIARY

Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$467	$797
Prepaid expenses and other current assets	49	105
Total current assets	516	902

Property and equipment, net	—	14
Right-of-use asset	—	107
Deposits and other assets	2	3

Total assets	$518	$1,026
LIABILITIES AND NET PARENT DEFICIT
Current liabilities:
Accounts payable	$91	$111
Accrued expenses	335	371
Accrued compensation expense	365	343
Current operating lease liabilities	—	107
Due to Parent	3,500	3,500
Total current liabilities	4,291	4,432

Total liabilities	4,291	4,432

Commitments and contingencies (Note 8)

Net parent deficit	(3,773)	(3,406)

Total liabilities and net parent deficit	$518	$1,026

See accompanying notes to consolidated financial statements.

F-3

 CORTIGENT, INC.

 AND SUBSIDIARY

Consolidated Statements of Operations

 (In thousands, except per share data)

	Year Ended
	December 31,
	2025	2024
Operating expenses:
Research and development, net of grants	$570	$324
General and administrative, net of grants	2,062	1,752
Total operating expenses	2,632	2,076
Loss from operations	(2,632)	(2,076)
Interest and other expense	(480)	(156)
Net loss	$(3,112)	$(2,232)
Net loss per common share	$(0.62)	$(0.45)
Weighted average common shares outstanding – basic and diluted	5,000	5,000

See accompanying notes to consolidated financial statements.

F-4

CORTIGENT, INC.

AND SUBSIDIARY

Consolidated Statements of Comprehensive Loss

 (In thousands)

	Year Ended
	December 31,
	2025	2024
Net loss	$(3,112)	$(2,232)
Other comprehensive loss:
Foreign currency translation adjustments	53	(79)
Reclassification of foreign currency translation adjustments	310	—
Comprehensive loss	$(2,802)	$(2,311)

See accompanying notes to consolidated financial statements.

F-5

CORTIGENT, INC.

AND SUBSIDIARY

Consolidated Statements of Net Parent Investment (Deficit)

 (In thousands)

				Accumulated
	Common			Other	Net Parent
	Stock	Parent	Accumulated	Comprehensive	Investment
	Shares	Investment	Deficit	Loss	(Deficit)
Balance, January 1, 2024	5,000	$2,483	$(5,492)	$(284)	$(3,293)
Net loss	—	—	(2,232)	—	(2,232)
Investment by parent	—	2,198	—	—	2,198
Foreign currency translation adjustment	—	—	—	(79)	(79)
Balance, December 31, 2024	5,000	$4,681	$(7,724)	$(363)	$(3,406)

				Accumulated
	Common			Other	Net Parent
	Stock	Parent	Accumulated	Comprehensive	Investment
	Shares	Investment	Deficit	Loss	(Deficit)
Balance, January 1, 2025	5,000	$4,681	$(7,724)	$(363)	$(3,406)
Net loss	—	—	(3,112)	—	(3,112)
Investment by parent	—	2,382	—	—	2,382
Foreign currency translation adjustment	—	—	—	53	53
Reclassification of Foreign currency translation adjustment	—	—	—	310	310
Balance, December 31, 2025	5,000	$7,063	$(10,836)	$—	$(3,773)

See accompanying notes to consolidated financial statements.

F-6

 CORTIGENT, INC.

AND SUBSIDIARY

Consolidated Statements of Cash Flows

 (In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,112)	$(2,232)
Adjustments to reconcile net loss to net cash used in operating activities:
Reclassification of foreign currency translation adjustments	310	—
Depreciation of property and equipment	14	31
Changes in operating assets and liabilities:
Prepaid expenses and other assets	56	47
Accounts payable	34	62
Accrued expenses	(36)	(30)
Accrued compensation expenses	22	(53)
Net cash used in operating activities	(2,712)	(2,175)
Cash flows from financing activities:
Net investment of parent	2,382	2,198
Net cash provided by financing activities	2,382	2,198

Cash
Net (decrease) increase	(330)	23
Balance at beginning of period	797	774
Balance at end of period	$467	$797

See accompanying notes to consolidated financial statements.

F-7

CORTIGENT, INC.

 AND SUBSIDIARY

Notes to Consolidated Financial Statements

1. Organization and Business Operations

These consolidated financial statements represent the financial position and results of operations of the Neuromodulation business segment of Vivani Medical, Inc. (“Vivani”). On August 30, 2022, Second Sight Medical Products, Inc., (“Second Sight”) changed its name to Vivani Medical, Inc. and merged with Nano Precision Medical Products, Inc. (”NPM”) (the “Merger”). On December 28, 2022, the assets and liabilities of the segment were contributed to Cortigent, Inc. (“Cortigent” or the “Company”) a newly formed wholly owned subsidiary of Vivani, in exchange for five million shares of common stock of Cortigent. For convenience, the Neuromodulation business segment is referred to hereafter as “Cortigent.”

Cortigent is a leader in developing targeted neurostimulation systems that enable patients to recover critical body functions including vision and muscle movement. Our technology combines advanced neuroscience with proprietary microelectronics, software, and data processing capabilities. The first-generation system of our predecessor Second Sight, Argus II, was approved by the FDA under a Humanitarian Device Exemption (“HDE”) and has successfully restored partial vision to hundreds of profoundly blind people. Building on this achievement, we completed a six-year Early Feasibility Study in March 2025 for a more advanced artificial vision system we call the Orion® Visual Cortical Prosthesis System. Our next planned application is to accelerate the recovery of arm and hand movement in patients who are partially paralyzed due to stroke by our Stroke Recovery System. Additional applications of our platform technology have the potential to generate substantial business growth over time.

Cortigent includes the personnel, technologies, and other assets that formerly comprised Second Sight and, since the Merger, has continued as the Neuromodulation business segment of Vivani. Consolidated financial statements prior to the Merger have been derived from Second Sight’s historical accounting records and have been presented as if Cortigent had been formed as of January 1, 2022.

Financial transactions between Cortigent and its parent are included in the consolidated balance sheets and statements of net parent investment (deficit) under Net Parent Investment (Deficit). Net Parent Investment (Deficit) represents Vivani’s interest in the recorded net assets of Cortigent and the net effect of transactions between the two entities.

Liquidity and Going Concern

The Company’s consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s technologies are currently in development and have not generated revenues.

The Company has financed operations through support received from Vivani. The Company has an accumulated deficit of $10.8 million as of December 31, 2025, and has incurred losses of $3.1 million and $2.2 million in the years ended December 31, 2025 and 2024, respectively, and expects to experience operating losses and negative cash flows for the foreseeable future. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-40, management has determined that the limited amounts of cash raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the accompanying consolidated financial statements are issued.

Management believes that the successful growth and operation of the Company’s business is dependent upon its ability to obtain adequate sources of funding through equity or debt financing to adequately support the Company research and development programs and provide for working capital and general corporate purposes. The Company has and will continue to receive short-term liquidity support from Vivani. See Footnote 9 for discussion of the Transition Funding and Services Agreement between the Company and Vivani.

F-8

 No assurance can be given that the Company will be successful in achieving its long-term plans as set forth above, or that such plans, if consummated, will result in profitable operations or enable the Company to continue in the long-term as a going concern. Management’s plans also include managing the Company’s cash burn by controlling expenditures. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives.

2.  Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally acceptable in the United States of America (“GAAP”) and include the consolidated financial statements of Cortigent and its wholly owned subsidiary, Second Sight Switzerland. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. We base our estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include those related to assumptions used in accruals for potential liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are carried at fair value. We generally invest funds that are in excess of current needs in high credit quality instruments such as money market funds. There were no cash equivalents as of December 31, 2025 or December 31, 2024.

Property and Equipment

Property and equipment are recorded at historical cost less accumulated depreciation and amortization. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the consolidated statement of operations.

Depreciation is provided for using the straight-line method in amounts sufficient to relate the cost of assets to operations over their estimated service lives. Leasehold improvements are amortized over the shorter of the life of the asset or the related lease term. Estimated useful lives of the principal classes of assets are as follows:

Lab equipment	5 – 7 years
Computer hardware and software	3 – 7 years
Leasehold improvements	2 – 5 years or the term of the lease, if shorter
Furniture, fixtures, and equipment	5 – 10 years

F-9

We review our property and equipment for impairment annually or whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.

Depreciation and amortization of property and equipment amounted to $14,000 and $31,000 for the years ended December 31, 2025 and 2024, respectively.

Research and Development

Research and development costs are charged to operations in the period incurred and amounted to $570,000, net of grants, for the year ended December 31, 2025, and $324,000, net of grants, for the year ended December 31, 2024. Research and development expenses consist primarily of employee compensation and consulting costs related to the design, development, and enhancements of our current and potential future products. Research and development also consist of salaries, travel and related expenses for personnel engaged in clinical and regulatory functions, as well as internal and external costs associated with conducting clinical trials and maintaining relationships with regulatory agencies.

Patent Costs

Due to the uncertainty associated with the successful development of one or more commercially viable products based on our research efforts and any related patent applications, all patent costs, including patent-related legal, filing fees and other costs, including internally generated costs, are expensed as incurred. Patent costs for the years ended December 31, 2025 and 2024, were $131,000 and $108,000, respectively, and are included in general and administrative expenses in the consolidated statements of operations.

NIH Grant and other Grants

From time-to-time, we apply for and may receive grants that help fund specific development programs. Any amounts received pursuant to grants are offset against the related operating expenses as the costs are incurred. Grants offset against operating expenses were $35,000 during the year ended December 31, 2025, and were $225,000 during the year ended December 31, 2024.

Concentration of Risk

Credit Risk

Financial instruments that subject us to concentrations of credit risk consist primarily of cash and money market funds. We maintain cash and money market funds with financial institutions that management deems credit worthy, and at times, cash balances may be in excess of FDIC and SIPC insurance limits of $250,000 and $500,000 (including cash of $250,000), respectively.

We also maintain cash at a bank in Switzerland. Accounts at said bank are insured up to an amount specified by the deposit insurance agency of Switzerland.

Foreign Operations

We effectively closed our financial operations in Switzerland in the fourth quarter of 2025. We still maintain a small cash balance so we are able to finalize any tax or other considerations that may arise with this closure. As such we have charged the foreign exchange impact of the assets and liabilities of these operations which is included in accumulated comprehensive loss totaling $310,000 to interest and other expense line in the statement of net loss for the year ended December 31, 2025.

F-10

Fair Value of Financial Instruments

The authoritative guidance with respect to fair value establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. Disclosure as to transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements, is also required.

Level 1. Observable inputs such as quoted prices in active markets for an identical asset or liability that we can access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

Level 2. Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

Level 3. Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions. Financial assets and liabilities utilizing Level 3 inputs include infrequently traded non-exchange-based derivatives and commingled investment funds, and are measured using present value pricing models.

We determine the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, we perform an analysis of the assets and liabilities at each reporting period end. As of December 31, 2025 and December 31, 2024, the Company does not have any assets or liabilities that are remeasured to fair value on a recurring basis.

Comprehensive Loss

We comply with provisions of FASB ASC 220, Comprehensive Income, which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, for the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources.

Comprehensive income (loss) is reported on the face of the consolidated financial statements. For the years ended December 31, 2025, and 2024, comprehensive loss is the total of net loss and other comprehensive income (loss) which consists entirely of foreign currency translation adjustments. In the fourth quarter of 2025, we booked the accumulated comprehensive loss of $310,000 to interest and other expense in the consolidated statement of operations.

Foreign Currency Translation and Transactions

The consolidated financial statements and transactions of the subsidiary’s operations are reported in the local (functional) currency of Swiss francs (CHF) and translated into U.S. dollars in accordance with GAAP. Assets and liabilities of those operations are translated at exchange rates in effect at the balance sheet date. The resulting gains and losses from translating foreign currency consolidated financial statements are recorded as accumulated other comprehensive income (loss). Revenues and expenses are translated at the average exchange rate for the reporting period. Foreign currency transaction gains (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the foreign operations’ functional currencies are included in expenses in the consolidated statements of operations.

Income Taxes

The amount of current and deferred tax expense of Cortigent’s parent included in its consolidated tax returns is allocated to Cortigent as if Cortigent filed a separate return with any current and deferred taxes recorded in the parent’s net investment. Any future tax benefit from net operating loss and similar carry forwards is not pushed down to the subsidiaries. Through December 31, 2025, no net current or deferred taxes have been recognized by the parent due to cumulative net losses as any such deferred amounts have been fully offset by a valuation allowance.

F-11

Loss per Share

Loss per share has been presented in these consolidated financial statements based upon the shares issued in exchange for assets of Cortigent.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued Accounting Standards Update No. 2024-03 Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which will improve the disclosures about a public business entity’s expenses and requires detailed disclosures about specified categories of expenses (including employee compensation, depreciation, and amortization) included in certain expense captions such as cost of sales, selling, general and administrative, and research and development on the face of the income statement. ASU 2024-03 is effective for the Company or fiscal years beginning on January 1, 2027, and for interim periods within fiscal years beginning on January 1, 2028. Early adoption is permitted. The guidance may be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of ASU 2024-03 or (2) retrospectively to all prior periods presented in the financial statements. The Company does not expect the adoption of this guidance to have a material effect on its consolidated financial statements and continues to evaluate disclosure presentation alternatives.

In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. This ASU provides authoritative guidance for the recognition, measurement and presentation of government grants received by a business entity. This ASU is effective for annual reporting periods beginning after December 15, 2028 and interim periods within those annual periods. The guidance can be applied on a modified prospective, modified retrospective, or retrospective approach; early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270) - Narrow-Scope Improvements. This ASU clarifies interim disclosure requirements; it does not attempt to expand or reduce disclosures. ASU 2025-11 also includes a disclosure principle to help entities determine which events since the end of the last annual reporting period are material for disclosure. This ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. The guidance can be applied on a prospective basis, or a retrospective basis for all or any prior periods, and early adoption is permitted. The Company is currently evaluating the impact of this ASU; however, it is not anticipated to have a material impact on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The Company adopted this ASU on a prospective basis effective January 1, 2025. The adoption of this ASU did not have a significant impact on the Company’s consolidated financial statements.

3. Selected Balance Sheet Detail

Property and equipment, net of accumulated depreciation and amortization

Property and equipment consisted of the following as of December 31, 2025, and December 31, 2024

(in thousands):

	December 31,	December 31,
	2025	2024
Laboratory equipment	$597	$597
Computer hardware and software	107	107
Total property and equipment	704	704
Accumulated depreciation and amortization	(704)	(690)
Property and equipment, net	$—	$14

Contract Liabilities

Contract liabilities amounted to $335,000 as of December 31, 2025 and December 31, 2024 and are included in accrued expenses on the balance sheet.

F-12

4. Grants

We received an award for $1.6 million grant (with the intent to fund $6.4 million over five years subject to annual review and approval) from the National Institutes of Health (NIH) to fund the “Early Feasibility Clinical Trial of a Visual Cortical Prosthesis” that commenced in January 2018. The final year of the grant ended in March 2024. The NIH grant funds ongoing and planned clinical activities and are being used to conduct and support clinical testing of six patients implanted with the Orion® Cortical Visual Prosthesis System and submit and obtain Investigational Device Exemption approval from the FDA. During the years ended December 31, 2025 and 2024, grants offset against operating expenses were $35,000 and $225,000, respectively. In the year ended December 31, 2025, grants offsetting research and development totaled $35,000. In the year ended December 31, 2024, grants totaling $209,000 and $16,000 were used to offset research and development and general and administrative expenses, respectively.

5. Employee Benefit Plans

We have a 401(k) Savings Retirement Plan (the “Plan”) that covers substantially all full-time employees who meet the Plan’s eligibility requirements and provides for employee elective contribution and employer matching contributions. Employer contributions are discretionary and determined annually by the Board. No contributions were made in the years ended December 31, 2025 and 2024.

6. Income Taxes

The amount of current and deferred tax expense of Cortigent’s parent included in its consolidated tax returns is allocated to Cortigent as if Cortigent filed a separate return with any current and deferred taxes recorded in Net Parent Investment.

Through December 31, 2025, no net current or deferred taxes have been recognized by the parent due to cumulative net losses and a full valuation allowance. Any future tax benefit from net operating loss and similar carry forwards is not pushed down to the subsidiaries.

7. Right-of-use Assets and Operating Lease Liabilities

We lease certain office space and equipment for our use. Leases with an initial term of 12 months or less are not recorded on the balance sheet. Lease costs are recognized in the income statement over the lease term on a straight-line basis. Depreciation is computed using the straight-line method over the estimated useful life of the respective assets. The depreciable life of assets and leasehold improvements are limited by the expected lease term. Our lease agreements do not contain any material residual value guarantees or restrictive covenants. As most of our leases do not provide an implicit rate, we used our estimated incremental borrowing rate of 10% based on the information available at commencement date in determining the present value of lease payments.

On February 1, 2023 we entered into a sublease agreement, effective March 1, 2023, to sublease office space to replace the Company’s existing headquarters. Our rental payments amounted to $22,158 per month plus operating expenses, to lease 14,823 square feet of office space at 27200 Tourney Road, Valencia, California 91355. The lease had a term of two years and two months. We also entered into a lease for storage space on January 25, 2023 in the same building at a cost of $6,775 per month for a term of two years and one month. We are not affiliates of, are not related to, or otherwise have any other relationship with, the other parties, other than the lease.

In November 2025 we extended a short-term lease at our current lease location. The short-term obligation totals approximately $10,000 per month.

Assets	Classification	December 31, 2025 (in thousands)	December 31, 2024 (in thousands)
Non-current assets	Right-of-use assets	$--	$107
Liabilities
Current	Current operating lease liabilities	$--	$107

F-13

	For the year ended December 31, 2025 (in thousands)	For the year ended December 31, 2024 (in thousands)
Cash paid for operating lease liabilities	$107	$347

Rent expense, including common area maintenance charges and short-term lease costs, was $191,000 for the year ended December 31, 2025 and $394,000 for the year ended December 31, 2024.

8. Commitments and Contingencies

License Agreements

We have exclusive licensing agreements to utilize certain patents, related to the technology for visual prostheses. The Cost Reimbursement Consortium Agreement with Doheny Eye Institute (“DEI”) license is the only material license to our Business. We do not currently use, and have no plan to use, the technology covered in the other licensing agreements. The DEI agreement requires that we pay a 0.5% royalty on net sales of devices covered under the license. There are no further maintenance or milestone payments. No royalties have been incurred under the DEI agreement since 2019.

In the past, we have paid royalties under a license agreement with the Johns Hopkins University (“JHU”). The JHU agreement expired, along with significant underlying patents, in 2018. Pursuant to the foregoing agreements with DEI and JHU, we did not incur any costs in the periods presented.

Indemnification Agreements

We maintain indemnification agreements with our directors and officers that may require us to indemnify them against liabilities that arise by reason of their status or service as directors or officers, except as prohibited by applicable law.

Clinical Trial Agreements

Based upon FDA approval of Argus II, which was obtained in February 2013, we, as Second Sight, were required to collect follow-up data from patients enrolled in our pre-approval trial for a period of up to ten years post-implant, which was extended through the year 2019. This requirement to collect follow-up data was halted in 2020 with FDA approval. In addition, we conducted three post-market studies to comply with U.S. FDA, French, and European post-market surveillance regulations and requirements and conducted an Early Feasibility Study of Orion, which was completed in March 2025. We contracted with various universities, hospitals, and medical practices to provide these services. Payments are based on procedures performed for each patient and are charged to research and development expense as incurred. Total amounts charged to expense for the twelve months ended December 31, 2025, and 2024 were $29,000 and $13,000, respectively.

Litigation, Claims and Assessments

As of the date of these consolidated financial statements, Vivani has chosen to indemnify us for certain claims from the former business. However, the results of litigation and claims are inherently unpredictable. Regardless of their outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

We are party to litigation arising in the ordinary course of business. It is our opinion that the outcome of such matters will not have a material effect on our consolidated financial statements, however the results of litigation and claims are inherently unpredictable. Regardless of outcome, litigation may have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

F-14

9. Transition Funding, Support and Services Agreement

In March 2023, Cortigent and Vivani entered into a Transition Funding, Support and Services Agreement (the “Agreement”) by which Vivani will advance funds and provide or cause to be provided to Cortigent the services and funding that will cover salaries and related costs, rent and other overhead in order to permit Cortigent to operate in substantially the same manner in which business operations of Cortigent were previously operated by Second Sight, prior to the formation of Cortigent, which obligations continued, in the case of the funding obligations, through December 31, 2024. By that Agreement, Cortigent was required to pay all amounts advanced to the Company by Vivani from the proceeds of our proposed initial public offering of shares (“IPO”). In August 2023, the Company and Vivani amended this Agreement to provide for (i) repayment of $1.5 million from proceeds of an anticipated offering and (ii) issuance of a five-year promissory note requiring repayment of $2 million at five percent per year upon maturity of the promissory note. By this amendment, Vivani also agreed that the Company shall not be obligated to repay any additional funding support payments, whereas funding support payments made to date exceed $3.5 million.

Vivani has also agreed, by this Agreement, to provide the services of its Chief Operating Officer, Truc Le, on an interim basis to consult on operations matters, such as manufacturing planning and interactions with contract manufacturers, and the services of its Chief Business Officer, Donald Dwyer, on an interim basis to consult on business development matters, such as strategic partnering and commercial readiness. See “Management—Vivani Advisors to the Company”. The Company will also be providing to Vivani the services of Edward Sedo, our chief financial officer. The Company and Vivani have acknowledged that any such services, which are provided to the other before the completion of the Company’s proposed IPO, are deemed to be equivalent in value and shall offset the value of the services provided to the other. As a result, the Company and Vivani each have acknowledged to the other that neither of entity shall accrue any service fees or expenses to the other before completion of this offering and that no invoices from one to the other shall be required to be submitted. After December 31, 2024, Vivani continued to provide funds to maintain the Company’s operations after expiration of the Agreement and has agreed to continue to provide such funds until completion of the proposed IPO. As of December 31, 2025, Vivani has provided $3.5 million in funding to Cortigent under the terms of the Agreement, which is reported as debt due to parent on the Consolidated Balance Sheets. Funding in excess of $3.5 million has been recorded as a contribution and included in Net Parent Investment on the consolidated balance sheets.

Nothing in the Agreement shall grant Vivani or its employees or agents who are providing services the right directly or indirectly to control or direct the operations of the Company. By this Agreement, the Company and Vivani have agreed to indemnify and hold each other harmless from certain matters relating to, arising out of or resulting from the operations of Second Sight’s business before August 30, 2022.

10. Segments

Operating segments are defined as components of an enterprise for which separate financial information is available for evaluation by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has one operating and reporting segment. The Company’s CODM is its Chief Executive Officer who reviews the Company operations. The measure of segment loss is reported on the consolidated statements of operations as Net loss. The measure of segment assets is reported on the consolidated balance sheets as Total assets. Expense information regularly provided by the CODM is limited to the expense classifications included in the Company’s consolidated statement of operations. Therefore, the Company’s significant segment expenses are the expense items presented in the consolidated statements of operations, and there are no other segment items.

11. Subsequent Events

The Company evaluated subsequent events that occurred after the balance sheet date through March 3, 2026, the date that these consolidated financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the consolidated financial statements.

F-15

CORTIGENT, INC. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Interim Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2026 and 2025

F-16

CORTIGENT, INC.

 AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)
(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash	$428	$467
Prepaid expenses and other current assets	49	49
Total current assets	477	516

Deposits and other assets	6	2

Total assets	$483	$518
LIABILITIES AND NET PARENT DEFICIT
Current liabilities:
Accounts payable	$46	$91
Accrued expenses	335	335
Accrued compensation expense	349	365
Due to Parent	3,500	3,500
Total current liabilities	4,230	4,291

Total liabilities	4,230	4,291

Commitments and contingencies (Note 8)

Net parent investment (deficit)	(3,747)	(3,773)

Total liabilities and net parent deficit	$483	$518

See accompanying notes to unaudited condensed consolidated financial statements.

F-17

CORTIGENT, INC.

 AND SUBSIDIARY

Condensed Consolidated Statements of Operations

 (In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Operating expenses:
Research and development, net of grants	$118	$62
General and administrative, net of grants	608	554
Total operating expenses, net	726	616
Loss from operations	(726)	(616)
Interest and other expense	(42)	(41)
Net loss	$(768)	$(657)
Net loss per common share	$(0.15)	$(0.13)
Weighted average common shares outstanding – basic and diluted	5,000	5,000

See accompanying notes to unaudited condensed consolidated financial statements.

F-18

CORTIGENT, INC.

AND SUBSIDIARY

Condensed Consolidated Statements of Comprehensive Loss

 (In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net loss	$(768)	$(657)
Other comprehensive loss:
Foreign currency translation adjustments	—	—
Comprehensive loss	$(768)	$(657)

See accompanying notes to unaudited condensed consolidated financial statements.

F-19

CORTIGENT, INC.

AND SUBSIDIARY

Condensed Consolidated Statements of Net Parent Investment (Deficit)

 (In thousands)
(Unaudited)

				Accumulated
	Common			Other	Net Parent
	Stock	Parent	Accumulated	Comprehensive	Investment
	Shares	Investment	Deficit	Loss	(Deficit)
Balance, January 1, 2025	5,000	$4,681	$(7,724)	$(363)	$(3,406)
Net loss	—	—	(657)	—	(657)
Investment by parent	—	315	—	—	315
Foreign currency translation adjustment	—	—	—	—	—
Balance, March 31, 2025	5,000	$4,996	$(8,381)	$(363)	$(3,748)

	Common			Net Parent
	Stock	Parent	Accumulated	Investment
	Shares	Investment	Deficit	(Deficit)
Balance, January 1, 2026	5,000	$7,063	$(10,836)	$(3,773)
Net loss	—	—	(768)	(768)
Investment by parent	—	794	—	794
Balance, March 31, 2026	5,000	$7,857	$(11,604)	$(3,747)

See accompanying notes to unaudited condensed consolidated financial statements.

F-20

 CORTIGENT, INC.

AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(768)	$(657)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	—	4
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(4)	21
Accounts payable	(45)	113
Accrued expenses	—	(36)
Accrued compensation expenses	(16)	7
Net cash used in operating activities	(833)	(548)
Cash flows from financing activities:
Net investment of parent	794	315
Net cash provided by financing activities	794	315

Cash
Net decrease	(39)	(233)
Balance at beginning of period	467	797
Balance at end of period	$428	$564

See accompanying notes to unaudited condensed consolidated financial statements.

F-21

CORTIGENT, INC.

 AND SUBSIDIARY

Notes to Unaudited Condensed Consolidated Financial Statements

1. Organization and Business Operations

These unaudited condensed consolidated financial statements represent the financial position and results of operations of the Neuromodulation business segment of Vivani Medical, Inc. (“Vivani”). On August 30, 2022, Second Sight Medical Products, Inc., (“Second Sight”) changed its name to Vivani Medical, Inc. and merged with Nano Precision Medical Products, Inc. (“NPM”) (the “Merger”). On December 28, 2022, the assets and liabilities of the segment were contributed to Cortigent, Inc. (“Cortigent” or the “Company”) a newly formed wholly owned subsidiary of Vivani, in exchange for five million shares of common stock of Cortigent. For convenience, the Neuromodulation business segment is referred to hereafter as “Cortigent.”

Cortigent is a leader in developing targeted neurostimulation systems that enable patients to recover critical body functions including vision and muscle movement. Our technology combines advanced neuroscience with proprietary microelectronics, software, and data processing capabilities. The first-generation system of our predecessor Second Sight, Argus II, was approved by the FDA under a Humanitarian Device Exemption (“HDE”) and has successfully restored partial vision to hundreds of profoundly blind people. Building on this achievement, we completed a six-year Early Feasibility Study in March 2025 for a more advanced artificial vision system we call the Orion® Visual Cortical Prosthesis System. Our next planned application is to accelerate the recovery of arm and hand movement in patients who are partially paralyzed due to stroke by our Stroke Recovery System. Additional applications of our platform technology have the potential to generate substantial business growth over time.

Cortigent includes the personnel, technologies, and other assets that formerly comprised Second Sight and, since the Merger, has continued as the Neuromodulation business segment of Vivani.

Financial transactions between Cortigent and its parent are included in the condensed consolidated balance sheets and statements of net parent investment (deficit) under Net Parent Investment (Deficit). Net Parent Investment (Deficit) represents Vivani’s interest in the recorded net assets of Cortigent and the net effect of transactions between the two entities.

Liquidity and Going Concern

The Company’s condensed consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s technologies are currently in development and have not generated revenues.

The Company has financed operations through support received from Vivani. The Company has an accumulated deficit of $11.6 million as of March 31, 2026, and has incurred net losses of $0.8 million and $3.1 million in the three months ended March 31, 2026 and year ended December 31, 2025, respectively, and expects to experience operating losses and negative cash flows for the foreseeable future. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-40, management has determined that the limited amounts of cash raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the accompanying consolidated financial statements are issued.

Management believes that the successful growth and operation of the Company’s business is dependent upon its ability to obtain adequate sources of funding through equity or debt financing to adequately support the Company research and development programs and provide for working capital and general corporate purposes. The Company has and will continue to receive short-term liquidity support from Vivani. See Footnote 9 for discussion of the Transition Funding and Services Agreement between the Company and Vivani.

F-22

 No assurance can be given that the Company will be successful in achieving its long-term plans as set forth above, or that such plans, if consummated, will result in profitable operations or enable the Company to continue in the long-term as a going concern. Management’s plans also include managing the Company’s cash burn by controlling expenditures. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally acceptable in the United States of America (“GAAP”) and include the unaudited interim consolidated financial statements of Cortigent and its wholly owned subsidiary, Second Sight Switzerland. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of unaudited interim consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. We base our estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are carried at fair value. We generally invest funds that are in excess of current needs in high credit quality instruments such as money market funds. There were no cash equivalents as of March 31, 2026 or December 31, 2025.

Property and Equipment

Property and equipment are recorded at historical cost less accumulated depreciation and amortization. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the consolidated statement of operations.

Depreciation is provided for using the straight-line method in amounts sufficient to relate the cost of assets to operations over their estimated service lives. Leasehold improvements are amortized over the shorter of the life of the asset or the related lease term. Estimated useful lives of the principal classes of assets are as follows:

Lab equipment	5 – 7 years
Computer hardware and software	3 – 7 years
Leasehold improvements	2 – 5 years or the term of the lease, if shorter
Furniture, fixtures, and equipment	5 – 10 years

F-23

We review our property and equipment for impairment annually or whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.

Depreciation and amortization of property and equipment amounted to zero and $4,000 for the three months ended March 31, 2026 and 2025, respectively.

Research and Development

Research and development costs are charged to operations in the period incurred and amounted to $118,000 for the three months ended March 31, 2026, and $62,000, net of grants, for the three months ended March 31, 2025. Research and development expenses consist primarily of employee compensation and consulting costs related to the design, development, and enhancements of our current and potential future products. Research and development also consist of salaries, travel and related expenses for personnel engaged in clinical and regulatory functions, as well as internal and external costs associated with conducting clinical trials and maintaining relationships with regulatory agencies.

Patent Costs

Due to the uncertainty associated with the successful development of one or more commercially viable products based on our research efforts and any related patent applications, all patent costs, including patent-related legal, filing fees and other costs, including internally generated costs, are expensed as incurred. Patent costs for the three months ended March 31, 2026 and 2025, were $8,000 and $24,000, respectively, and are included in general and administrative expenses in the consolidated statements of operations.

NIH Grant and other Grants

From time-to-time, we apply for and may receive grants that help fund specific development programs. Any amounts received pursuant to grants are offset against the related operating expenses as the costs are incurred. Grants offset against operating expenses were zero during the three months ended March 31, 2026, and were $35,000 during the three months ended March 31, 2025.

Concentration of Risk

Credit Risk

Financial instruments that subject us to concentrations of credit risk consist primarily of cash and money market funds. We maintain cash and money market funds with financial institutions that management deems credit worthy, and at times, cash balances may be in excess of FDIC and SIPC insurance limits of $250,000 and $500,000 (including cash of $250,000), respectively.

We also maintain cash at a bank in Switzerland. Accounts at said bank are insured up to an amount specified by the deposit insurance agency of Switzerland.

Foreign Operations

We effectively closed our financial operations in Switzerland in the fourth quarter of 2025. We still maintain a small cash balance so we are able to finalize any tax or other considerations that may arise with this closure. As such we have charged the foreign exchange impact of the assets and liabilities of these operations which was included in accumulated comprehensive loss totaling $310,000 to interest and other expense line in the statement of operations for the year ended December 31, 2025.

F-24

Fair Value of Financial Instruments

The authoritative guidance with respect to fair value establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. Disclosure as to transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements, is also required.

Level 1. Observable inputs such as quoted prices in active markets for an identical asset or liability that we can access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

Level 2. Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

Level 3. Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions. Financial assets and liabilities utilizing Level 3 inputs include infrequently traded non-exchange-based derivatives and commingled investment funds, and are measured using present value pricing models.

We determine the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, we perform an analysis of the assets and liabilities at each reporting period end. As of March 31, 2026 and December 31, 2025, the Company does not have any assets or liabilities that are remeasured to fair value on a recurring basis.

Comprehensive Loss

We comply with provisions of FASB ASC 220, Comprehensive Income, which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, for the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources.

Comprehensive income (loss) is reported on the face of the unaudited interim consolidated financial statements. For the three months ended March 31, 2026, and 2025, comprehensive loss is the total of net loss and other comprehensive loss which consists entirely of foreign currency translation adjustments. We effectively closed our financial operations in Switzerland in the fourth quarter of 2025. We still maintain a small cash balance so we are able to finalize any tax or other considerations that may arise with this closure.

Foreign Currency Translation and Transactions

The unaudited interim consolidated financial statements and transactions of the subsidiary’s operations are reported in the local (functional) currency of Swiss francs (CHF) and translated into U.S. dollars in accordance with GAAP. Assets and liabilities of those operations are translated at exchange rates in effect at the balance sheet date. The resulting gains and losses from translating foreign currency consolidated financial statements were recorded as accumulated other comprehensive loss. Revenues and expenses are translated at the average exchange rate for the reporting period. Foreign currency transaction gains (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the foreign operations’ functional currencies are included in expenses in the condensed consolidated statement of operations.

Income Taxes

The amount of current and deferred tax expense of Cortigent’s parent included in its consolidated tax returns is allocated to Cortigent as if Cortigent filed a separate return with any current and deferred taxes recorded in the parent’s net investment. Any future tax benefit from net operating loss and similar carry forwards is not pushed down to the subsidiaries. Through March 31, 2026, no net current or deferred taxes have been recognized by the parent due to cumulative net losses as any such deferred amounts have been fully offset by a valuation allowance.

F-25

Net Loss per Common Share

Net loss per Common Share has been presented in these unaudited condensed consolidated financial statements based upon the shares issued in exchange for assets of Cortigent.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued Accounting Standards Update No. 2024-03 Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which will improve the disclosures about a public business entity’s expenses and requires detailed disclosures about specified categories of expenses (including employee compensation, depreciation, and amortization) included in certain expense captions such as cost of sales, selling, general and administrative, and research and development on the face of the income statement. ASU 2024-03 is effective for the Company or fiscal years beginning on January 1, 2027, and for interim periods within fiscal years beginning on January 1, 2028. Early adoption is permitted. The guidance may be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of ASU 2024-03 or (2) retrospectively to all prior periods presented in the financial statements. The Company does not expect the adoption of this guidance to have a material effect on its consolidated financial statements and continues to evaluate disclosure presentation alternatives.

In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. This ASU provides authoritative guidance for the recognition, measurement and presentation of government grants received by a business entity. This ASU is effective for annual reporting periods beginning after December 15, 2028 and interim periods within those annual periods. The guidance can be applied on a modified prospective, modified retrospective, or retrospective approach; early adoption is permitted. The Company is currently evaluating the impact of this ASU on its condensed consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270) - Narrow-Scope Improvements. This ASU clarifies interim disclosure requirements; it does not attempt to expand or reduce disclosures. ASU 2025-11 also includes a disclosure principle to help entities determine which events since the end of the last annual reporting period are material for disclosure. This ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. The guidance can be applied on a prospective basis, or a retrospective basis for all or any prior periods, and early adoption is permitted. The Company is currently evaluating the impact of this ASU; however, it is not anticipated to have a material impact on its condensed consolidated financial statements.

3. Selected Balance Sheet Detail

Property and equipment, net of accumulated depreciation and amortization

Property and equipment, net consisted of the following as of March 31, 2026, and December 31, 2025

(in thousands):

	March 31,	December 31,
	2026	2025
Laboratory equipment	$597	$597
Computer hardware and software	107	107
Total property and equipment	704	704
Accumulated depreciation and amortization	(704)	(704)
Property and equipment, net	$—	$—

Contract Liabilities

Contract liabilities amounted to $335,000 as of March 31, 2026 and December 31, 2025 and are included in accrued expenses on the condensed consolidated balance sheet.

F-26

4. Grants

We received an award for a $1.6 million grant (with the intent to fund $6.4 million over five years subject to annual review and approval) from the National Institutes of Health (NIH) to fund the “Early Feasibility Clinical Trial of a Visual Cortical Prosthesis” that commenced in January 2018. The final year of the grant ended in March 2024. The NIH grant funds ongoing and planned clinical activities and are being used to conduct and support clinical testing of six patients implanted with the Orion® Cortical Visual Prosthesis System and submit and obtain Investigational Device Exemption approval from the FDA. During the three months ended March 31, 2026 and 2025, grants offsetting research and development totaled zero and $35,000, respectively.

5. Employee Benefit Plans

We have a 401(k) Savings Retirement Plan (the “Plan”) that covers substantially all full-time employees who meet the Plan’s eligibility requirements and provides for employee elective contribution and employer matching contributions. Employer contributions are discretionary and determined annually by the Board. No contributions were made in the three months ended March 31, 2026 and 2025.

6. Income Taxes

The amount of current and deferred tax expense of Cortigent’s parent included in its consolidated tax returns is allocated to Cortigent as if Cortigent filed a separate return with any current and deferred taxes recorded in Net Parent Investment.

Through March 31, 2026, no net current or deferred taxes have been recognized by the parent due to cumulative net losses adjusted for permanent differences and the recognition of a full valuation allowance. Any future tax benefit from net operating loss and similar carry forwards is not pushed down to the subsidiaries.

7. Right-of-use Assets and Operating Lease Liabilities

We lease certain office space and equipment for our use. Leases with an initial term of 12 months or less are not recorded on the condensed consolidated balance sheet. Lease costs are recognized in the condensed consolidated statements of operations over the lease term on a straight-line basis. Depreciation of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful life of the respective assets or the term of the lease. As most of our leases do not provide an implicit rate, we used our estimated incremental borrowing rate of 10% based on the information available at commencement date in determining the present value of lease payments.

On February 1, 2023 we entered into a sublease agreement, effective March 1, 2023, to sublease office space to replace the Company’s existing headquarters. Our rental payments amounted to $22,158 per month plus operating expenses, to lease 14,823 square feet of office space at 27200 Tourney Road, Valencia, California 91355. The lease had a term of two years and two months. We also entered into a lease for storage space on January 25, 2023 in the same building at a cost of $6,775 per month for a term of two years and one month. We are not affiliates of, are not related to, or otherwise have any other relationship with, the other parties, other than the lease.

In April 2026 we extended our short-term lease agreement for another six months. The short-term obligation totals approximately $10,000 per month. All leases were short-term and thus expensed as incurred and not recorded as ROU assets or lease liabilities.

F-27

	For the three months ended March 31, 2026 (in thousands)	For the three ended months March 31, 2025 (in thousands)
Cash paid for short term operating leases	$30	$87

Rent expense, including common area maintenance charges and short-term lease costs, was $30,000 and $87,000 for the three months ended March 31, 2026 and March 31, 2025, respectively.

8. Commitments and Contingencies

License Agreements

We have exclusive licensing agreements to utilize certain patents, related to the technology for visual prostheses. The Cost Reimbursement Consortium Agreement with Doheny Eye Institute (“DEI”) license is the only material license to our Business. We do not currently use, and have no plan to use, the technology covered in the other licensing agreements. The DEI agreement requires that we pay a 0.5% royalty on net sales of devices covered under the license. There are no further maintenance or milestone payments. No royalties have been incurred under the DEI agreement since 2019.

In the past, we have paid royalties under a license agreement with the Johns Hopkins University (“JHU”). The JHU agreement expired, along with significant underlying patents, in 2018. Pursuant to the foregoing agreements with DEI and JHU, we did not incur any costs in the periods presented.

Indemnification Agreements

We maintain indemnification agreements with our directors and officers that may require us to indemnify them against liabilities that arise by reason of their status or service as directors or officers, except as prohibited by applicable law.

Clinical Trial Agreements

Based upon FDA approval of Argus II, which was obtained in February 2013, we, as Second Sight, were required to collect follow-up data from patients enrolled in our pre-approval trial for a period of up to ten years post-implant, which was extended through the year 2019. This requirement to collect follow-up data was halted in 2020 with FDA approval. In addition, we conducted three post-market studies to comply with U.S. FDA, French, and European post-market surveillance regulations and requirements and conducted an Early Feasibility Study of Orion, which was completed in March 2025. We contracted with various universities, hospitals, and medical practices to provide these services. Payments are based on procedures performed for each patient and are charged to research and development expense as incurred. Total amounts charged to expense for the three months ended March 31, 2026, and 2025 were zero and $29,000, respectively.

Litigation, Claims and Assessments

As of the date of these consolidated financial statements, Vivani has chosen to indemnify us for certain claims from the former business. However, the results of litigation and claims are inherently unpredictable. Regardless of their outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

We are party to litigation arising in the ordinary course of business. It is our opinion that the outcome of such matters will not have a material effect on our consolidated condensed financial statements, however the results of litigation and claims are inherently unpredictable. Regardless of outcome, litigation may have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

F-28

9. Transition Funding, Support and Services Agreement

In March 2023, Cortigent and Vivani entered into a Transition Funding, Support and Services Agreement (the “Agreement”) by which Vivani will advance funds and provide or cause to be provided to Cortigent the services and funding that will cover salaries and related costs, rent and other overhead in order to permit Cortigent to operate in substantially the same manner in which business operations of Cortigent were previously operated by Second Sight, prior to the formation of Cortigent, which obligations continued, in the case of the funding obligations, through December 31, 2024. By that Agreement, Cortigent was required to pay all amounts advanced to the Company by Vivani from the proceeds of our proposed initial public offering of shares (“IPO”). In August 2023, the Company and Vivani amended this Agreement to provide for (i) repayment of $1.5 million from proceeds of an anticipated offering and (ii) issuance of a five-year promissory note requiring repayment of $2 million at five percent per year upon maturity of the promissory note. By this amendment, Vivani also agreed that the Company shall not be obligated to repay any additional funding support payments, whereas funding support payments made to date exceed $3.5 million.

Vivani has also agreed, by this Agreement, to provide the services of its Chief Operating Officer, Truc Le, on an interim basis to consult on operations matters, such as manufacturing planning and interactions with contract manufacturers, and the services of its Chief Business Officer, Donald Dwyer, on an interim basis to consult on business development matters, such as strategic partnering and commercial readiness. See “Management—Vivani Advisors to the Company”. The Company will also be providing to Vivani the services of Edward Sedo, our chief financial officer. The Company and Vivani have acknowledged that any such services, which are provided to the other before the completion of the Company’s proposed IPO, are deemed to be equivalent in value and shall offset the value of the services provided to the other. As a result, the Company and Vivani each have acknowledged to the other that neither of entity shall accrue any service fees or expenses to the other before completion of this offering and that no invoices from one to the other shall be required to be submitted. After December 31, 2024, Vivani continued to provide funds to maintain the Company’s operations after expiration of the Agreement and has agreed to continue to provide such funds until completion of the proposed IPO. As of March 31, 2026 and December 31, 2025, Vivani has provided $3.5 million in funding to Cortigent under the terms of the Agreement, which is reported as debt due to parent on the condensed consolidated balance sheets. Funding in excess of $3.5 million has been recorded as a contribution and included in Net Parent Investment on the condensed consolidated balance sheets.

Nothing in the Agreement shall grant Vivani or its employees or agents who are providing services the right directly or indirectly to control or direct the operations of the Company. By this Agreement, the Company and Vivani have agreed to indemnify and hold each other harmless from certain matters relating to, arising out of or resulting from the operations of Second Sight’s business before August 30, 2022.

10. Segments

Operating segments are defined as components of an enterprise for which separate financial information is available for evaluation by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has one operating and reporting segment. The Company’s CODM is its Chief Executive Officer who reviews the Company operations. The measure of segment loss is reported on the consolidated statements of operations as net loss. The measure of segment assets is reported on the condensed consolidated balance sheets as total assets. Expense information regularly provided by the CODM is limited to the expense classifications included in the Company’s condensed consolidated statements of operations. Therefore, the Company’s significant segment expenses are the expense items presented in the condensed consolidated statements of operations, and there are no other segment items.

11. Subsequent Events

The Company evaluated subsequent events that occurred after the condensed consolidated balance sheet date through May 13, 2026, the date that these unaudited interim consolidated financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the condensed consolidated financial statements.

F-29

Minimum Offering: 2,857,142 Units

Maximum Offering: 4,285,714 Units

Each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock

ClearOne, Inc.

PRELIMINARY PROSPECTUS

ThinkEquity

   , 2026

Through and including           , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

95

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [●], 2026

PROSPECTUS

CLEARONE, INC.

2,496,162 Shares of Common Stock

___________________________________________________________

This prospectus relates to the resale from time to time by the selling stockholders named herein or their pledgees, donees, transferees, assignees or other successors in interest (collectively, the “Selling Stockholders”) of up to 2,496,162 shares of our common stock, par value $0.001 per share (the “Common Stock”), of ClearOne, Inc., a Nevada corporation (“we,” “us,” “our,” or the “Company”).

The shares of Common Stock were acquired by the Selling Stockholders directly from us in private placements or in private transactions with stockholders of the Company that were exempt from the registration requirements of the Securities Act of 1933.

Our Common Stock is traded on Nasdaq under the symbol “CLRO.” On August 7, 2026, the closing price for our Common Stock, as reported on Nasdaq, was $10.17 per share.

Investing in the Common Stock is highly speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 to read about factors you should consider before buying our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ______________________, 2026.

96

THE OFFERING

Securities Offered By the Selling Stockholders	2,496,162 shares of Common Stock.
Common Stock Outstanding Prior To Completion Of This Offering	[●] shares of Common Stock.(1)
Common Stock Outstanding Immediately After This Offering	[●] shares of Common Stock.(2)
Use Of Proceeds	The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders.
Risk Factors

Investing in our Common Stock involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page [●] of the Primary Offering Prospectus.

(1)	Based on [●] shares of Common Stock issued and outstanding as of [●], 2026. This amount excludes any shares of Common Stock that may be issued by the Company in connection with the registration statement on Form S-1 of which this prospectus forms a part, which includes a prospectus relating to the offer and sale (the “Primary Offering”) by us of up to 4,285,714 shares of our Common Stock and warrants to purchase up to 4,285,714 shares of our Common Stock (the “Primary Offering Prospectus”).
(2)	Based on [●] shares of Common Stock issued and outstanding as of [●], 2026, excluding any shares of Common Stock that may be issued by the Company in the Primary Offering described in the Primary Offering Prospectus.

97

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholders. We will pay for expenses of this offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

SELLING STOCKHOLDERS

The Selling Stockholders identified in this prospectus may offer and sell up to 2,496,162 shares of our Common Stock. The shares of our Common Stock were acquired by the Selling Stockholders directly from us in private placements or in private transactions with stockholders of our company that were exempt from the registration requirements of the Securities Act of 1933.

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the Selling Stockholders as of [●], 2026 and the number of shares of our Common Stock being offered pursuant to this prospectus. Except as otherwise described below, we believe that the Selling Stockholders have sole voting and investment powers over their shares.

Because the Selling Stockholders may offer and sell all or only some portion of the 2,496,162 shares of our Common Stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our Common Stock that will be held by the Selling Stockholders upon termination of the offering are only estimates based on the assumption that each Selling Stockholder will sell all of his, her or its shares of our Common Stock being offered in the offering.

Except as disclosed below, to our knowledge, none of the Selling Stockholders had or have any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the Selling Stockholders to suspend the sales of the shares of our Common Stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2),(3)
First Finance Ltd.(2) (4)	1,641,162(5)	1,666,162(6)	-	-%
Betelgeuse Capital Advisors Inc.(2) (7)	Nil	90,000(8)-8	-	-%
Gang3 Capital Ltd.(2) (9)	Nil	140,000(8)	-	-%
JJK Holdings Ltd. (2)(10)	Nil	600,000(8)	-	-%
Totals		2,496,162

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*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to stock options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such stock options or warrants but are not counted as outstanding for computing the percentage of any other person.
(2)	We have assumed that, except as noted, the Selling Stockholders will sell all of the shares being offered in this offering.
(3)	Based on [●] shares of Common Stock issued and outstanding as of [●], 2026, excluding any shares of Common Stock that may be issued by the Company in the Primary Offering described in the Primary Offering Prospectus. Shares of our Common Stock issuable upon exercise of stock options or warrants owned by a Selling Stockholder are counted as outstanding for computing the percentage of that particular Selling Stockholder but are not counted as outstanding for computing the percentage of any other person.
(4)	To our knowledge, Andrew Hromyk exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by First Finance Ltd.
(5)	Consists of (i) 503,662 shares of Common Stock issued on November 26, 2025 in relation to the conversion of 3,026 Series B Preferred Stock pursuant to a Notice of Conversion dated November 24, 2025 (the “Series B Preferred Stock Conversion”), (ii) 700,000 shares of Common Stock issued on November 21, 2025 in connection with a Securities Purchase Agreement dated as of October 30, 2025 by and between First Finance Ltd. and Edward D. Bagley at a purchase price of $3.00 per share of Common Stock (the “2025 SPA”), and (iii) 437,500 shares of Common Stock and warrants to purchase up to 437,500 shares of Common Stock issued on March 18, 2026 in connection with a Securities Purchase Agreement dated as of March 2, 2026 by and between First Finance Ltd. and the Company at a purchase price of $4.00 per share of Common Stock (the “2026 SPA”). Shares owned excludes shares and warrants to be received in connection with the Primary Offering. See “Business – Significant Ownership Changes”. The warrants issued pursuant to the 2026 SPA have an exercise price of $5.00 per share, exercisable for a period of two years following issuance. It is a condition to Vivani Medical, Inc.’s obligations to consummate the closing of the Merger Agreement for First Finance Ltd. to have waived any right to receive value in respect of any warrants held by it or its affiliates. On August 4, 2026, all warrants issued pursuant to the 2026 SPA were cancelled. We also expect that First Finance Ltd. will be investing $1.0 million in the Primary Offering to purchase 285,714 shares of our Common Stock.
(6)	Consists of (i) 503,662 shares of Common Stock in relation to the Series B Preferred Stock Conversion, (ii) 700,000 shares of Common Stock in connection with the 2025 SPA, (iii) 437,500 shares of Common Stock in connection with the 2026 SPA and (iv) 25,000 shares of Common Stock to be issued pursuant to an agreement with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis.
(7)	To our knowledge, Bryant Pike exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by Betelgeuse Capital Advisors Inc.
(8)	Consists of shares of Common Stock to be issued pursuant to an agreement with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis.
(9)	To our knowledge, Eric Boehnke exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by Gang3 Capital Ltd. Eric Boehnke has been a director of the Company since June 20, 2025.
(10)	To our knowledge, Adrian Towning exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by JJK Holdings Ltd.

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PLAN OF DISTRIBUTION

Each of the Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of his, her or its shares of our Common Stock covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares of our Common Stock are traded or in private transactions. A Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the applicable exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

9.	a combination of any aforementioned methods of sale; and

10.	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 and Supplementary Material .01 and Supplementary Material .02 thereto in the case of an agency transaction.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. To our knowledge, each Selling Stockholder does not have any written or oral agreement, arrangement or understanding, directly or indirectly, with any person to distribute the shares of our Common Stock.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. To our knowledge, there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares of our Common Stock by the Selling Stockholders.

Under the securities laws of some states, the shares of our Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares of our Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders or any other person.

100

CLEARONE, INC.

2,496,162 Shares of Common Stock

101

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the registration of the securities being registered hereby. All such expenses are estimated except for the SEC registration fee.

Amount
SEC registration fee	$10,426.05
Accounting fees and expenses	65,000.00
Legal fees and expenses	200,000.00
Transfer agent fees and expenses	5,000.00
FINRA filing fee	10,250.00
Printing and mailing expenses	5,000.00
Miscellaneous fees and expenses	54,323.95
Total expenses	$350,000.00

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

102

The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;
•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
•	by court order.

Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with he or she having been or being a party to, threatening to be made a party to, or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the company. Advance payment of expenses by the company to such director or officer, as these expenses are incurred in defending a civil or criminal action, suit or proceeding, are subject to an undertaking by or on behalf of the director or officer to repay the amount of such payment if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company. The right of indemnification under our bylaws is not exclusive of any other right to indemnification a director or an officer may have.

Our bylaws allow us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person.

We have directors and officers liability insurance under which our directors or officers are insured against liability which they may incur in their capacities as such.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding all securities sold by the Registrant during the past three years, the offer and sale of which were not registered under the Securities Act:

1.	Pursuant to the Merger Agreement, upon the closing of the Merger contemplated thereby, all of the issued and outstanding equity securities of Cortigent held by Vivani immediately prior to the effective time of the Merger will be converted into the right to receive Consideration Shares. The Consideration Shares will be issued to Vivani as the sole stockholder of Cortigent in exchange for all of the issued and outstanding equity interests of Cortigent. The offer and sale of the Consideration Shares will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. In connection with the Merger, we will issue 855,000 shares of our Common Stock to certain of our advisors pursuant to agreements with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis. The issuance of 855,000 shares of our Common Stock will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.
2.

On June 20, 2025, the Registrant entered into a Note Purchase Agreement with First Finance Ltd. (“First Finance”) pursuant to which First Finance purchased $3,000,000 aggregate principal amount of convertible notes in a private placement transaction. The notes bear interest at a rate of 10% per annum and are convertible into a newly-created series of the Registrant’s preferred stock pursuant to the terms of the financing documents. The convertible notes were sold to a single accredited investor in a transaction not involving any public offering. The offer and sale of the securities were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

103

3.	On March 2, 2026, the Registrant entered into a Securities Purchase Agreement with First Finance Ltd., the Registrant’s largest stockholder, pursuant to which the Registrant agreed to issue and sell 437,500 shares of its Common Stock at a purchase price of $4.00 per share, for aggregate gross proceeds of $1,750,000. In connection with the financing, the Registrant also issued Warrants to purchase up to 437,500 shares of Common Stock at an exercise price of $5.00 per share, exercisable for a period of two years following issuance. The Common Stock and Warrants were offered and sold in a private placement transaction to a single accredited investor. The issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D or Regulation S promulgated thereunder). The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Exhibit
1.1*	Form of Placement Agent Agreement
2.1

Agreement and Plan of Merger, dated July 1, 2026 by and among ClearOne, Inc. CLRO Merger Sub, Inc., Cortigent, Inc., and Vivani Medical, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed with the SEC on July 6, 2026 and incorporated herein by reference).

3.1	Articles of Incorporation, as currently in effect (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the SEC on April 23, 2026 and incorporated herein by reference).
3.2	Bylaws, as currently in effect (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed with the SEC on April 23, 2026 and incorporated herein by reference).
4.1*	Form of Common Stock Purchase Warrant issued in this offering
4.2	Form of Common Stock Purchase Warrant issued by ClearOne, Inc. to First Finance Ltd. pursuant to the Securities Purchase Agreement, dated March 2, 2026 (included in Exhibit 10.1)
4.3*	Form of Securities Purchase Agreement by and among ClearOne, Inc. and each investor in this offering
5.1*	Opinion of Cozen O’Connor LLP
10.1

Securities Purchase Agreement dated as of March 2, 2026 by and between First Finance, Ltd. and ClearOne, Inc. (filed as Exhibit 10.1 to the Company’ s Current Report on Form 8-K as filed with the SEC on March 5, 2026 and incorporated herein by reference).

10.2

Registration Rights Agreement dated as of March 2, 2026 by and between First Finance, Ltd. and ClearOne, Inc. (filed as Exhibit 10.2 to the Company’ s Current Report on Form 8-K as filed with the SEC on March 5, 2026 and incorporated herein by reference).

10.3

Note Purchase Agreement, dated June 20, 2025, by and between ClearOne, Inc. and First Finance Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on June 25, 2025 and incorporated herein by reference).

10.4

$3,000,000 Principal Amount Convertible Note dated June 20, 2025 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-k as filed with the SEC on June 25, 2025 and incorporated herein by reference).

10.5

Letter Agreement dated April 1, 2026 by and between ClearOne, Inc. and Derek Graham (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on April 3, 2026 and incorporated herein by reference).

10.6

Lease Termination Agreement dated as of April 7, 2026 by and between Edgewater Corporate Park, LLC and ClearOne, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on April 13, 2026 and incorporated herein by reference).

104

10.7

Warrant Repurchase Agreement, dated March 9, 2026, by and between ClearOne, Inc. and CVI Investments, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on March 13, 2026 and incorporated herein by reference).

10.8+†

Asset Purchase Agreement, dated October 24, 2025, by and among ClearOne, Inc., ClearOne Services, LLC, ClearOne Holding, LLC and Biamp Systems, LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on October 30, 2025 and incorporated herein by reference).

10.9

Loan Agreement, dated June 30, 2026, by and between ClearOne, Inc. and First Finance Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on July 1, 2026 and incorporated herein by reference).

10.10†	Settlement Agreement and Waiver of Claims (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on January 14, 2026 and incorporated herein by reference).
10.11	ClearOne, Inc. 2026 Equity Incentive Plan
10.12

Warrant Cancellation Agreement, dated as of August 4, 2026, by and between ClearOne, Inc. and First Finance Ltd.(filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on August 5, 2026 and incorporated herein by reference).

10.13	Employment Agreement dated July 31, 2026 by and between ClearOne, Inc. and Simon Brewer (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on August 5, 2026 and incorporated herein by reference).
23.1	Consent of Tanner LLP
23.2	Consent of BPM LLP
23.3*	Consent of Cozen O’Connor LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table

__________________

* To be filed by amendment.

+ Confidential portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K.

† Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. We hereby agree to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits and/or schedules.

# Indicates management contract or compensatory plan.

105

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

106

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of that Act.

107

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Jordan, State of Utah, on August 10, 2026.

ClearOne, Inc.

By:	/s/ Derek L. Graham
Derek L. Graham
Chief Executive Officer

108

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek L. Graham and Simon Brewer, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any Registration Statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Derek L. Graham	Chief Executive Officer	August 10, 2026
Derek L. Graham	(Principal Executive Officer)

/s/ Simon Brewer	Chief Financial Officer	August 10, 2026
Simon Brewer	(Principal Financial Officer)

/s/ Eric L. Robinson	Chairman, Director	August 10, 2026
Eric L. Robinson

/s/ Lisa B. Higley	Director	August 10, 2026
Lisa B. Higley

/s/ Bruce Whaley	Director	August 10, 2026
Bruce Whaley

/s/ Eric Boehnke	Director	August 10, 2026
Eric Boehnke

/s/ Youngsun “Sunny” Park	Director	August 10, 2026
Youngsun “Sunny” Park